Registration No. 33-
--------------------------------------------------------------------------------
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     GATEWAY AMERICAN PROPERTIES CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Colorado                                        84-139-1336
-------------------------------                     ----------------------------
(State or other jurisdiction of                     (IRS Employer Identification
incorporation or organization)                      Number)

                       9145 East Kenyon Avenue, Suite 200
                             Denver, Colorado 80237
                                  303/694-1982
               (Address, including zip code and telephone number,
            including area code, of registrant's principal executive
                    offices and principal place of business)

                            Gilbert L. McSwain, Esq.
                       1660 South Albion Street, Suite 309
                             Denver, Colorado 80222
                                  303/753-8805
            (name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
   David A. Carter, P.A.                            Gilbert L. McSwain
   2300 Glades Road, Suite 210                      1660 S. Albion St. Suite 309
   Boca Raton, Florida  33431                       Denver, Colorado  80222
   561/750-6999                                     303/753-8805

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.


                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------
                                               Proposed      Proposed
                                               Maximum       Maximum
Title of Each                      Amount      Offering      Aggregate   Amount of
Class of Securities                to be       Price         Offering    Registration
to be Registered                   Registered  Per Unit(1)   Price       Fee
-------------------------------------------------------------------------------------
Common Stock, $.01 par value (2)   2,052,000     $4.00      $8,208,000   $2,487.00
-------------------------------------------------------------------------------------
Common Stock Purchase Warrants     3,450,000      .1875        646,875      196.00
("Warrants")(3)
-------------------------------------------------------------------------------------
Common Stock Underlying Warrants   3,450,000      4.50      15,525,000    4,705.00
-------------------------------------------------------------------------------------
Common Stock Representative          150,000       ---             10         (5)
Warrants
-------------------------------------------------------------------------------------
Common Stock Issuable Upon Exer-     150,000      6.00         900,000      273.00
cise of Representative Warrants
-------------------------------------------------------------------------------------
Warrant Representative Warrants(4)   300,000       ---            ---         ---
-------------------------------------------------------------------------------------
Underlying Warrants                  300,000      .28125        84,375       26.00
-------------------------------------------------------------------------------------
Common Stock Issuable Upon Exer-     300,000      6.00       1,800,000      545.00
cise of Underlying Warrants
-------------------------------------------------------------------------------------
Common Stock Underlying Founders     300,000      4.50       1,350,000      409.00
Warrants
-------------------------------------------------------------------------------------
Total                                                      $28,514,260   $8,641.00

                           (Footnotes on next page)

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

(2) Includes a maximum of 225,000 shares of Common Stock and 450,000 Warrants that may be issued to the Underwriter pursuant to an over-allotment, as well as 327,000 shares of Common Stock being registered on behalf of certain Selling Shareholders.

(3) Includes 3,000,000 Common Stock Purchase Warrants to be offered to the public and 450,000 Common Stock Purchase Warrants which may be offered to the public pursuant to an overallotment.

(4) The Representative Warrants allow the holder to purchase 300,000 Underlying Warrants and 300,000 shares of Common Stock, with each Underlying Warrant permitting the Representative to purchase an additional share of Common Stock.

(5)  No fee required pursuant to Rule 457(g).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

The form of Prospectus filed as part of this Registration Statement has two versions, the first of which will be utilized in connection with the underwritten public offering of 1,500,000 shares of common stock and 3,000,000 redeemable common stock purchase warrants, and the second of which (the Alternate Prospectus) will be utilized by the Selling Stockholders. Copies of each prospectus in the exact form in which it will be used after effectiveness will be filed with the Securities and Exchange Commission pursuant to Rule 424(b).

             SUBJECT TO COMPLETION DATED __________________, 1997
                                  PROSPECTUS
                    GATEWAY AMERICAN PROPERTIES CORPORATION


                       1,500,000 Shares of Common Stock
                       3,000,000 Redeemable Common Stock
                               Purchase Warrants
                             --------------------

      GATEWAY AMERICAN PROPERTIES CORPORATION (the "Company") is offering 1,500,000 shares of Common Stock, $.01 par value (the "Shares" or the "Common Stock"), and 3,000,000 Redeemable Common Stock Purchase Warrants (the "Purchase Warrants" or "Warrants") by means of this Prospectus. Prior to this offering, there has been no public market for the Common Stock or the Warrants of the Company. For information regarding the factors considered in determining the initial public offering prices of the Common Stock and the Warrants, see "RISK FACTORS" and "UNDERWRITING".

     The Common Stock and the Warrants of the Company are being offered separately and after the offering, may be separately transferred. Each Warrant entitles the holder to purchase one share of Common Stock at a price of $4.50 at any time until ________________, 2002, provided the shares underlying the Warrants are then subject to an effective Registration Statement and current Prospectus. The Warrants are redeemable by the Company at a price of $.35 each upon 30 days notice if the closing bid price of the Common Stock shall have been at least $6.40 per share for 30 consecutive trading days, as reported on the Nasdaq SmallCap Market ("Nasdaq SmallCap"); provided: (a) the notice of redemption is mailed within ten days after the end of such period; and (b) there is then a current, effective Registration Statement under the Securities Act of 1933, as amended (the "Act") relating to the Common Stock issuable upon exercise of the Warrants. Application has been made to list the Common Stock and Warrants of the Company on Nasdaq SmallCap under the symbols ____ and ____ W respectively. Prior to the first anniversary of the Effective Date, the Purchase Warrants will not be redeemable by the Company without the written consent of Barron Chase Securities, Inc. (The "Representative") acting as representative of the several underwriters identified elsewhere herein (the "Underwriters"). See "RISK FACTORS - Possible Lack of Value of Warrants; Possible Inability to Exercise Warrants."

     The Registration Statement of which this Prospectus is a part, also include 327,000 shares of Common Stock and 300,000 shares underlying outstanding Founders Warrants ("Selling Stockholders Shares") for resale by certain stockholders of the Company ("Selling Stockholders"). Of the 627,000 Selling Stockholders Shares, 27,000 shares may not be sold for 90 days from the date of this Prospectus and the balance may not be sold until 15 months from the date of the Prospectus. None of these 627,000 shares are being underwritten by the Underwriters and the Company will not receive any of the proceeds from the sale of the Selling Stockholders Shares. See "SELLING STOCKHOLDERS".

     The Shares and Warrants constitute a speculative investment and are subject to material risks. The Common Stock is also subject to substantial immediate dilution. The Shares and Warrants should only be purchased by persons who can bear the continuing risk of a speculative investment. See "RISK FACTORS", "DILUTION" and "DESCRIPTION OF SECURITIES" on pages 7, 21 and 47, respectively.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                      Price to Public    Underwriting Discount(1)    Proceeds to Company (2)

Per Share ........................    $        4.00           $       .40               $        3.60
Per Warrant ......................              .1875                 .01875                      .16875
Total (3) ........................    $6,562,500.00           $656,250.00               $5,906,250.00


                         BARRON CHASE SECURITIES, INC.

            The date of this Prospectus is __________________, 1997

--------------------------------------------------------------------------------
A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. Information contained herein is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell of the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
--------------------------------------------------------------------------------

Footnotes to Table:

(1) Does not include additional compensation in the form of (a) a non-accountable expense allowance of $196,875 of which $30,000 has been paid,($226,406 if the Underwriters' over-allotment option is exercised in full as described in Note (3) below); (b) Common Stock Representative Warrants to purchase up to 150,000 shares of Common Stock at $6.00 per Share, and Warrant Representative Warrants exercisable at $.28125 per warrant to acquire up to 300,000 additional Warrant Representative Warrants to purchase up to 300,000 shares of common stock at $6.00 per share, all exercisable over a period of five years commencing on the date of this Prospectus, and (c) a Financial Advisory Agreement for the Representative to act as an investment banker for and on behalf of the Company at a fee of $108,000, payable at the closing of this offering of Common Stock and Warrants. In addition, the Company has agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Act. See "UNDERWRITING".

(2) Before deducting expenses of this offering payable by the Company and estimated at $420,000 (of which $80,000 has been paid and which is approximately 6% of the gross proceeds of this offering), which amount includes the Representative's non-accountable expense allowance described in Note (1) above.

(3) The Company has granted to the Underwriters an option, exercisable within 45 days from the date of the consummation of this offering of Common Stock and Warrants, to purchase up to an additional 225,000 shares of Common Stock and an additional 450,000 Warrants on the same terms and conditions as set forth above in order to cover over-allotments, if any (the "Over-Allotment Option"). If all of such additional shares of Common Stock and Warrants are purchased, the price to the public, Underwriting discounts and proceeds to the Company as indicated in the table on the cover page hereof, will be increased to $7,546,875, $754,687.50 and $6,792,187.50 respectively. See "UNDERWRITING".

      The Common Stock and Warrants are being offered by the Underwriters subject to prior sale, when, as and if delivered to, and accepted by, the Underwriters, and subject to the approval of certain legal matters by counsel and certain other conditions. It is expected that delivery of the Common Stock and the Warrants will be made at the offices of Barron Chase Securities, Inc., 7700 West Camino Real, Suite 200, Boca Raton, Florida 33433-5541 on or about _____________, 1997.

      IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICES OF THE COMMON STOCK AND THE WARRANTS OF THE COMPANY AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE
OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

      At the Effective Date, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and, in accordance therewith, will be required to file reports, proxy or information statements and other information with the Securities and Exchange Commission (the "Commission"). At the Effective Date, the Securities will be listed on Nasdaq SmallCap. Accordingly, such reports, proxy statements and other information can be inspected and copied at the Commission's principal office, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; the Northeast Regional Office of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048; and the Midwest Regional Office of the Commission, Citicorp Center, 500 West Madison street, Suite 1400, Chicago, Illinois 60661, where copies may be obtained upon payment of the fees prescribed by the Commission, as well as at the offices of The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. Such documents may also be obtained through the website maintained by the Commission at http://www.sec.gov. Holders of the Company's Common Stock and Warrants will be able to obtain the most recent such reports by making written requests therefore to the Company's offices located at 9145 East Kenyon Avenue, Suite 200, Denver, Colorado 80237,
Attention: Joel H. Farkas. The Company's telephone number at such address is 303/843-9742.

                            INTRODUCTORY STATEMENT

      Apollo III, Inc., a Florida corporation ("Apollo") was organized on December 23, 1992 for the purpose of acquiring or consolidating with one or more other business entities. On January 12, 1995, Gateway American Properties Corporation, a Florida corporation ("Gateway-Florida") was formed as an affiliate of Apollo for the purpose of entering a business combination involving; (i) the merger of Apollo into Gateway-Florida; (ii) the acquisition by Gateway-Florida of all the outstanding membership interests in Gateway American Properties, LLC a Colorado limited liability company; and (iii) the acquisition of capital from a public offering of securities of Gateway-Florida. After filing a Registration Statement with respect to proposed public offering of Gateway-Florida securities to be underwritten by the Representative, the project was delayed by the parties. Prior to the resumption of the project, Apollo was merged into Gateway-Florida in exchange for 274,000 shares of the Common Stock of Gateway-Florida. Gateway-Florida later redomesticated into a Colorado corporation through a statutory merger with the Company as the surviving corporation. In this merger the shareholders of Gateway-Florida received 327,000 shares of the Company's Common Stock and Common Stock Purchase Warrants to purchase 300,000 shares of the Common Stock ("Founders Warrants"). The Founders Warrants are exercisable at $4.50 per share on the same terms and conditions as the Purchase Warrants offered to the public by this Prospectus. Gateway-Florida and Apollo are both considered as "predecessors" of the Company as that term is defined under the Securities Act of 1933, as amended.

      Immediately prior to the Effective Date of the Registration Statement of which this Prospectus is a part, the Company will complete and consummate a business combination transaction whereby it will acquire (i) all of the outstanding membership interests of Gateway American Properties, LLC, a Colorado limited liability company, ("Gateway") in exchange for 2,025,000 shares of Common Stock. The offering of the Common Stock and Warrants by means of this Prospectus is an integral part of the business combination transaction and such transaction is conditioned upon successful completion of this offering. Such transaction is referred to in this Prospectus as the "Transaction". See "CERTAIN TRANSACTIONS".

     Upon completion of the Transaction, including the offering described in this Prospectus, the Company will continue the business activities of Gateway directly or through Gateway as a wholly owned subsidiary. See "PROSPECTUS SUMMARY" and "BUSINESS". Unless otherwise indicated, the information presented in this Prospectus reflects and assumes the consummation of the Transaction and refers to the Company and Gateway as a combined entity.


              The remainder of this page left intentionally blank

                              PROSPECTUS SUMMARY

      Set forth below is a summary of certain information contained in this Prospectus. Such information is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus.


                                  The Company

      The Company was formed pursuant to Colorado law on March 21, 1997. For the past four years its subsidiary, Gateway, has been engaged in the business of purchasing and developing real property into platted, finished and semi-finished lots for sale to residential homebuilders. Gateway typically purchases real property that is zoned for residential use and develops such property into finished lots for sale to homebuilders who will construct single family detached or multi-family attached homes on the finished lots. Homes constructed on these lots are generally priced between $100,000 and $250,000. Gateway seeks to provide its home builder customers with (i) approved and platted finished or semi-finished residential building sites, (ii) a variety of geographical locations, and (iii) delivery within time frames which meet the home builders' needs. The Company was formed for the purpose of acquiring Gateway and the capital funds from this offering and continuing Gateway's operations directly or through it as a subsidiary. See "INTRODUCTORY STATEMENT" and "CERTAIN TRANSACTIONS".

      Gateway (including GV Development, LLC, a predecessor of Gateway which was merged into Gateway on December 31, 1994) was organized in June, 1993. From its organization through June 30, 1997, the Company's lot sales have increased from fewer than 20 lots sold in 1994, to 194 lots sold in 1995 and to 478 lots in 1996. For the period ending June 30, 1997, Gateway has sold 277 lots. As of June 30, 1997, it had an inventory of 629 lots under development and an additional 550 that have been developed. Its lots in inventory and lots under contract are located in eight cities and counties in the greater Denver metropolitan area and in Fort Collins, Colorado.

      Presently the home builders who have acquired lots, or are presently under contract to acquire lots from the Company are PrideMark Home Building Group LLC ("PrideMark"), US Home, Melody Homes, Sheffield Homes, Continental Homes, Sundown Development, Paul Adam Custom Homes, d/b/a Odyssey Homes, Meadow Homes and Strauss Homes. PrideMark is principally owned by Michael A. Messina, who is also a director, officer and principal shareholder of the Company. Accordingly, PrideMark is an "affiliate" of the Company as that term is defined under the Securities Act of 1933, as amended. The Company is also engaged in building luxury townhomes in Roxborough Park in Douglas County, Colorado, on property it owns and has developed. The Company may, from time to time, engage in such building activities. See "BUSINESS", "CERTAIN TRANSACTIONS", "MANAGEMENT" and "PRINCIPAL SHAREHOLDERS".

                     Certain Transactions with Affiliates

      Historically, over 50% of the Company's real property purchases have been from affiliated parties. The Company plans to reduce such transactions in the future and has taken steps over the past two years toward that end. The Company and the involved affiliated parties have agreed that on such purchases the Company will pay a purchase price of 10% below the fair market value of the properties, based upon independent expert appraisals.

      For the 30 month period beginning January 1, 1995, 72% of the finished and semi-finished lots sold by the Company have been sold to the affiliate, PrideMark. Over the next 12 months it is anticipated that the Company will continue to sell between one-third and one-half of its platted, semi-finished and finished lots to PrideMark.

      In addition, the Company utilizes legal services from a law firm of which Mr. Deutsch, an officer, director and principal shareholder of the Company, is a shareholder and principal. Mr. Deutsch has agreed that commencing on the Effective Date, he will have no economic interest in any legal fees paid by the Company to the law firm for services rendered subsequent to the Effective Date.

      For additional information on transactions with affiliated parties, see "RISK FACTORS" and "CERTAIN TRANSACTIONS".




                                 The Offering

Common Stock offered                            1,500,000 Shares

Warrants offered                                3,000,000 Warrants

Common Stock to be outstanding after
the Offering(without any Warrant Exercise)      3,852,000 Shares

Proposed Nasdaq SmallCap Symbols                Common Stock           Warrants

                                                _______                _____-W

      The number of shares of Common Stock and Warrants to be outstanding as reflected above does not take into account additional shares of Common Stock and Warrants which may be outstanding to the extent that the Over-Allotment Option granted to the Underwriters is utilized. The information presented above also does not take into account warrants which are being granted to the Representative.


                                Use of Proceeds

     The net proceeds to be received by the Company as a result of this offering are estimated at approximately $5.5 million. The net proceeds are expected to be utilized by the Company in the acquisition and development of real estate properties, including off-site development improvements, for reduction of debt, for marketing and advertising, and as general working capital. See "USE OF PROCEEDS".

                                 Risk Factors

      An investment in the Common Stock and Warrants of the Company involves a substantial degree of risk and should not be made by investors who cannot afford the loss of their entire investment in such securities. See "RISK FACTORS".

                  Unaudited Selected Pro Forma Financial Data

      The unaudited pro forma selected financial data as of June 30, 1997 and for the year ended December 31, 1996 and the six months ended June 30, 1997 are derived from the unaudited pro forma condensed balance sheet and statements of operations set forth subsequently in this Prospectus, which give effect to the Transaction in the manner described in the notes to the pro forma condensed financial statements. The pro forma selected financial data presented below and the pro forma condensed financial statements should be read in conjunction with the accompanying notes to the pro forma condensed financial statements, the historical financial statements and the notes of each of the respective companies, all of which are included subsequently in this Prospectus. The unaudited pro forma condensed statements of operations are not necessarily indicative of future operations or the actual results that would have occurred had the Transaction been consummated at the beginning of each period presented.



                      Gateway American Properties, Corp.
                              (A Colorado Corp.)
                  Unaudited Pro Forma Selected Financial Data
                 Giving Effect to the Transaction and Offering

                                                 Year Ended      Six Months
                                                 December 31,    Ended June 30,
                                                 1996            1997

Income Statement Data:

Sales                                             $10,500,606       $5,049,043
Gross Profit(1)                                       951,526        1,131,804
Operating Income (Loss)                              (306,730)         434,490
Net Income (Loss)                                    (386,802)         229,477
Net Income (Loss) per Common Share(2)                    (.10)             .06


                                                                 As adjusted for
                                                 June 30, 1997   Offering
Balance Sheet Data:

Total Assets(3)                                   $20,070,300      $22,556,550
Debt(3)                                            16,800,825       13,800,825
Stockholders' Equity                                  803,731        6,289,981

__________

(1)  Gross profit is defined as total sales less cost of sales.

(2) Net income per common share reflects the 1,500,000 Shares that will be outstanding after the consummation of the Transaction and the offering described in this Prospectus which will occur in conjunction with and as a part of the Transaction. These income calculations do not give any effect to the proceeds that will be received pursuant to the offering described in this Prospectus.

(3)  Consistent  with  industry  standards,   assets  and  liabilities  are  not
     classified as either current or long term and, therefore, information relating to such classifications is not presented.

     The SELECTED FINANCIAL INFORMATION section of this Prospectus sets forth selected historical financial data for Gateway, and the Company and pro forma financial data, assuming the consummation of the Transaction described in the Prospectus sections "INTRODUCTORY STATEMENT" and "CERTAIN TRANSACTIONS", all as of the dates described in the historical financial statements of Gateway, Apollo and the Company and in the pro forma financial statements.


                                 RISK FACTORS

     The securities offered by this Prospectus involve a high degree of risk and should be considered speculative securities. Additionally, the business activities of the Company which relate to the acquisition of real property for further development into platted, semi-finished and finished residential building lots are subject to being affected in an adverse material way by the risk factors set forth below. Interested investors should carefully consider the following risks relative to the Company, its business and the offered securities in determining whether to purchase the Common Stock and Warrants of the Company.

     Limited History of Operations. The Company was formed in March of 1997 for the express purpose of effecting the Transaction, upon completion of which the Company will continue the business of Gateway. Gateway was formed as a Colorado limited liability company in June, 1994. Effective December 31, 1994, GV Development, LLC, a Colorado limited liability company which was formed in June, 1993, was merged into Gateway pursuant to the applicable provisions of the Colorado Limited Liability Company Act. GV Development, LLC's business activities were similar to Gateway and GV Development, LLC was under the control of substantially the same members as Gateway. Accordingly, the activities of GV Development, LLC, are included as those of Gateway for purposes of this Prospectus and the consolidated financial statements of Gateway contained herein. During the fiscal years ending December 31, 1995 and 1996, Gateway experienced net incomes of approximately $9,748 and $109,444 respectively and of $401,075 for the six months ended June 30, 1997. While profitable operations have, accordingly, occurred during the 30 month period ending June 30, 1997 there can be no assurance that the Company will continue to operate profitably with respect to the business previously conducted by Gateway. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS".

     Outstanding Debt Obligation, Encumbrance of Assets. From Gateway's inception through June 30, 1997, Gateway sold its 12% Secured Promissory Notes as follows: principal amount of $6 million, due September 30, 1996; principal amount of $3 million due April 30, 1997; and principal amount of $4 million due September 30, 1999 (the "Notes"). For further information concerning such Notes, see "CERTAIN TRANSACTIONS". As of June 30, 1997, the $6 million Note due September 30, 1996 and the $3 million Note due April 30, 1997 have been paid in full. The $4 million Note (the "Note") due September 30, 1999 is outstanding and a principal payment of $500,000 is due December 31, 1997 and at the end of each calendar quarter thereafter with any unpaid balance due September 30, 1999. The Company will pay a total of $1,000,000 on the principal of the Note from the proceeds of the offering and the balance will be paid from funds from operations or debt financing. The obligation represented by the Note is secured by deeds of trust which encumber a substantial portion of the inventory of platted, finished and semi-finished residential building lots held by the Company presently and from time to time. The obligation represented by the Note has been expressly assumed by the Company. The principal and interest obligation of the Note is presently unconditionally guaranteed by Messrs. Deutsch, Farkas and Messina. The Company has agreed to indemnify Messrs. Deutsch, Farkas and Messina from and against any liability, cost or expense incurred by them under any loan or obligation obtained by or for the benefit of the Company, including their guarantees of the Note. The possibility exists that additional private placements of debt obligations may be conducted by the Company. In the private placement of the Note, the Company received assistance from Phillips & Tober, Inc. of Denver, Colorado, a securities broker-dealer. Phillips & Tober, Inc. has certain rights of first refusal with respect to any future private offerings of debt participation obligations of the Company. This first right of refusal does not apply to loans by financial institutions. In addition to the Note, the Company had other outstanding debt as of June 30, 1997, totaling $12,800,825 made up of $7,419,537 due to banks, $1,396,565 due to related parties and to others $3,984,723. Of the total other debt, $11,895,532 is secured by liens against the real property of the Company under arrangements providing for the payment of substantial portions of the proceeds received upon the sale of platted, finished or semi-finished lots. For further information concerning such debt and the related maturity dates, see Note 3 to the consolidated financial statements of Gateway included elsewhere in this Prospectus.

      Status of Properties Acquired and to be Acquired. With respect to any real property acquired by the Company, investigatory processes customarily used in the development industry will have to be accomplished in order to assure to the extent reasonably practicable that such properties are not contaminated by any hazardous waste, or, if there is a contamination, that such contamination can be eliminated or mitigated and does not affect the building lots. The Company believes, as of the date of this Prospectus, that the properties constituting its inventory of platted, semi-finished and finished residential building lots are not contaminated by any hazardous waste. However, there can be no absolute assurances that hazardous waste that cannot be effectively removed or mitigated does not or will not in the future be found to exist under any of the properties owned by the Company or on properties located close enough to such properties to allow migration of hazardous materials onto the Company's properties. In such event, the Company may be required to expend substantial funds to remedy and clean up hazardous waste and the presence of hazardous waste may adversely affect the ability of the Company to sell or refinance such properties or to continue to develop such properties. As indicated subsequently in this Prospectus section and elsewhere herein, a substantial portion of the Company's inventory of platted, semi-finished and finished residential building lots is subject to a lien securing the principal and interest obligation of certain outstanding debt obligations of the Company. In the event that any of such lots are found to be contaminated by any hazardous waste, the Company will be obligated to replace such contaminated lots with uncontaminated lots pursuant to the terms of issuance of such outstanding debt obligations. The Company does not presently carry insurance against losses caused by hazardous waste or other catastrophe such as earthquakes or tornadoes.

      Geographic Concentration. The residential lot development activities of the Company and Gateway have been concentrated in the greater Denver metropolitan area and in Fort Collins, Colorado. The residential lot development and home building market in such areas has fluctuated greatly during the past approximate ten years. The markets in which Gateway has operated and in which the Company will operate have experienced substantial fluctuation in local economic conditions which have been both adverse and favorable. The market area is also affected by regional and national economic conditions such as interest and rates of inflation, relative levels of employment, and local, state and federal governmental policies and regulations. Presently the Company believes that the markets in which the Company presently operates are experiencing favorable economic conditions but no assurance can be given that such circumstance will continue over the near or mid future time.

     Regulatory Factors. In its development activities relating to residential building lots, the Company operates in a strict regulatory environment which will involve the procurement of necessary zoning classifications, permits and other authorities permitting the development and further development of real property acquired. As part of the zoning and subdivision processes, a developer such as the Company generally is required to agree to complete certain improvements to the subdivided property ("on-site improvements") which provide service to the property, and, in some instances, improvements to neighboring properties ("off-site improvements") which service the proposed subdivision, before the lots will qualify for issuance of a building permit. Until a lot can qualify for issuance of a building permit, it is not ordinarily marketable by the Company to a home builder. The required off-site improvements can include such matters as acquisition and completion of service roads and utilities to the subject property, acquisition of off-site storm water drainage facilities and dedication (or payment in lieu of dedication) of lands and improvements for parks or other greenbelt or open space areas. On-site improvement requirements can include completion of streets and service utilities to each lot and completion of on-site drainage facilities, parks or open space areas. Once installation requirements are met and building permits are issued, developers such as the Company, in most instances are required to provide maintenance of the improvements for a period of time following their installation (usually one year) before the governing bodies will accept the improvements for public maintenance. To secure the obligation to maintain, developers are required to post collateral with the governing agencies in the form of bonds, cash or letters of credit in a percentage of the total cost of the improvements. If more than one developer is involved in a subdivision, the development obligations are generally joint and several to the several developers. Sometimes such development obligations are allowed to be phased as lots are completed and houses built and sold, and sometimes the development obligations are apportioned among the developers by agreement. Gateway has, and the Company will have substantial "on-site" and "off-site" improvement obligations with respect to real property intended to be developed. Adequate capital may not always be available for such purposes. Regardless of the private placement of the debt obligations described below in Outstanding Debt Obligations, Encumbrance of Assets and the completion of this offering, the Company estimates that additional development funds will be required to provide for the total costs of development of the platted, unfinished and semi-finished lots intended to be acquired and developed by the Company in the future. Such additional required funds are anticipated to be provided from the sales of lots in a finished state and the creation of additional debt obligations. In the event that sufficient proceeds are not available from those sources, lots in an unfinished status may have to be sold at significantly reduced prices.

      Other Operational Risks. In addition to the improvement obligation risks enumerated above, there are other development risks associated with completing the improvements to the subdivision and lots and making the lots finished and marketable to the home builder at a price that is profitable to the Company and within a time frame that will allow the Company and the home builder to take advantage of cyclical fluctuations in the market. See Market Risks below. Delays related to governmental regulation, weather, availability of labor and materials, ability and capacity of utility companies to connect utility service and supply the volume of service necessary to meet the subdivision needs, and increases in costs of labor and materials, all can adversely impact the value of the residential building lots held by the Company.

      Market Risks. The market for residential real estate is cyclical. A strong or rising new home sales market creates demand for lot development. Often, in an attempt to reach this market first, developers initiate new projects all at once creating an oversupply of available lots when the lots are finished months later after completion of the development process. Whether the demand for new lots will keep pace with the competitive effort to supply lots is dependent on many factors beyond the control of the Company. Consequently, there is a risk that the Company may purchase property that it subsequently is unable to sell at a profit or at all as a result of adverse conditions which develop in the market. Also, in the normal course of business, it will be necessary for the Company to expend funds to investigate and evaluate potential properties to be acquired by the Company, to pay option deposits to secure purchase contracts for properties, and to expend funds to obtain plats for properties (the costs of the platting process can range from $50,000 to $500,000 per property), even though the Company ultimately may not actually acquire the properties due to a downturn in the market.

      Dependence on PrideMark and Other Home Builder Customers. For the 30 month period beginning January 1, 1995, 72% of the finished and semi-finished lots sold by the Company have been sold to PrideMark, a home building company owned by Michael A. Messina, who is an officer, director and principal stockholder of the Company. It is anticipated that the Company will continue to sell between one-third to one-half of its platted, finished and semi-finished lots to
PrideMark. The Company currently has eight other existing home builder customers. As a consequence, the Company's success is heavily dependent upon the economic health of PrideMark and its other customers and a bankruptcy or other reorganization of any of these customers could have a material adverse effect upon the Company's business. Even some of the largest production home builders operating in the Denver metropolitan area have experienced reorganization proceedings under the bankruptcy laws during the past approximate ten years.

      Dependence on Key Personnel. Messrs. Harvey E. Deutsch, Joel H. Farkas and Michael A. Messina presently serve as members of the Board of Directors of the Company and as the executive officers of the Company. See "MANAGEMENT". The ability of the Company to successfully conduct its business is largely dependent upon the continuing availability of such persons in their managerial capacities. Loss of the services of Messrs. Deutsch, Farkas or Messina could have a material adverse affect on the Company's ability to achieve its business objectives. The Company has obtained key-person life insurance upon these three individuals in the amount of $1,500,000 each.



Possible Conflicts of Interest. In the past, Gateway has purchased real property from entities (usually limited partnerships or limited liability companies) in which the officers and directors of the Company have had an interest. The officers and directors having an interest in entities conveying properties to the Company are Harvey E. Deutsch, Joel H. Farkas and Michael A. Messina. As a result, possible conflict of interest circumstances may arise with respect to the establishment of the terms and price of any real property purchase transaction between the Company and any such affiliated entity. Any possible conflict of interest circumstances, however, are mitigated by the Company's policy that residential real estate property acquired by the Company be acquired at a cost which will be 10% below the fair market value based on an appraisal conducted by an independent appraiser and/or as a result of the circumstances and requirements which relate to the ultimate price of a platted, semi-finished or finished lot as developed by the Company and which will be paid by residential home builders. With respect to land acquired for immediate development into lots and as to which the Company has a sales contract with a home builder for sale of the finished lots, the sales price of the platted, finished or semi finished lots to the home builder will be a significant factor in determining the price per lot which can be paid by the Company, taking into account the development costs which are required to be incurred by the Company prior to the lot being sold in a platted, semi-finished or finished status to the residential home builder. With respect to land purchased for development but as to which no current sales contract has been negotiated, an independent appraisal will be a significant factor in determining the price per lot that will be paid by Company. The Company has historically sold a substantial portion of its platted, semi-finished or finished lots to PrideMark, a home construction firm owned by Michael A. Messina, who is also an officer, principal shareholder, and a member of the Board of Directors of the Company. It is anticipated that the Company will continue to sell a portion of lots to PrideMark in the future. Commencing in 1992, PrideMark began developing, platting and acquiring lots to serve its own building needs. In addition, the Company has and will make lot sales to Strauss Homes, a firm in which Jeffrey K. Prager, a key employee of the Company is a principal owner. See "CERTAIN TRANSACTIONS", "MANAGEMENT" and "PRINCIPAL SHAREHOLDERS".

Competition. The residential lot development industry is highly competitive. In times of strong demand for residential building lots, developers are inclined to initiate a number of developments at substantially the same time thereby potentially creating an oversupply of residential building lots in a particular area. When demand for such residential building lots slackens, downward pressure with respect to the pricing of such residential lots usually occurs. Other factors will affect the relative competitive position of the Company, including the location of the Company's platted, semi-finished and finished lots, the presence of other competing entities in the Company's areas of operations and the relative level of acceptance of the lots platted, finished or semi-finished by the Company from an aesthetic point of view by the consumer. Ultimate pricing of the lots will also be a competitive factor. Entities in competition with the activities of the Company may be vested with substantially greater financial, managerial and other resources than those available to the Company at the conclusion of this offering. There can be no assurance that the Company will effectively meet such competition on a continuing basis.

      Determination of Share and Warrant Offering Price. Prior to the offering made hereby, there has been no public market for the Common Stock or Warrants of the Company and there is no assurance that an active trading market for such Common Stock and Warrants will develop or be sustained after the offering is concluded or that the shares of Common Stock or the Warrants will be traded at or above their initial public offering prices of $4.00 and $.1875, respectively. The initial public offering price of the Common Stock and the Warrants has been determined through negotiations between the Company and the Representative based upon the factors described herein and may not be indicative of the market prices for the Common Stock or the Warrants subsequent to the conclusion of the offering. The price of the Common Stock and Warrants offered hereby takes into account the present and future earnings of the Company, the Company's business potential and its real estate activities and other factors. See "UNDERWRITING".

      Nasdaq Listing and Maintenance. At the conclusion of the public sale of the Common Stock and Warrants offered hereby, it is anticipated that such Common Stock and Warrants will be eligible for listing on the Nasdaq SmallCap. In order to continue to be listed on Nasdaq SmallCap, however, the Company must maintain, among other criteria, $2 million in net tangible assets, $35 million in market capitalization or $500,000 in net income (in the latest fiscal year or in two of the last three fiscal years). In addition, the ability to have such Common Stock and Warrants listed on a continual basis requires the presence of two market makers and a minimum bid price of $1.00 per share. The failure to satisfy these criteria on a continuous basis may result in the delisting of the Common Stock of the Company from Nasdaq SmallCap, in which event trading, if any, in the Common Stock would thereafter be conducted on the OTC Bulletin Board or in the over-the-counter market. As a result of any such delisting, investors may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock and Warrants.

      Risks Relating to Low Priced Stocks. In the event that the Common Stock of the Company were to be delisted from trading on Nasdaq SmallCap and no other exclusion from the definition of "penny stock" under the Securities Exchange Act of 1934, as amended (the "Exchange Act") were available, trading in the Common Stock of the Company would also be subject to the requirements of certain rules promulgated under the Exchange Act by the Commission, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock. Such rules require delivery, prior to any penny stock transaction, of a disclosure document explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell or deal in penny stocks to persons who are other than established customers of such broker-dealers or Accredited Investors. For these types of transactions, the broker-dealer must make special suitability determinations with respect to the purchaser and have received the purchaser's written consent to the transactions prior to sale. The additional burdens imposed upon broker-dealers by such requirements relating to penny stocks could, most likely, discourage broker-dealers from effecting transactions in the Common Stock and Warrants of the Company, which would severely limit and restrict the market liquidity attributable to the Common Stock and the Warrants and the ability of purchasers in this offering to sell the Common Stock and Warrants in any secondary market.

      Market for Common Stock and Warrants. In connection with this offering of Common Stock and Warrants, the Underwriters may engage in stabilization activities. The effect of such activities may result in the bid price for the Common Stock and Warrants of the Company to be artificially maintained at a price which is the same as or is slightly above the public offering price of $4.00 per share of Common Stock and $.1875 per Warrant. Additionally, the Underwriters are expected to sell the Common Stock and Warrants to the their customers and to engage in market making activities with respect to the after market for the Common Stock and the Warrants. No assurance can be given that such market making activities of the Underwriters will continue for any length of time and the withdrawal of one or more of the Underwriters as market makers for the Company's Common Stock and Warrants could have an adverse effect on the price of such securities and the after market for such securities.

      Shares Eligible for Future Sale. As of the Effective Date and prior to the completion of this public offering there will be outstanding 2,352,000 shares of Common Stock of the Company and Founders Warrants to purchase 300,000 shares of Common Stock exercisable at $4.50 per share up to five years from the date of this Prospectus. Of such shares and Founders Warrants, 327,000 shares of Common Stock and all the shares underlying the Founders Warrants to purchase 300,000 shares have been registered under the Act simultaneous with this offering of Common Stock and Warrants. Of such 327,000 shares of Common Stock, 27,000 shares may not be sold for a period of 90 days from the Effective Date. The balance of 300,000 shares of the Common Stock and the Founders Warrants to purchase 300,000 Shares are subject to "lock-up provisions" which preclude the ability of the holders of such securities from selling into the market without the prior consent of the Representative for the 15 month period subsequent to the Effective Date. The remaining 2,025,000 shares of Common Stock of the Company presently outstanding constitute Restricted Securities, as that term is defined in Rule 144 promulgated under the Act. These Restricted Securities will be eligible for public sale pursuant to Rule 144 at such time as such shares have been held for a period of one year from the time of acquisition thereof. Accordingly, the Restricted Securities may become eligible for future sale during 1998. The holder of Restricted Securities may effect sales under Rule 144 if such holder complies with certain notice provisions with respect to any such sale transactions and complies with certain volume restrictions.
See "DESCRIPTION OF SECURITIES".

      Substantial and Immediate Dilution and Benefit to Present Stockholders. This offering involves immediate dilution of $2.45 per share (approximately 61% of the per share offering price) between the pro forma net tangible book value per share of Common Stock after the offering of $1.55 and the public offering price of $4.00 per share. The existing stockholders of the Company have acquired their shares of Common Stock at an average consideration per share of $.34, which is nominal in comparison to the $4.00 per share public offering price. Accordingly, purchasers of the Common Stock and Warrants offered hereby will bear substantially all of the financial risks inherent in an investment in the Company during the immediate to near term future time. See "DILUTION".

      Possible Adverse Effects of Redemption of Warrants. The Warrants offered hereby may be redeemed by the Company at any time upon notice of not less than 30 days at a price of $.35 per Warrant, provided the closing bid quotation of the Common Stock of the Company on 30 consecutive trading days has been at least $6.40 and provided that such notice is mailed within ten days after the end of such period in which such price exists. Prior to the first anniversary of the Effective Date, the Purchase Warrants will not be redeemable by the Company without the written consent of the Representative. Such redemption provisions and the utilization thereof by the Company could compel the holders of the Warrants to exercise the Warrants and pay the exercise price of $4.50 per share issuable at a time when it may be disadvantageous for them to do so; to sell the Warrants at the then current market price for the Warrants then prevailing in the market therefor, if any, when they might otherwise wish to hold the Warrants; or to accept the redemption price of $.35 per Warrant, which may be substantially less than the market value of the Warrants at the time of any such redemption. See "DESCRIPTION OF SECURITIES - Warrants".

     Possible Lack of Value of Warrants; Possible Inability to Exercise Warrants. The Warrants are exercisable at $4.50 per share of Common Stock and expire five years from the date of this Prospectus. Should the market price for the Common Stock not materially exceed $4.50 prior to that date or should the Company be sold, merged, or otherwise reorganized in the transaction in which its stockholders consideration at less than $4.50 per Share, the Warrants will have no value. With respect to the public offering thereof, the Company intends to qualify the sale of the Common Stock and Warrants described in this Prospectus in a specified number of states. Although exemptions in the securities laws of certain states may permit Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified, the Company will be prevented from issuing Common Stock in such other states upon the exercise of the Warrants unless an exemption from the qualification requirements of such state or states is available or unless the issuance of Common Stock upon exercise of the Warrants is qualified. Although the Company will endeavor to qualify the Common Stock underlying the Warrants for sale in a state where qualification is required and may be reasonably obtained, there is no assurance that the Common Stock will be qualified for sale in all of the states in which the ultimate purchase of Warrants reside. In such event, the Warrants will expire and will have no value if they cannot be sold. Accordingly, the market for the Warrants may be limited because of these restrictions. Further, a current Registration Statement covering the Common Stock issuable upon the exercise of the Warrants must be in effect before the Company may permit the exercise of Warrants. For various reasons, no assurance can be given that the Company will be in a position to file and process to effectiveness a Registration Statement covering the Common Stock issuable upon exercise of the Warrants. See "DESCRIPTION OF SECURITIES - Warrants".

     Representative Warrants. Pursuant to the Underwriting Agreement existing between the Company and the Representative, the Representative will be granted 150,000 Common Stock Representative Warrants and 300,000 Warrant Representative Warrants for which the Representative will pay a nominal consideration. The 300,000 Warrant Representative Warrants provide, upon full exercise and for the payment of a purchase price of $.28125 per warrant, for the issuance of 300,000 Underlying Warrants. The Common Stock Representative Warrants and the Underlying Warrants shall each be exercisable into one share of the Company's Common Stock at an exercise price of $6.00 per share during the five year period commencing on the Effective Date. With respect to the Representative's Warrants, the Company will grant to the Representative certain registration rights which could result in substantial expense to the Company and may be a hindrance to the Company's ability to obtain future financing when needed. In the event that the Representative's Warrants are exercised, sales of shares of the Common Stock underlying the Representative's Warrants could have a depressive effect on the market price of the Common Stock in the event that a public market develops. See "UNDERWRITING".

      Additional Warrants/Stock Options. In addition to the Warrants offered by this Prospectus and the Representative's Warrants to be granted to the Representative, there will be outstanding Founders Warrants for the purchase of up to 300,000 shares of Common Stock. The exercise price with respect to Founders Warrants is $4.50 per Share and the Warrant exercise period concludes five years from the Effective Date. The shares of Common Stock issuable upon exercise of the 300,000 Founders Warrants have been registered contemporaneous to the registration of the Common Stock and Warrants being offered hereby but, to the extent that such Warrants are exercised during the 15 month "lock-up" period relating to the restriction on the transfer of certain outstanding Common Stock of the Company, such restrictions on transfer shall be applicable to such Common Stock. The Company has also reserved 375,000 shares of Common Stock for issuance in connection with a Stock Option Plan which it anticipates will be adopted subsequent to the conclusion of the sale of the Common Stock and Warrants offered hereby. With respect to such Founders' Warrants and any holders of stock options subsequently granted, the holders of such Warrants and options may be afforded at a relatively nominal cost, the opportunity to profit from a rise in the market price of the Common Stock of the Company. Additionally, while such Founders' Warrants and options are outstanding, the terms pursuant to which the Company may obtain additional required capital may be adversely affected since the holders of such Warrants and options may be expected to exercise such Warrants and options at a time when the Company could obtain needed capital by an offering of securities on terms more favorable than those provided by such Warrants or options. See "PRINCIPAL SHAREHOLDERS".

      Dividends. The Company does not anticipate paying dividends with respect to its outstanding Common Stock in the foreseeable future time. See "DIVIDEND POLICY".

      Voting Control. As of the Effective Date, the officers and directors, members of their families and trusts created for members of their families, own of record and beneficially 1,822,500 shares of Common Stock of the Company, constituting 47.3% of all Shares to be outstanding at the conclusion of the offering made hereby if the Over-Allotment Option is not utilized and 45.5% of Shares to be outstanding at the conclusion of the offering if the Over-Allotment Option is utilized in its entirety. All 2,025,000 shares of Common Stock issued for the membership interests in Gateway are subject to a Voting Trust Agreement, pursuant to which Messrs. Deutsch, Farkas and Messina have the voting rights for such Shares. The Voting Trust Agreement gives Messrs. Deutsch, Farkas and Messina voting control over 52.5% of all Shares to be outstanding at the conclusion of the offering made hereby if the Over-Allotment Option is not utilized and 50.6% of the Shares to be outstanding at the conclusion of this offering if the Over-Allotment Option is exercised in its entirety. Accordingly, as a practical matter Messrs. Deutsch, Farkas and Messina will be able to elect the Company's entire Board of Directors and to determine the disposition of all matters submitted to a voting of the Company's shareholders. See "PRINCIPAL SHAREHOLDERS" and "DESCRIPTION OF SECURITIES".






              The remainder of this page left intentionally blank

                        SELECTED FINANCIAL INFORMATION

The following selected financial data for the years ended December 31, 1995 and 1996 for Gateway, the two years ended December 31, 1995 and 1996 for the Company (including its predecessors, Gateway American Properties Corporation, a Florida corporation and Apollo III, Inc., for the period from January 12, 1995 (date of inception) through June 30, 1997 are derived from the financial statements of each respective company. The financial data for the six month periods ended June 30, 1997 and 1996 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals for each company considered necessary for a fair presentation of the financial position and results of operations for these periods. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1997. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information included herein.

      The pro forma selected financial data as of June 30, 1997 and for the year ended December 31, 1996 and the six months ended June 30, 1997 are derived from the unaudited pro forma condensed balance sheet and statements of operations set forth subsequently in this Prospectus, which give effect to the Transaction in the manner described in the notes to the pro forma condensed financial statements. The pro forma selected financial data presented below and the pro forma condensed financial statements should be read in conjunction with the accompanying notes to the pro forma condensed financial statements, the historical financial statements and the notes of each of the respective companies, all of which are included subsequently in this Prospectus. The unaudited pro forma condensed statements of operations are not necessarily indicative of future operations or the actual results that would have occurred had the Transaction been consummated at the beginning of each period presented.

                        Gateway American Properties, LLC
                    (a Colorado limited liability company)
                                 Consolidated


                                    Year Ended               Six month period
                                    December 31                Ended June 30
                                    -----------                -------------
                               1995            1996         1996          1997
                               ----            ----         ----          ----

Statement of Operations
Data:

Sales                        $4,375,359   $10,500,606     $5,020,015  $5,049,043
Gross Profit(1)                 628,074       951,526        267,541   1,131,804
Operating Income (Loss)          38,169       160,004        (46,972)    449,783
Net Income (Loss)                 9,748       109,444        (48,083)    401,075

                                         December 31,          June 30,
                                             1996                1997
                                             ----                ----

Balance Sheet Data:

Total Assets(2)                           $18,936,406         $19,986,314
Debt(2)                                    16,189,195          16,800,825
Members' Equity                               404,298             802,873


                      Gateway American Properties, Corp.
                               (A Florida Corp.)



                                    Year Ended               Six month period
                                    December 31                Ended June 30
                                    -----------                -------------
                                1995           1996         1996          1997
                                ----           ----         ----          ----

Statement of Operations
Data:

Sales                         $  -0-          $-0-        $ -0-        $  -0-
Gross Profit                     -0-           -0-          -0-           -0-
Operating Income (Loss)       (173,966)     (464,846)     (27,716)      (15,198)
Net Income (Loss)             (173,996)     (464,846)     (27,716)      (15,198)


                                         December 31,          June 30,
                                             1996                1997
                                             ----                ----

Balance Sheet Data:

Total Assets                                $51,854            $83,986
Debt                                        $35,798            $83,128
Stockholders' Equity                         16,056                858


                      Gateway American Properties, Corp.
                                 (A Colorado Corp.)
                                                            Inception
                                                            Through
                                                            June 30, 1997
                                                            -------------

Statement of Operations
Data:

Sales                                                         $  -0-
Gross Profit                                                     -0-
Operating Income (Loss)                                          -0-
Net Income (Loss)                                                -0-

                                                     June 30,
                                                       1997
                                                       ----
Balance Sheet Data:

Total Assets                                            -0-
Debt                                                    -0-
Stockholders' Deficiency                                -0-


                  Unaudited Pro Forma Selected Financial Data
                       Giving Effect to the Transaction

                                               Year Ended       Six month
                                               December 31,     Ended June 30,
                                                  1996             1997
                                                  ----             ----

Income Statement Data:

Sales                                          $10,500,606       $5,049,043
Gross Profit(1)                                    951,526        1,131,804
Operating Income (Loss)                           (306,730)         434,490
Net Income (Loss)                                 (386,802)         229,477
Net Income (Loss) per Common Share(2)                 (.10)             .06

                                                                As adjusted for
                                              June 30, 1997     Offering
                                              -------------     ---------------

Balance Sheet Data:

Total Assets(3)                                $20,070,300       $22,556,550
Debt(3)                                         16,800,825        13,800,825
Stockholders' Equity                               803,731         6,289,981

------------

(1)  Gross profit is defined as total sales less cost of sales.

(2) Net income per common share reflects the 1,500,000 Shares that will be outstanding after the consummation of the Transaction and the offering described in this Prospectus which will occur in conjunction with and as a part of the Transaction. These income calculations do not give any effect to the proceeds that will be received pursuant to the offering described in this Prospectus.

(3)  Consistent  with  industry  standards,   assets  and  liabilities  are  not
     classified as either current or long term and, therefore, information relating to such classifications is not presented.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

In General

     The Company, on and after the Effective Date, will continue the business operations of Gateway, directly or through Gateway. Gateway is a Colorado limited liability company formed in June, 1994. In December, 1994, GV Development, LLC, a Colorado limited liability company formed in June, 1993, was merged into Gateway. The business of GV Development, LLC, was similar to the business of Gateway and was under control of substantially the same members. Consequently, GV Development, LLC, is treated as a predecessor of Gateway and all references to Gateway in this Prospectus and the financial statements included herein include the activities of GV Development, LLC. Gateway acquires suitable real estate properties for development as platted, semi-finished or finished residential building lots intended primarily for sale to home builders who intend to construct on such lots single or multi family residential structures for sale to the ultimate occupant. Gateway also engages in home construction and related marketing activities. See "SUMMARY" and "BUSINESS".

      The Company's and Gateway's income has been previously derived from the sale of platted, semi-finished or finished lots to home builders at lot prices usually determined at the time that the Company commences development of the lots. The Company's and Gateway's profits have been derived as a result of the difference between the gross selling price of the lots sold to various home builders and the cost of such lot acquisition and the development activities undertaken by Gateway. It is anticipated that the Company's income will continue to be substantially derived from the sale of lots as described above. Income may also be derived from other business, including the home building business. The entire process relating to Gateway's development activities is largely driven by the ultimate price of the lot to the dwelling occupant. The ultimate price of the lot is substantially controlled by such factors as market demand, location, dwelling size and quality, type and extent of common development amenities and aesthetic considerations. Factors which affect the home building industry in a more general way, such as the level of long and short term interest rates, relative availability of development and long term financing, local and national economic conditions and competition, will also reflect the amount of the ultimate price of the residential building lot to the dwelling occupant.

      In the light of such environment, Gateway undertakes analysis with respect to any real estate property being considered for acquisition and/or development. Considerations and factors utilized in such analysis include the formulation of development cost budgets with respect to required on site and off site development, estimates of the cost and time required to accomplish required regulatory matters (zoning, permitting, etc.), the level of interest on the part of home builders to whom the Company has sold lots in the past and the determination of the ultimate home price to the home buyer which in most cases is provided as a result of an independent appraisal of the property in its undeveloped state and of the projected value of the lots to be developed on the property, assuming the completion of development activities.

      Gateway's residential lot acquisition and development activities have been concentrated in the greater Denver, Colorado metropolitan area and in Fort Collins, Colorado. Such concentration is expected to continue during the near future time.

The results of operations of Gateway American Properties, LLC for year ended December 31, 1995 compared to the year ended December 31, 1996 and for the six month period ended June 30, 1996 compared to the six month period ended June 30, 1997.

      Gateway  (including  its  predecessor,  GV  Development,   LLC)  commenced
operations on June 24, 1993.

      For the  year  ended  December  31,  1995,  Gateway  experienced  sales of
$4,375,359, of which, $2,800,535 were to related parties. See "CERTAIN TRANSACTIONS". Cost of sales were $3,747,285 and general and administrative expenses were $589,905, resulting in an operating income of $38,169.

       For the year ended December 31, 1996, Gateway experienced sales of $10,500,606, of which, $7,901,928 were to related parties. See "CERTAIN TRANSACTIONS". Cost of sales were $9,549,080 and general and administrative expenses were $791,522, resulting in an operating income of $160,004.

      For the six month period ended June 30, 1996, Gateway experienced lot sales of $5,020,015 of which 3,591,620 was to related parties. See "CERTAIN TRANSACTIONS". The costs of such lot sales for such six month period ended June 30, 1996, were $4,752,474 which, when taken with general and administrative expenses of $314,513, resulted in an operating and net income of ($46,972).

      For the six month period ended June 30, 1997, Gateway experienced lot sales of $5,049,043 of which $4,067,199 was to related parties. See "CERTAIN TRANSACTIONS". The costs of such lot sales for such six month period ended June 30, 1997, was $3,917,239, which, when taken with general and administrative expenses of $682,021, resulted in an operating and net income of $449,783.

The results of operations of Gateway American Properties Corporation, a Colorado limited liability corporation, its predecessors Gateway American Properties Corporation, a Florida corporation, and Apollo III, Inc. for the year ended December 31, 1995 compared to the year ended December 31, 1996 and for the six month period ended June 30, 1996 compared to the six month period ended June 30, 1997.

      For the years ended December 31, 1995 and 1996 respectively the Company experienced an operating loss of $185,472 and $466,734 and had interest income of $11,476 and $1,888 respectively. It experienced a net loss of $173,996 for the year ended December 31, 1995 and a net loss of $464,846 for the year ended December 31, 1996. The Company sustained an operating loss of $28,810 and $15,243 for the six month periods ended June 30, 1996 and 1997 and had interest income of $1,094 and $95, resulting in a net loss of $27,716 and $15,198 for the six months.

Liquidity and Capital Resources

     Gateway financed its lot acquisition and development activities through the proceeds derived from the capital contributions made by the members of Gateway, through the net proceeds realized from the sale of platted, semi-finished and finished lots, and through the net proceeds realized by Gateway as a result of the private and limited offer and sale of certain debt securities. The continuing operations of the Company and Gateway will be financed through a portion of the net proceeds of the offering made hereby, See "USE OF PROCEEDS" through the proceeds from the sale of lots, through bank loans and possibly through the private sale of debt securities.

      At June 30, 1997, the holders of the outstanding membership interests of Gateway had contributed (net of distributions) cash and property to Gateway in the amount of $215,448.

      From Gateway's inception through the period ended June 30, 1997 Gateway sold its 12% Secured Promissory Notes as follows: principal amount of $6 million, due September 30, 1996, principal amount of $3 million due April 30, 1997; and principal amount of $4 million due September 30, 1999 (the "Notes"). For further information concerning such Notes, see "CERTAIN TRANSACTIONS". As of June 30, 1997, the $6 million Note due September 30, 1996 and the $3 million Note due April 30, 1997 have been paid in full. The Note due September 30, 1999 ("Note") is outstanding and a principal payment of $500,000 is due December 31, 1997 and at the end of each calendar quarter thereafter with any unpaid balance due September 30, 1999. The Company will pay a total of $1,000,000 on the principal of the Note from the proceeds of the offering and the balance will be paid from funds from operations or debt financing. On the Effective Date, the Company will unconditionally assume the obligation of Gateway with respect to the Note. The principal obligation of the Note is unconditionally guaranteed by Harvey E. Deutsch, Joel H. Farkas and Michael A. Messina. See "MANAGEMENT". The Company has agreed to indemnify Messrs. Deutsch, Farkas and Messina from and against any liability, cost or expense incurred by them under any loan or obligation obtained by or for the benefit of the Company, including their guarantees of the Note.

      The Note was issued under the authority of and is subject to the provisions and terms of a loan agreement existing between Gateway, Phillips & Tober, Inc., the placement agent for the Note, and MegaBank of Arapahoe (the "Agent"), a deposit institution maintaining its offices in Denver, Colorado. MegaBank of Arapahoe acts as agent with respect to the Note and acts in the collective benefit of the holders of the Note. The Note was privately offered and sold by Gateway through the facilities of Phillips & Tober, Inc., as placement agent, to suitable and "Accredited Investors" (as defined under the Securities Act of 1933) on the basis of $100,000 units of participation in the Note.

      Interest is paid monthly at 12% on the Note. The Agent is required to undertake certain notice and corrective action in the event that default occurs with respect to the payment of any interest or principal payment when due.

      The obligation represented by the Note is secured by deeds of trust (mortgages) encumbering various real estate parcels and projects with which Gateway is involved. The deeds of trust have a first priority status, subject only to certain exceptions as are set forth in the governing loan agreement, which exceptions include development agreements which may be entered into between Gateway and certain cities and counties where the encumbered projects are located, and other existing matters of record. The Agent, as nominee and agent for the Note and the holders of the units of participation therein, is the beneficiary of such deeds of trust.

      The properties to which the deeds of trust relate are comprised of platted, semi-finished or finished lots, or lots in the process of being platted. In order for lots to become finished lots, Gateway is obligated to accomplish certain development activities, including providing access to all utilities with a capacity to service the lots in question, providing ingress and egress to and from public roads and otherwise making the lots fully qualified for the issuance of building permits for the construction of a residential dwelling on a lot or lots.

      Gateway must also meet certain obligations in order for the Agent to disburse Note proceeds for the acquisition of any particular parcel which Gateway intends to acquire and develop into platted, finished or semi-finished lots. Such requirements include the requirement that (a) the parcel be zoned and platted, (b) there is a mortgagee title insurance policy in the amount of the appraised value of the parcel and insuring the priority of the lien of the deeds of trust which is available and is being delivered, (c) there is evidence of ingress and egress via finished public roads and (d) there is available capacity for service from and access to all necessary and required utilities.

      As of the Effective Date, Gateway is in full compliance with the requirements of the loan agreement and the Company and Gateway believes that compliance will continue.

     Gateway has also historically utilized bank lines of credit and financing proceeds made available by certain affiliates. At June 30, 1997, Gateway had aggregate outstanding debt of approximately $12.8 million in addition to the $4 million on the Note described above. Such additional loans have various interest rates, terms and maturities. See Note 3 to the consolidated financial statements of Gateway included elsewhere in this Prospectus.

      The Company believes that the funds made available from the sources described above and those anticipated to be received by the Company as a result of the conclusion of the offering of Common Stock and Warrants made hereby, together with anticipated cash flows to be derived from the sale of platted, semi-finished or finished lots, will be sufficient to meet Gateway's and the Company's liquidity requirements during the 12 months following the date of this Prospectus. To the extent that such sources of funds are insufficient, Gateway and the Company will be required to seek additional sources of funds and there can be no assurance that Gateway and the Company will be able to procure additional funds on acceptable terms or will be able to procure additional funds at all.

      The acquisition and lot development activities of Gateway and the Company are affected to a certain degree by weather conditions, availability of necessary materials and labor, and other factors which can fluctuate on a seasonal basis. Generally, the lot development activities must be conducted under favorable weather conditions and adverse weather conditions can interrupt or cause a temporary cessation in such activities. Delays, when encountered, may diminish or eliminate the anticipated profit margin with respect to any lot project then being conducted.

      Gateway and the Company may experience fluctuations in future operations as a result of a number of factors, including local and general economic conditions, the cyclical nature of the real estate market, the economic health of the Company's home builder customers, the relative availability of suitable real estate parcels for development into residential lot subdivisions, the availability of development and long term financing for home builders and the purchasers of residential dwellings, governmental policies and regulations, weather, shortages of labor or materials, increases in on-site and off-site development costs, and other factors. See "RISK FACTORS - Factors Affecting Business of the Company".

                                   DILUTION

     The pro forma information and data presented in this Prospectus section assumes the consummation of the Transaction. Accordingly, such information and data regarding existing stockholders of the Company takes into account the consideration paid by Gateway members for their membership interests in Gateway and the consideration paid by the other present stockholders for their shares. See "INTRODUCTORY STATEMENT" and "CERTAIN TRANSACTIONS". The pro forma net tangible book value of the Common Stock at June 30, 1997, assuming the Transaction occurred but without giving effect to sale of Common Stock and Warrants in this offering, was $421,213 or $.18 per share. Net tangible book value per share of Common Stock is defined as the tangible assets of the Company, less all liabilities, divided by the number of shares of Common Stock outstanding. After giving effect as of June 30, 1997 to the sale of the

1,500,000 shares of Common Stock offered hereby and after deducting the unpaid estimated offering expenses, the pro forma net tangible book value of the Common Stock at June 30, 1997 would have been $5,987,463 or $1.55 per share. This represents an immediate increase in net tangible book value of $1.37 per share to existing stockholders and an immediate dilution of $2.45 per share to new investors purchasing the Shares offered hereby. The following table illustrates this per share dilution:

      Initial public offering price............................   $4.00
      Pro forma net tangible book value per share
             before offering...................................    $.18
      Increase in pro forma net tangible book value
             per share attributable to new investors...........   $1.37
                                                                  -----
      Pro forma net tangible book value per share after
            giving effect to public offering...................   $1.55
                                                                  =====
      Dilution per share to new investors......................   $2.45
                                                                  =====

      Neither the foregoing nor the following table gives effect to the exercise of any of the Warrants to purchase of 4,125,000 of Common Stock included in the 3,000,000 Warrants offered hereby, the outstanding 300,000 Founders Warrants, the 450,000 Representative's Warrants and the 375,000 options which may be issued pursuant to a stock option plan subsequently adopted by the Company. These two tables also do not give effect to the use of the Over-Allotment Option granted to the Underwriters under which they may purchase up to an additional 225,000 shares of Common Stock and Warrants to purchase 450,000 shares.

      The following table summarizes, on a pro forma basis as of June 30, 1997, the total shares of Common Stock purchased and the total consideration and average price per share paid by existing stockholders and paid by the new investors purchasing the shares offered hereby without giving any effect to the $562,500 paid by new investors for the Warrants.

                           Shares Purchased            Total Consideration(1)
                           ----------------            ----------------------
                                                                                     Average Price
                           Number     Percent          Amount       Percent          Per Share
                           ------     -------          ------       -------          ---------

New investors............  1,500,000    38.9%          $6,000,000     88.2%            $4.00
Existing stockholders....  2,352,000    61.1%            $803,731     11.8%              .34
                           ---------    -----            --------     -----
      Total..............  3,852,000   100.0%          $6,803,731    100.0%
                           =========   ======          ==========    ======

(1)   Does not include the $562,500 paid by new investors for the Warrants.

                                USE OF PROCEEDS

      The net proceeds of this offering of Common Stock and Warrants is expected to be approximately $5.5 million or $6.4 million if the Over-Allotment Option is exercised in full. The table set forth below reflects the utilization of the net proceeds of this offering by the Company.

                                              Upon the Sale of 1,500,000
                                              Shares and 3,000,000 Warrants
                                              -----------------------------

Acquisition and Development of Properties               $1,700,000

Debt Reduction (1)                                       3,000,000

Marketing and Advertising                                  100,000

Working Capital and General Corporate
 Purposes (1)                                              700,000
                                                           -------

TOTAL (1)                                               $5,500,000
                                                        ==========

(1) If the over-allotment option is exercised in full, of the additional proceeds $300,000 will be used for debt reduction and the remainder will be used as working capital.


     Acquisition and Development of Properties. The Company intends to use a portion of the net proceeds from the offering to purchase and develop land and lots for ultimate sale to residential home builders, including development of off - site infrastructure. Off - site infrastructure costs include entry monumentation, collector roads adjacent to and within the projects, culverts, bridges, and main line utilities for water, sanitary sewer and storm sewer. In certain projects, improvement districts or building authorities have been created for reimbursement of major infrastructure costs Upon issuance of bonds or other debt obligations, the Company will be entitled to a reimbursement of a portion of these costs. A significant amount of the Company's real property purchases and sales will be with affiliated parties. See "CERTAIN TRANSACTIONS".

      Debt Reduction. The Company will use approximately $1 million for repayment of its outstanding 12% Secured Promissory Notes and $2 million for payment of other secured or unsecured debt including $1,450,000 of which will be paid to affiliates. The payment to affiliates includes $489,000 in accrued salaries. See "MANAGEMENT - Employment Agreements'.

      Marketing and Advertising. The Company intends to utilize a portion of the net proceeds to increase its marketing and advertising activities with respect to its Master Planned Communities. The Company intends to develop lots for sale to residential home builders and its marketing program is intended, at least in part, to augment the marketing and advertising already undertaken and conducted by such residential home builders.

     Working Capital and General Corporate Purposes. The balance of the net proceeds realized by the Company from the offering will be utilized for working capital and general corporate purposes. Such utilization will include the payment of the costs and expenses incurred in connection with the Company's operations, including the executive compensation to be paid to certain of the executive officers of the Company during the current fiscal year. Such utilization may also include the capitalization of joint ventures in which the Company may engage or for the initiation of compatible business activities or acquisition transactions, none of which are identified as of the date of this Prospectus.

     The management of the Company is of the opinion that the net proceeds from this offering of Common Stock and Warrants, and proceeds realized from the on-going sale of platted, semi-finished and finished lots will be sufficient to meet the Company's anticipated cash needs and finance its operations for at least 12 months from the date of this Prospectus. However, no assurance can be given that the Company will not require additional financing or if such additional financing is required, that such will be available in amounts and upon terms acceptable to the Company.

                          PRO FORMA CAPITALIZATION

      The table set forth below presents the pro forma capitalization of the Company as of June 30, 1997 which takes into account the consummation of the Transaction, including the sale of the 1,500,000 shares of Common Stock and 3,000,000 Warrants offered hereby. See "INTRODUCTORY STATEMENT" and "CERTAIN TRANSACTIONS".
                                                            June 30, 1997
                                                            -------------
                                                     Prior to
                                                     Consummation   As Adjusted
                                                     of Offering    for Offering
                                                     -----------    ------------

Debt                                                $16,800,825     $13,800,825
                                                    -----------     -----------

Stockholders' Equity:
Common Stock, $.01 par value,
20,000,000 Shares authorized,
2,352,000  Shares  outstanding on a pro forma
basis prior to consummation of the offering
and 3,852,000 Shares outstanding on a pro
forma basis as adjusted for this offering                 23,520         38,520

Additional Paid-in Capital                               776,211      6,647,461

Founders Warrants                                          4,000          4,000
Accumulated Deficit                                         -0-            -0-
                                                           -----          -----

Total Stockholders' Equity                               803,731      6,289,981
                                                         -------      ---------

Total Capitalization                                   17,604,556    20,090,806
                                                       ==========    ==========

__________


                                DIVIDEND POLICY

      The Company does not expect to pay dividends on its Common Stock during the foreseeable future time. Any future decision of the Company's Board of Directors to pay dividends will be made in the light of the Company's earnings, financial position, capital requirements and other relevant factors then existing.


                                   BUSINESS

Introduction

      Gateway has primarily engaged in the furnishing of platted, semi-finished and unfinished lots to the home building industry since its inception in June,

1993. Its activities have been concentrated in eight cities and counties in the greater Denver metropolitan area and in the City of Fort Collins, Colorado. The Company will continue the business activities of Gateway, either directly or through Gateway, which is expected to continue as a subsidiary entity of the Company for a now indeterminable period. Accordingly, the information presented below in this Prospectus section of the activities of the Company, and all references to the Company, from and after the Effective Date include the activities of Gateway.

      The Company's business activities are the outgrowth of the business activities of Harvey E. Deutsch, Joel H. Farkas and Michael A. Messina, which involved the acquisition and development of real property to the status of residential building lots for sale to and use by PrideMark. PrideMark is a Denver, Colorado based residential home builder controlled by Michael A. Messina, who is also a director, officer and principal shareholder of the Company. See "CERTAIN TRANSACTIONS" and "MANAGEMENT". Such activity assisted PrideMark in assuring an adequate supply of suitable, developed residential lots for use in the home construction activity of PrideMark without an immediate requirement that PrideMark contemporaneously commit its capital to the lot development process.

      From this activity, the present business activity of the Company has developed which involves the acquisition and development of land as residential subdivisions containing platted, finished or semi-finished building lots suitable for acquisition, usually on a phased basis, by the residential production home builders who are or become customers of the Company. Finished lots are lots as to which all required subdivision improvements have been completed and which have adjacent access to all utilities with capacity to serve the lots, have a means of ingress and egress over public roads, and are fully qualified for issuance of a building permit for construction of a home on the lot. Semi-finished lots are lots with respect to which subdivision improvements for utilities, ingress and egress and other required improvements have been completed to or through a portion of the subdivision, but such improvements have not been completed to each lot itself. The home builder completes the development of semi-finished lots into finished lots, in connection with its construction of homes thereon. From time to time, Gateway also sells parcels of real property that have been zoned and platted, but are substantially undeveloped, to home builders. The Company may, from time to time, may also engage in the home building business.

      Presently the home builders who have acquired lots, or are presently under contract to acquire from the Company are PrideMark Homes, US Home, Melody Homes, Sheffield Homes, Continental Homes, Sundown Development, Paul Adam Custom Homes, d/b/a Odyssey Homes, Meadow Homes and Strauss Homes. Substantially all of the lots developed to date by Gateway have been intended for use for single family residential production homes and townhomes or duplexes.

The Residential Home Building Industry

      The residential home building industry has three primary components: land acquisition, land development, and home construction and sales. There is considerable overlap among those who participate in one or more of the components of the industry. Investors purchase undeveloped or under utilized real estate with a view to realizing appreciation in value as a result of urban or suburban growth, but usually do not engage in development activities. Developers, such as the Company, typically purchase real property which is usually unimproved and unplatted but is appropriately zoned for development and develop such property into subdivisions containing platted, semi-finished or finished lots for sale to home builders. Home builders either acquire finished lots or acquire and develop land into finished lots for their own home building activities.

     In the home construction and sales component of the industry, there are four major areas of activity: (i) building custom homes; (ii) building production homes; (iii) building town homes, condominiums and apartments; and
(iv) remodelings. Smaller home builders generally concentrate their activities in two or three of these areas while larger home builders tend to have operations in almost all activity areas. Home builders classified as production home builders dominate the market. A production home builder builds a substantial number of homes each year from standard plans and specifications that have limited structural options but generally offer various floor plans, elevations or upgrade options.

      The activities of Gateway to date have been concentrated in the greater Denver, Colorado metropolitan area and the City of Fort Collins, Colorado, and a significant portion of the Company's activities during the future time are also expected to be concentrated in these areas.

     Denver is the capital city of the State of Colorado and the Denver metropolitan area is the principal economic center of the Rocky Mountain region. The metropolitan Denver area is comprised of six counties: Denver, Adams, Arapahoe, Boulder, Douglas and Jefferson. The City of Fort Collins is located in northern Colorado along the eastern slope of the Rocky Mountains. It is the largest city of the northern Colorado region and the seat of Larimer County. Ft. Collins is located 65 miles north of Denver via Interstate Highway No. 25 and 30 miles south of the Wyoming border.

      The management of the Company believes, based upon information available to the Company and believed reliable, that the residential construction industry in the Denver, Colorado metropolitan area and in the City of Fort Collins is very fragmented with many individual businesses that have small dollar or unit sales volumes. The Denver metropolitan area also is characterized, however, by the presence of several large production home building companies that construct the majority of single family homes in the area. The Company believes that for the period ending September 1997, the largest ten home builders in the metropolitan Denver, Colorado area constituted approximately 67% of the single family home construction activity that occurs in the area during such period.

      The residential home building industry in the Denver, Colorado metropolitan area has experienced dramatic changes during the period 1975-1996. In the late 1970's and early 1980's, the Denver metropolitan area experienced rapid growth and substantial residential construction activity. The period 1985-1989 was characterized by deteriorating economic conditions and an increasing oversupply of homes in the Denver, Colorado area. During this period there were record foreclosures, bankruptcies and financial institution failures.

      The demise of numerous financial institutions in the mid to late 1980's resulted in the imposition of stringent regulatory restrictions on commercial banks and other financial institutions engaged in real estate lending. As a result, sources of financing became more limited and restricted. Other regulatory factors relating to environmental concerns and concerns regarding the pace and rate of development in the Denver metropolitan area have, in the opinion of the Company, significantly increased the regulatory impact which is presently experienced by firms engaged in residential home building.

       Commencing in late 1989 and through the present time, economic conditions in the Denver, Colorado metropolitan area have improved. From 1990 through December 31, 1996, the Denver metropolitan area experienced substantial growth in home construction and sales. For the year of 1995, sales in the Denver market maintained a steady pace, with an increase of 16.3% over 1994. For the year 1996, sales were up 21% over 1995. Second quarter sales results for 1997 were also favorable at a 7.7% gain in single family starts over second quarter 1996. The management of the Company anticipates that the rate of economic growth in the greater Denver, Colorado metropolitan area will be at a moderate level through 1997 as a result of various factors. The materially adverse economic conditions characterizing the period 1985-1989 are not expected to reoccur in the foreseeable future time. However, no assurance can be given that favorable economic conditions will be sustained and will continue.

      Until very recently, there has been very little accessible data available regarding the volume of new home sales in the City of Fort Collins. However, based upon the information available to the Company and believed reliable, it appears that home sales in the City of Fort Collins generally follow the same trend as for the Denver metropolitan area. The City of Fort Collins experienced a period of strong growth in the late 1970's and early 1980's, a decline in home sales in the mid 1980's, and a recovery and corresponding increase in home sales beginning in late 1988 and 1989. Home sales for the period 1989 through 1995 exceeded those of prior years, and 1996 saw an increase of 24.2% over 1995. Second quarter sales results also show an increase of 15.4% over the same period in 1996.

Property Acquisition by the Company

      The business activities of Gateway have been, and the business activities of the Company primarily will be, the purchase of real property that is zoned or can be zoned for residential use and the development of such purchased property into platted, finished or semi-finished lots for sale to home builders who will construct a single family detached or multi-family attached homes on such lots. See Introduction above for a description of what constitutes "platted", "finished" and "semi-finished" lots. The developed lots generally are between 5,000 and 6,000 square feet in size and homes constructed on these lots generally are priced between $100,000 and $250,000, including the lots. From time to time, the Company will acquire parcels of real property, complete the platting process and then sell the zoned and platted parcels to home builders who will develop such properties themselves.


      The Company seeks to maintain purchase option contracts for real estate properties covering a four to seven year supply of lots, based upon current lot absorption information. In that manner, the Company seeks to assure that there are sufficient lots under its control to provide a supply for its business in the reasonably foreseeable future. Generally, the Company will exercise options to purchase properties at a level intended to meet its home builder customers' demands for a two to four year period based upon sales contracts with such home builders. In the normal course of business, the Company will purchase properties for which there are no contracts for sale to home builders.

      The Company seeks to achieve a sales price to its home builder customers which will yield to the Company an adequate gross margin, before selling expenses, general and administrative expenses, financing costs and other non-capitalized costs of the Company, taking into account the amount of money expended by the Company for property acquisition and development of the property as a platted subdivision containing finished and semi-finished lots. In its effort to achieve such a gross margin, with respect to property intended to be developed in the immediate future, the Company utilizes independent appraisals to verify the fair market value of the property when acquired. For properties that will not be developed immediately and/or for which the Company has no sales contracts with home builder customers, the Company obtains independent appraisals to verify the fair market value of the property upon acquisition. The Company then uses development budget estimates and management's estimates of the potential selling price of lots based upon management's experience with the market and the Company's home builder customers to determine the estimated fair market value of finished and semi-finished lots. From its organization through December 31, 1996, the Company's lot sales have increased from fewer than 20 lots sold in 1994, to 194 lots sold in 1995, to 478 lots sold in 1996. For the six month period ending June 30, 1997, Gateway has sold 277 lots.

      A significant amount of the Company's real property purchases and sales have previously been with affiliated parties. See "CERTAIN TRANSACTIONS". The Company uses the same procedures and policies in determining the sales prices of lots sold to affiliated parties as those used in setting the sales prices for transactions with non-affiliated parties.

Present Development Activities

      The development activities of the Company will include the accomplishment of all legal and regulatory requirements for the subdivision plat and substantial completion of the subdivision infrastructure (streets, water and sewer systems, gas and electric lines, curb and gutter, landscaping, entry monumentation and related improvements).

      The Company is presently developing and/or platting lots for the nine home builders, listed in Marketing of Subdivision lots below. Since its inception, Gateway's annual sales have increased from less than 20 lots sold in 1994 to 478 lots in 1996 to 277 lots for the first half of 1997.

      The Company's inventory of lots under development is presently contained in subdivisions known as Sterling Hills, Aurora, Colorado; Country Hills, Thornton, Colorado; Willow Run, Broomfield, Colorado; and Gateway Village, Denver, Colorado; all of which subdivisions are located in the greater Denver, Colorado metropolitan area. In addition, the Company is currently planning lots in the Riverdale subdivision in Thornton, Colorado. Also, the Company is presently building in Roxborough Park in Douglas County, Colorado. The West Star Subdivision, in Lakewood, Colorado, has been platted and sold. Also, Downing Park, Thornton, Colorado, and Quail Run, Aurora, Colorado have been developed and sold. The Company also has lots under development in the Harmony Crossing and Overland Trail subdivisions which are located in Fort Collins, Colorado.

                       THIS PAGE INTENTIONALLY LEFT BLANK

Marketing of Subdivision Lots

     The Company sells its platted, finished and semi-finished lots primarily to production home builders. Production home builders are believed by the Company to be the dominant factor in the residential home building industry as conducted in the greater Denver, Colorado metropolitan area. The Company estimates that in such area, the largest ten home builders constituted approximately 48% of new home sales which occurred in the six month period ended June 30, 1997. In summary, a production home builder is a home builder building a substantial number of homes each year from standard plans and specifications that have limited structural options but generally offer various floor plans, elevation or upgrade options.

     From its inception through December 31, 1996, Gateway sold or has contracted to sell platted, finished and semi-finished lots to nine home builders conducting their operations in the greater Denver, and Ft. Collins, Colorado metropolitan areas. Such home builders are PrideMark Homes, US Home, Melody Homes, Sheffield Homes, Continental Homes, Paul Adam Custom Homes, d/b/a Odyssey Homes, Meadow Homes, Sundown Development, and Strauss Homes. From Gateway's inception through December 31, 1994, virtually all of Gateway's lot sales were to PrideMark. For the 30 month period beginning January 1, 1995, approximately 72% of the Company's lot sales were to PrideMark. It is anticipated that the sales to PrideMark Homes will constitute approximately one-third to one-half of the Company's future lot sales over the next 12 months.

     PrideMark  is  principally  owned  by  Michael  A.  Messina  who  also is a principal shareholder, director and officer of the Company. See "CERTAIN TRANSACTIONS" and "MANAGEMENT". PrideMark was formed in late 1987 and since formation has purchased finished lots primarily from various financial institutions. Commencing in 1992, PrideMark began developing, platting and acquiring lots to serve its own home building needs. Homes built by PrideMark are primarily single family homes for middle income families and range in price from $80,000 to $200,000. The majority of homes constructed by PrideMark Homes are in the $90,000 to $150,000 range. According to "The Front Range Housing Market Letter" published by David Laffoon, September 1997, PrideMark was ranked fourth among Denver area builders for new home closings for the first seven months of 1997 and closed 390 homes during that period.

     US Home was established in 1954 and is currently believed to build homes primarily for first time home buyers and retirement second home buyers. It is estimated that US Home has built more than 250,000 homes during the past approximately 40 years. Presently US Home is believed to construct residential dwelling units in approximately 200 communities in 32 metropolitan areas located in 12 states throughout the United States, including Arizona, California, Colorado, Florida, Maryland, Minnesota, Nevada, New Jersey, Texas and Virginia. The management of the Company believes that US Home is one of the ten largest single family on-site home builders in the United States. According to "The Front Range Housing Market Letter" published by David Laffoon, September 1997, US Home was ranked first among Denver area builders for new home closings for the first seven months of 1997 and closed 554 homes during that period.

     Melody Homes is one of the largest builders of single family detached homes in the Denver metro area. According to "The Front Range Housing Market Letter" published by David Laffoon, September 1997, Melody Homes was ranked third among Denver area builders for new home closings for the first seven months of 1997 and closed 478 homes during that period.

     Continental Homes was founded in Denver in 1986 and has been the only builder to join the ten best selling builders in the Denver metro area. According to "The Front Range Housing Market Letter" published by David Laffoon, September 1997, Continental was ranked sixth among Denver area builders for new home closings for the first seven months of 1997 and closed 308 homes during that period.

     Sheffield Homes was founded in 1978 and builds single family detached homes for the first home and move-up home buyer.

     Sundown Development builds single-family detached homes for the first-time home buyer.

     Strauss Homes, founded in 1994 builds affordable housing in the Denver metro area.

     Paul Adam Custom Homes/DBA Odyssey Homes began building in this region in 1996 and builds single family detached homes in the Denver metro area.

     Meadow Homes began in Denver in 1984 is one of the metro areas providers of single family homes. According to "The Front Range Housing Market Letter" published by David Laffoon, September 1997, Meadow Homes was ranked among the top 25 Denver area builders for new home closings for the first seven months of 1997 and closed 64 homes during that period.

     The Company's sales transactions involving its inventory of platted, finished and semi-finished lots result from negotiated transactions that are usually undertaken by the Company at a time contemporaneous or prior to the development of such property. The sales contracts entered into between the Company and its home builder customers are generally option contracts. In some cases, the lot sales contracts contain specific performance provisions requiring the homebuilder to close on the subject lots. In other cases, homebuilders have made a deposit of funds on executed sales contracts. Under such option contracts, home builders who are customers of the Company may only be required to purchase a minimum number of lots at specified times and prices. See "RISK FACTORS - Factors Affecting Business of Company, Other Operational Risks and Market Risks".

Competition

     In the acquisition of real property suitable for development as platted, finished and semi-finished residential building lots and the marketing of such lots, the Company encounters significant competition from other development entities, from home builders who conduct their own lot development activities and from investors who compete with the Company with respect to the acquisition of suitable sites for development. The Company's competitive position in its industry will be largely dependent upon the ability of the management of the Company to identify suitable sites for acquisition at a time when such sites are not being actively pursued for acquisition by any competitive entity or person. This will require that the Company continually investigate suitable sites for acquisition in its areas of operation. The Company's competitive position will also be substantially dependent upon the relative amount of capital available to it with respect to its ability to acquire suitable real estate sites for development as finished and semi-finished lots and to engage in the necessary development activities within a period of time permitting the sale of platted, semi-finished and finished lots to its lot purchase customers.

     The Company's acquisition and development activities will also be affected by the relative financial condition of its home builder customers and by the competitive factors which affect the home building and home marketing activities of its home builder customers. Factors such as location, relative price, subdivision attractiveness and amenities, available home design options and aesthetic factors may have a pronounced affect on the acceptance of homes constructed in subdivisions which have been developed by the Company and acquired by its home builder customers.

      The management of the Company is of the opinion that: its present competitive posture is good; it has adequate capital to pursue its business activities; and the capital from the offering made hereby will enhance its competitive status.

      The Company's competitive position will also be affected by the general conditions existing in the residential home building industry, as such exists in the Company's area of operations. See "THE RESIDENTIAL HOME BUILDING INDUSTRY" and "RISK FACTORS - Factors Affecting Business of the Company".


Employees

      In addition to its executive personnel and key management employees, the Company has 12 employees, which are primarily engaged in administrative activities. The Company considers its relations with its employees to be good. See "MANAGEMENT".

Other Activities

      In addition to its land acquisition and development activities, Gateway has provided, on a fee basis, services involved in forming special districts, building authorities and homeowners' associations relating to properties developed by it and has performed administrative, accounting and management services in connection with those districts, building authorities and homeowners' associations, pending completion of the subdivision and sales of finished lots to home builders or subdivision residents. The Company will continue to engage in these activities conducted by Gateway.

Future Activities

      Subsequent to the completion of the offering made hereby, the Company will continue to explore suitable real estate properties for acquisition and development into semi-finished and finished lots for sale to residential home builders. The Company will also consider opportunities to acquire and develop non-residential properties, i.e. rental, commercial, warehouse and office, and may engage in development, sales and leasing of such properties. Such activities are expected to be conducted in Colorado, principally in the greater Denver, Colorado metropolitan area, and surrounding communities such as Fort Collins.

      Currently, the Company acquires most of its real estate properties for development and sale to its home builder customers. It is anticipated that the Company in the future may acquire a greater number of real estate properties as long term holdings for which the Company has no immediate development plans and no contracts for the sale of finished lots therein to home builders. Similarly, while the Company's operations currently are conducted in Colorado, the Company in the future may expand its operations to other states.

                             CERTAIN TRANSACTIONS

The Transaction

     Apollo III, Inc., a Florida Corporation ("Apollo") was organized on December 23, 1992 for the purpose of acquiring or consolidating with one or more other business entities. On January 12, 1995, Gateway American Properties Corporation, a Florida Corporation ("Gateway-Florida") was formed as an affiliate of Apollo for the purpose of entering a business combination involving; (i) the merger of Apollo into Gateway-Florida; (ii) the acquisition by Gateway-Florida of all the outstanding membership interests in Gateway American Properties, LLC a Colorado limited liability; and (iii) the acquisition of capital fund from a public offering of securities of Gateway-Florida. After filing a Registration Statement with respect to proposed public offering of Gateway-Florida securities to be underwritten by the Representative, the project was voluntarily delayed. Prior to the resumption of the project, Apollo was merged into Gateway-Florida in exchange for 274,000 shares of the Common Stock of Gateway-Florida. Gateway-Florida later redomesticated into a Colorado corporation through a statutory merger with the Company as the surviving corporation. In this merger the shareholders of Gateway-Florida received 327,000 shares of the Company's Common Stock and 300,000 Founders Warrants. Gateway-Florida and Apollo are both considered as "predecessors" of the Company as that term is defined under the Securities Act of 1933, as amended.

     The Company immediately prior to the Effective Date, and as an integral part of the offering made in this Prospectus, consummated the Transaction provided for pursuant to an agreement styled Amended and Restated Agreement Providing for Sale and Exchange of Capital Stock ("Agreement") which was made and entered into by and between the Company and Gateway effective January 27, 1997. Pursuant to the provisions of the Agreement, the Company acquired all of the outstanding membership interests of Gateway which were outstanding as of the Closing Date (as specified in the Agreement) in exchange for 2,025,000 shares of Common Stock. Of such Shares 1,822,500 were issued to Harvey E. Deutsch, Joel H. Farkas and Michael A. Messina or members of their families. See "MANAGEMENT" and "PRINCIPAL SHAREHOLDERS".

     The shares of Common Stock and Founders Warrants of the Company issued with respect to the merger with Gateway-Florida and the shares of common stock underlying the Founders Warrants have been registered pursuant to the Registration Statement of which this Prospectus is a part are subject to certain restrictions upon their sale. With respect to 27,000 shares of the Company's stock, they may not be sold for 90 days from the Effective Date. The remaining 300,000 shares of the outstanding Common Stock of and the 300,000 shares underlying the Warrants are subject to "lock-up" provisions for 15 months from the Effective Date. In summary, the lock-up provisions affecting such shares prohibit the holders thereof from effecting any sales transactions in the market for such shares except upon the written consent of the Representative. The 2,025,000 shares issued by the Company in connection with its acquisition of all of the membership interests of Gateway have not been registered and constitute Restricted Securities. As Restricted Securities, such shares may only be sold subsequent to the time that the holders thereof have held the shares for a period of one year, and upon compliance with certain reporting requirements established by the Commission. See "RISK FACTORS - Shares Eligible for Future Sale" and "DESCRIPTION OF SECURITIES".
Certain Purchase/Sale Transactions

     From its inception in June 1993 to date, Gateway has effected purchases of real estate properties which it has developed or will develop into platted, finished and semi-finished lots from limited liability companies and limited partnership entities in which certain of the executive officers of the Company had an interest. In the past, it was the practice of Messrs. Deutsch, Farkas and Messina to form limited liability companies or limited partnerships in which they and others would have an economic interest in order to acquire real estate properties which were in a condition or state of development making their acquisition by Gateway and presently the Company inappropriate or premature. During the period of time that such real estate properties were held by such entities, appropriate and necessary regulatory approvals and other development activities were undertaken and if successfully accomplished, permitted the real estate properties acquired to be qualified for purchase by Gateway. The prices paid by Gateway with respect to such real estate properties purchased were determined by real property appraisals provided by sources of expert appraisal or on a negotiated basis and are believed in all respects to fairly relate to the prices that would have been paid by Gateway with respect to any transaction with a non-affiliated person or entity. After the Public Offering, any purchases made by Gateway from Messrs. Deutsch, Farkas, or Messina will be 10% below the fair market value based on independent expert appraisals. The table set forth below summarizes these historical acquisition transactions.


Conveying Affiliated     Conveying Entity             Approx.    Approximate     Approximate
Entity, Project and      Interest Held by             Purchase   Affiliate       Profit to
Property Conveyed        Affiliated Party             Price to   Cost of         Affiliated
                                                      Gateway    the Property    Party
                         Affiliate       % Interest


Downing Park, LLC,       Harvey E. Deutsch   25%      $792,000     $373,000       $104,750
Downing Park, 132 Lots   Joel H. Farkas      25%                                  $104,750
                         Michael A. Messina  50%                                  $209,500

PrideMark Homes,         Michael A. Messina  93%      $1,089,11  $1,089,113         ---
Harmony Crossing, 221
Lots

PrideMark Homes, Willow  Michael A. Messina  93%       $342,000    $342,000         ---
Run, Filing I, Phase 2
& 3 57 Lots

Willow Run Holdings,     Harvey E. Deutsch   1.8%      $342,273    $342,273         ---
LLC, Willow Run II, 88   Joel H. Farkas      1.8%
Lots(1)

Willow Run Holdings,     Harvey E. Deutsch   1.8%    $1,511,400     922,500       $16,663
LLC, Willow Run IV & V,  Joel H. Farkas      1.8%                                 $16,663
295 Lots(1)

Gateway Village, LLC,    Harvey E. Deutsch  41.6%      $567,800     $61,400      $210,662
Gateway Village, Filing  Joel H. Farkas     41.6%                                $210,662
I, 128 Lots

Gateway Village, LLC,    Harvey E. Deutsch  41.6%      $778,180     $55,220      $300,750
Gateway Village, Filing  Joel H. Farkas     41.6%                                $300,750
II, 146 Lots

Gateway Village, LLC,    Harvey E. Deutsch  41.6%      $687,500     $46,500      $266,650
Gateway                  Joel H. Farkas     41.6%                                $266,650
Village, Filing III,
124 Lots

Sterling Hills Ltd.      Harvey E. Deutsch               See 5      See 5 below    See 5
Buyout                   Joel H. Farkas                  below                     below
                         Michael A. Messina

PrideMark Homes,        Michael A. Messina  93%        $693,750    $693,750        ---
Sterling Hills (No. 1),
75 Lots

Sterling Hills Ltd.,     Harvey E.Deutsch   16%(2)     $576,000    $347,000      $36,640
Sterling Hills (No. 2),  Joel H. Farkas     16%(2)                               $36,640
96 Lots                  Michael A. Messina 16.5%(3)                             $37,785
                         612 Corporation     1%(2)                               $ 2,290


612 Corp., Country       Harvey E. Deutsch  50%(4)     $541,400    $468,000      $36,700
Hills (No. 6), 78        Joel H. Farkas     50%(4)                               $36,700
Lots(4)


__________

(1) Messrs. Deutsch and Farkas each own a 32.5% shareholder interest in Wilrun Corp. Wilrun Corp. was the beneficial owner of an 11.11% membership interest in the conveying entity, Willow Run Holdings LLC.

(2) Messrs. Deutsch and Farkas each own 50% of the outstanding common stock of 612 Corp. 612 Corp. held 1% general partnership interest in the conveying entity, Sterling Hills, Ltd. Messrs. Deutsch and Farkas also held a 16% interest as limited partners in the conveying entity, Sterling Hills, Ltd.

(3) Mr. Messina's 16.5% interest in the conveying entity, Sterling Hills, Ltd. was a limited partnership interest.

(4) Messrs. Deutsch and Farkas each own 50% of the outstanding common stock of 612 Corp., the conveying entity in this transaction.

(5) Gateway American Properties, LLC bought out Sterling Hills, Ltd. on 7-31-96 in an amount equal to partners' capital accounts with principal payments due quarterly beginning 9-15-97:

            612 Corp. -- received a note for     $5,391.76
            515 Capital       "          "      $86,186.65
            DSR LLC           "          "      $85,202.65
            Michael A. Messina"          "      $88,882.53


      Also since the inception of Gateway, Gateway has sold finished or semi-finished lots to PrideMark Homes, a home construction firm substantially owned by Michael A. Messina, a principal shareholder, director and officer of the Company. As indicated elsewhere in this Prospectus, the prices paid by PrideMark Homes to Gateway and which in the future may be paid to the Company have or will relate to the appraised value of such platted, finished or semi-finished lots as determined by fair market value appraisals provided by independent sources of expert appraisal. The table set forth below summarizes the lot sales transactions made by Gateway to PrideMark Homes which have occurred since the inception of Gateway to December 31, 1996.

                                                                Approximate cost
                                                               (including carry)
                                      # of Lots      Price      to  Gateway.
Property Conveyed as of 12-31-96
Country Hills, Filing 6, Phase 1          26      $714,086.55      $505,759.24
Downing Park, Phase 1                     64    $1,537,658.22      $765,147.12
Downing Park, Phase 2                     10      $215,000.00      $220,000.00
Gateway Village, Filing 1, Phase 5        45      $756,388.00      $502,747.35
Gateway Village, Filing 1, Phase 4        41      $726,923.28      $588,304.77
Gateway Village (17 Lots)                 17      $212,500.00      $212,500.00
Sterling Hills, Filing 1, Phases 1 & 2    75    $1,995,337.25    $1,737,348.44
Willow Run, Filing 1, Phase 2             28      $700,698.22      $503,596.48
Willow Run, Filing 1, Phase 3             29      $726,292.42      $501,370.97
Willow Run, Filing 2                      55    $1,361,250.00      $811,865.93
Quail Run                                103    $1,165,086.96      $969,585.14

      As of the date of this Prospectus, Harvey E. Deutsch and Joel H. Farkas continue to own equity interests in certain limited liability companies or limited partnerships which may in the future convey real estate properties to the Company for development by the Company into finished or semi-finished lots. Such entities include those entities identified in the table presented above. The purchase price to be paid by the Company to such entities in the event of the purchase of real estate properties by the Company from such entities will be largely determined, if not entirely determined and governed by fair market appraisals provided by sources of independent expert appraisal and will be at a price 10% below the fair market value so determined.

      Competing Development Activities. Michael A. Messina, a director, principal shareholder and officer of the Company and the principal owner of PrideMark, is also the principal owner of Richland Development Company, LLC, ("Richland Development"), a Colorado limited liability company. Richland Development is engaged in the same lot development business as the Company and in the same area. Thus, Richland Development directly competes with the Company; and an expansion of the activities of Richland Development could have a direct impact upon the Company's future lot sales to its present largest customer.

      In 1995, the Company furnished land development services to Richland Development on a fee basis for which the Company was paid $188,475. It is not now anticipated that the Company will furnish any services to Richland Development in the future.

      Harvey E. Deutsch, Joel H. Farkas, and Michael A. Messina also have interest in other parcels of real property in the Denver metro area which may compete with the Company.

Company Headquarters

      As of the date of this Prospectus, the Company's administrative headquarters are located at 9145 East Kenyon Avenue, Suite 200, Denver, Colorado 80237. Such commercial space occupied and utilized by the Company consists of approximately 4,288 square feet and is leased in accordance with a written lease existing between Gateway (now assumed by the Company) and 9145 E. Kenyon, LLC, of which Harvey E. Deutsch is a manager and member. In June 1997, the Company renewed its lease for a three year period beginning October 31, 1997. Under the terms of the new agreement, the Company is to pay $5,773 per month for the first year with escalation clauses in years two and three. The Company also has an agreement with the related party law firm, whereby the law firm will reimburse the Company $1,325 per month for office space occupied by the law firm.

Providing of Certain Legal Services

      Harvey E. Deutsch, Esq. is a shareholder and principal of the law firm of Deutsch, Spillane & Reutzel, P.C. The firm also maintains its offices at the same location as the Company as identified above. Since inception, the firm has provided various legal services to Gateway and will continue to provide various legal services to the Company relating to the development activities of Gateway and the Company, which services will include permitting, zoning matters, negotiations with municipalities and other governmental units, land acquisition, subdivision platting and filings and similar matters. During the past three fiscal years ending on December 31 of each year, Gateway has paid the following legal fees to the firm; $64,600 in 1994; $241,159 in 1995; and $432,636 in 1996.
Immediately subsequent to the consummation of the Transaction, Harvey E. Deutsch is expected to devote substantially all of his business time to the position of President and Chief Executive Officer of the Company and will alter his position with his law firm to that of "of counsel." In all events, Mr. Deutsch's attention to the practice of law is expected to be substantially reduced in the light of his duties to the Company and Mr. Deutsch will then have no further economic interest in the fees paid to the law firm by the Company for services rendered subsequent to the Effective Date. See "MANAGEMENT".


                                  MANAGEMENT


Directors and Executive Officers

      The directors and executive officers of the Company are as follows:


   Name and Age                     Positions Held With the Company
   ------------                     -------------------------------

Harvey E. Deutsch, age 57           Chairman, President and Chief
                                    Executive Officer and Director

Joel H. Farkas, age 36              Director, Vice
                                    President-Finance/ Marketing and
                                    Treasurer (Chief Operating Officer) and
                                    Secretary

Michael A. Messina, age 49          Director and Vice President
                                    of Development


All director terms expire June 30, 1998.

      Harvey E. Deutsch was a founding member of Gateway and has been active in the business operations of Gateway since its inception in June 1993. After graduating from Southern Methodist University, Mr. Deutsch went on to obtain a law degree from the University of Texas. Additionally, Mr. Deutsch has practiced law for approximately 30 years in Denver, Colorado and has specialized principally in real estate law. His practice experience includes significant real estate property acquisitions, development law, matters relating to financing and leasing transactions, as well as planning, zoning, land use, water, sewer, general utility district law, environmental matters and legal matters relating to municipal and quasi-municipal financing of real property project infrastructures. Mr. Deutsch is presently a principal of Deutsch, Spillane & Reutzel, P.C., Denver, Colorado, a firm specializing in real estate, zoning and land use matters.

      Joel H. Farkas was also a founding member of Gateway and has been active in the business operations of Gateway since its inception in June, 1993. Mr. Farkas has been engaged in land acquisition, development and finance in Colorado and Arizona since December, 1984, first as an employee of Farkas Group, Inc., a family-owned company from 1984 to 1990 and then individually from 1990 to the present. Mr. Farkas holds a Bachelor of Science degree from the University of California, Los Angeles.

      Michael A. Messina was also a founding member of Gateway and has been a member of Gateway since its inception in June 1993. Mr. Messina is a Manager and controlling member of PrideMark Home Building Group, LLC and Richland Development Company, LLC (collectively "Richland Homes"), which he founded in 1987. PrideMark is a Denver Metropolitan area home builder and the largest purchaser of developed lots from the Company in its operations to date. Richland Development Company, LLC is engaged in the same property acquisitions and lot development business and in the same areas as the Company. In addition to this general management responsibilities for those companies, Mr. Messina's focus and principal activities have related to land acquisition and residential dwelling product development. Mr. Messina began his career in 1966 with Perl-Mack Companies, a contracting firm which constructed commercial and residential projects in the greater Denver, Colorado area. Over the course of his career, Mr. Messina has developed and built over 5,000 residential dwellings and several commercial and multi-family projects.

      Additional Directors. The Company intends to elect two additional members to its Board of Directors to serve as independent directors. The independent directors will not be employees of the Company or otherwise associated with the Company except for any stock interests they may acquire. It is anticipated the independent directors will be elected prior to the Effective Date of the Registration statement of which this Prospectus is a part.


Committees of the Board of Directors

      The Board of Directors of the Company anticipates establishing an Audit Committee constituting of Harvey E. Deutsch and the two independent directors. The Audit Committee will make recommendations for selection of the Company's independent auditors, review the annual audit reports of the Company and review audit and any non-audit fees paid to the Company's independent auditors. See "EXPERTS". As indicated in the Prospectus section captioned "RISK FACTORS", the Company has reserved 375,000 shares of its Common Stock for possible issuance in connection with a Stock Option Plan which it anticipates will be adopted subsequent to this offering. Such Plan, if adopted, will be administered by a Stock Option Committee constituted by three members of the Board of Directors, which members are yet to be determined. The Company also anticipates establishing a Compensation Committee, which committee will oversee and make recommendations with respect to the compensation of the Executive Officers and managerial and staff personnel of the Company. The Compensation Committee is expected to be comprised of three members, which members are yet to be selected.

Executive Compensation

      The compensation paid or accrued to the three directors and executive officers of the Company by Gateway during the year ended December 31, 1996 and the six months ended June 30, 1997 is set forth in the table below. None of this compensation was paid or accrued to the directors for their services as such. All of this compensation was paid or accrued as annual compensation and there was no long term compensation paid or accrued to any of the officers.


Name and                  Period              Salary                 Payment of             Other
Principal                                                            Prior Years            Compensation
Position                                                             Salaries
                                           Paid     Accrued        Paid     Accrued       Paid     Accrued
---------                 ------           ----     -------        ----     -------       ----     -------
Harvey E.             Year Ended 1996    $10,000   $110,000     $230,000      -0-        $8,000      -0-
Deutsch, President
and Chief Execu-       6 Months ended
tive Officer            June 30, 1997     $5,000    $55,000        -0-        -0-       $33,742      -0-

Joel H. Farkas,       Year Ended 1996      -0-     $108,000     $216,000      -0-      $234,268(1)   -0-
Vice-President -
Finance and Chief      6 Months ended
Financial Officer       June 30, 1997      -0-      $54,000        -0-        -0-      $151,962(1)   -0-

Michael A.            Year Ended 1996      -0-     $108,000      $26,212      -0-       $22,000      -0-
Messina, Vice-
President of De-       6 Months ended
velopment               June 30, 1997      -0-      $54,000        -0-        -0-       $34,787      -0-


(1) Pursuant to a consulting agreement with the Company dated January 15, 1996, Mr. Farkas receives additional compensation for acquisition and financial services in the amount of 1% of the loan amounts for financing him on behalf of the Company. The Company and Mr. Farkas have agreed to terminate the consulting agreement on the Effective Date.

     The table set forth below  reflects the  compensation  to be paid to Harvey
E. Deutsch in his capacity as President and Chief Executive  Officer and to Joel
H. Farkas and Michael A. Messina in their positions as Vice President-Finance and Vice President-Development, respectively. Other than Messrs. Deutsch, Messina and Farkas, no other executive officer of the Company will receive compensation in an amount of $100,000 or more during the fiscal year ending December 31, 1997.

                          Summary Compensation Table

                                                               Annual
                                                            Compensation
Name and Principal Position                                  - Salary
---------------------------                                  ----------
Harvey E. Deutsch                                             $120,000

Joel H. Farkas                                                 108,000

Michael A. Messina                                             108,000

Employment Agreements

      The Company, as of the Effective Date, will assume and be bound by employment agreements which have been entered into by Gateway and each of Messrs. Deutsch, Farkas and Messina. The employment agreements are all on similar terms, except for salary rates as indicated above, and each provide: (a) annual salaries at the respective rates specified in the table above; (b) for an initial term through December 31, 2000; (c) for an automatic extension for an additional one year term after the initial term unless terminated by either party; (d) for health and disability insurance coverage at the Company's expense; (e) for an automobile expense allowance of $750 per month; (f) for key person insurance at Company expense in the face amount of $1,500,000 payable to the Company; (g) for payment of an annual premium of $25,000 on additional life insurance payable to a beneficiary designated by each officer; (h) for payment of six-months salary in the event the agreement is terminated by the Company for the disability of the officer; (i) for payment of three years of salary to the decedent's estate in the event of death during the term of the agreement, or termination of the agreement without cause (as defined in the agreement) by the Company; (j) for the employee to devote the time required to carry out his duties to the Company; (k) the recognition by the Company that each employee has other business interests which will require portions of the employee's time and some of which may compete with the Company; (l) for reimbursement of accountable out-of-pocket expenses incurred in the performance of their duties; and (m) for incentive compensation as may be determined by the Board of Director's including, stock options, a retirement plan or bonuses.

      The employment agreements provide that on the Effective Date (also the date the Company assumes the agreements), the Company will assume any unpaid amounts due to the three officers thereunder. As of June 30, 1997, this unpaid liability aggregated $489,000 which will be paid from proceeds of this offering. See "USE OF PROCEEDS".

Director Compensation

      The independent directors may be entitled to receive director fees for their attendance at regular and special meetings of the Board of Directors of the Company or committees thereof. The amount of such fees have not yet been determined, but are not expected to exceed $750 per meeting attended. They may also be compensated for any services rendered to the Company outside their normal duties as directors. All directors will be reimbursed for their cash expenses, including travel expenses, incurred in the performance of their services. The directors may also participate in any stock incentive or stock option programs developed by the Company.

Key Personnel

      Jeffrey K. Prager, is in charge of all financial reporting for the Company. Mr. Prager has been a full time employee of the Company since June, 1995. He was a part time employee of the Company from its inception in June, 1994 through May, 1995. From August, 1983 to June, 1995, Mr. Prager operated a public accounting firm which provided a full range of financial services for clients engaged in small to medium size businesses. Mr. Prager is a Certified Public Accountant and has held such designation since 1975. In addition to providing traditional accounting services, Mr. Prager's firm also provided economic analysis, real estate analysis, business planning and financing. Mr. Prager served as corporate Controller for the Alpert Corporation during the period May, 1978 to November, 1991. During such time, the Alpert Corporation was one of the largest privately owned home builders in the greater Denver, Colorado metropolitan area. Mr. Prager graduated with a degree in economics from the University of Colorado and did post-graduate work in accounting.

      Mark R. Traver, is the Director of Development, which includes forward planning, platting, engineering design, and overseeing field construction which position he has held since April of 1997. Mr. Traver has been in the land development industry since 1983, and began as a field superintendent for Talley Corporation and eventually became Vice President of Land Development before being transferred to Florida in the same capacity for Good Property Company in 1986. Mr. Traver graduated from Iowa State University with a degree in Landscape Architecture. From 1992 to 1993 he worked for Richardson, Nagy, Martin-Architects and Planners in Newport Beach, California as Project Director for Master Planning and Community Development. From 1994 to 1997 he worked as Director of Development for Continental Homes.

      Geoffrey J. Phillips, is the managing partner of Gateway American Properties Brokerage, LLC. (a Colorado limited liability company in which Messrs. Deutsch, Farkas and Messina each own a 17.5% membership interest). Mr. Phillips has been the broker for Gateway American Properties Brokerage, LLC since its inception in September, 1994 and is also employed with Gateway American Properties, LLC. He as been involved in the residential/commercial real estate profession for 25 years and has spent ten years managing his own real estate company. Mr. Phillips graduated with a B.A. in economics from the University of Wisconsin. Mr. Phillips is responsible for all the marketing of developed and undeveloped parcels for Gateway American Properties, LLC. Mr. Phillips maintains a continuing relationship with the builder communities and coordinates the completion and delivery of lots to the end purchaser

Indemnification

      Under the Articles of Incorporation of the Company, officers and directors of the Company, and former officers and directors, are entitled to indemnification from the Company to the full extent permitted by law. The Company's bylaws and the Colorado Business Corporation Act generally provide for such indemnification for claims arising out of the acts or omissions of Company directors and officers (and certain other persons) in their capacity as such and undertaken in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and further specify the circumstances under which such indemnification shall be available. The Company also has entered into an Indemnification Agreement with Messrs. Deutsch, Farkas and Messina pursuant to which the Company has agreed to indemnify these individuals from and against any liability, cost or expense incurred by them under any loan or obligation obtained by or for the benefit of the Company, including their guarantees of the Notes. Insofar as such provisions of the Articles of Incorporation or Bylaws of the Company, the Colorado Business Corporation Act or the Indemnification Agreement purport to protect any director or officer of the Company from liability to the Company and its holders of Common Stock and arising from the willful misfeasance, bad faith, gross negligence or reckless disregard of such directors' or officers' duties of office, the Company has been informed that, in the opinion of the Commission, such indemnification provisions violate public policy as expressed in the Act and are therefore unenforceable.

Conflicts of Interests

      As discussed in "PROSPECTUS SUMMARY", "RISK FACTORS", "BUSINESS", "CERTAIN TRANSACTIONS", and "MANAGEMENT", Messrs. Deutsch, Farkas, and Messina, the officers and three of the directors of the Company, are involved in several situations which involve possible conflicts of interests between themselves and the Company. They all have interests in entities which have conveyed and will convey real property to the Company. For the 30 month period beginning January 1, 1995, 72% of the finished and sem-finished lots sold by the Company have been sold to PrideMark, a home building company owned by Mr. Messina. It is anticipated that the Company will continue to sell between one-third and one-half of its platted, finished and semi-finished lots to PrideMark during the next year. In addition, PrideMark Homes began direct competition with the Company in 1992, when it began developing, platting and acquiring lots to serve its own homebuilding needs.

      Mr. Farkas has provided loan acquisition and financial consulting services to Gateway for which he has received a consulting fee equal to 1% of loans acquired through his services.

      The Company has and intends to continue to obtain legal services from a law firm in which Mr. Deutsch is a shareholder and principal.

      In  recognition of the potential  conflicts of interest,  the Company has;
(a) reached an understanding with Messrs. Deutsch, Farkas and Messina that any real estate purchased from them will be purchased at 10% below fair market value, based upon independent expert appraisals; (b) developed a property marketing program designed to decrease the Company's dependence on PrideMark for lot sales; (c) reached an agreement with Mr. Farkas to terminate his consulting agreement on the Effective Date; and (d) reached an understanding with Mr. Deutsch that he will have no further economic interest in any legal fees paid to his firm for legal services performed after the Effective Date.

                            PRINCIPAL SHAREHOLDERS

      The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Effective Date and as adjusted to reflect: (i) the completion of the Transaction involving the requisition of Gateway LLC; and (ii) the sale of the Common Stock offered hereby (assuming no exercise of the Over-Allotment Option) by (a) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (b) each director of the Company, (c) each executive officer of the Company as identified in this Prospectus, and (d) all executive officers and directors as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such Shares subject to community property laws where applicable. The business address of each individual listed below is the same as the address of the Company's principal executive offices in Denver, Colorado.

                        Shares Owned       Percentage of       Percentage of
                        Beneficially as    Beneficial          Beneficial
                        of the Effective   Ownership before    Ownership after
                        Date (1)           Offering (1)        Offering(1)
                        --------           ------------        -----------


Harvey E.                 493,594              20.98%               12.81%
Deutsch(2)

Joel H. Farkas(3)         493,594              20.98%               12.81%

Michael A. Messina        835,312              35.51%               21.68%

Officers &              1,822,500              77.47%               47.30%
Directors as a
group (5 persons)
(1)

__________

(1) The 1,822,500 shares owned by Messrs. Deutsch, Farkas and Messina along with 202,500 shares owned by other members of Gateway LLC are deposited under a Voting Trust Agreement described below. Under that Agreement, any two of these three individuals can vote the entire 2,025,000 deposited shares or 77.47% of the shares outstanding prior to the Offering and 52.57% afterwards.

(2) Of these Shares 330,075 are owned by family members or trusts for the benefit of family members of Mr. Deutsch. Mr. Deutsch exercises voting control over such Shares, as well as shared voting control with Messrs. Farkas and Messina over 202,500 additional Shares owned by other members of Gateway, by virtue of the Voting Trust Agreement described in note 1 above and below.

(3) Of these Shares 149,344 are owned by a trust for the benefit of family members of Mr. Farkas. Mr. Farkas exercised voting control over such Shares, as well as shared voting control with Messrs. Deutsch and Messina over 202,500 additional Shares owned by other members of Gateway LLC, by virtue of the Voting Trust Agreement described in Note 1 above and below.

      Messrs. Deutsch, Farkas and Messina have entered into a Voting Trust Agreement pursuant to which, on and after the Effective Date, the shares of Common Stock of the Company beneficially owned by them and members of their respective families or family trusts will be voted by them as voting trustees serving pursuant to such Agreement. Under the terms of the Voting Trust Agreement, Messrs. Deutsch, Farkas and Messina have shared voting control (in proportion to the percentage of Shares owned by each of them and their respective family members and family trusts) over a total of 2,025,000 Shares which includes 202,500 Shares owned by other members of Gateway. The Voting Trust Agreement has a term of ten years, and is renewable for an additional ten year period. During its term, the Voting Trust Agreement can be terminated only by agreement of the voting trustees. By virtue of its terms, the existence of such Voting Trust Agreement is not expected to diminish the voting control of the Company vested in Messrs. Deutsch, Farkas and Messina.

      Messrs. Deutsch, Farkas and Messina, their family members and the trusts for the benefit of their family members, as well as the other members of Gateway, also have entered into a Cross Purchase Agreement providing for the sale and purchase of the Company's Common Stock among such persons and their representatives.


                                 UNDERWRITING

      Subject to the terms and conditions of the Underwriting Agreement, the underwriters named below (the "Underwriters"), for whom Barron Chase Securities, Inc. (The "Representative") is acting as representative have severally agreed to purchase from the Company an aggregate of 1,500,000 Shares and 3,000,000 Purchase Warrants (collectively, the "Securities"). The number of Securities which each Underwriter has agreed to purchase is set forth opposite its name.

                                                       Number of   Number of
            Underwriter                                Shares      Warrants
            -----------                                ------      --------

            Barron Chase Securities, Inc.............


                        Total........................  1,500,000   3,000,000
                                                       =========   =========

      The Securities are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to approval of certain legal matters by counsel and certain other conditions. The Underwriters are committed to purchase all Securities offered by the Prospectus, if any are purchased.

      The Company has been advised by the Representative that the Underwriters propose to offer the Securities to the public at the offering price set forth in the cover page of this Prospectus, and that the Underwriters may allow concessions to certain selected dealers who are members of the National Association of Securities Dealers, Inc. ("NASD"), all of whom agree to sell the Securities in conformity with the NASD's Conduct Rules. Such concessions will not exceed the amount of the underwriting discount that the Underwriters are to receive.

      The Company has granted to the Representative an Over-Allotment Option, exercisable for 45 days from the Effective Date, to purchase up to an additional 225,000 Shares and an additional 450,000 Purchase Warrants at the public offering price less the Underwriting Discount set forth on the cover page of this Prospectus. The Representative may exercise this option solely to cover over-allotments in the sale of the Securities being offered by this Prospectus.

      Officers and directors of the Company may introduce the Representative to persons to consider this Offering and to purchase Securities either through the Representative, other Underwriters or through participating dealers. In this connection, no shares have been reserved for these purchases and officers and directors will not receive any commissions or any other compensation.

      The Company has agreed to pay to the Representative a commission of 10% of the gross proceeds of this Offering (the "Underwriting Discount"), including the gross proceeds from the sale of the over-allotment option, if exercised. In addition, the Company has agreed to pay to the Representative the non-accountable expense allowance of 3% of the gross proceeds of this Offering, including proceeds from any Securities purchased pursuant to the over-allotment option. The Representative's expenses in excess of the Non-Accountable Expense Allowance will be paid by the Representative. To the extent that the expenses of the Representative are less than the amount of the Non-Accountable Expense Allowance received, such excess shall be deemed to be additional compensation to the Representative. The Representative has informed the Company that it does not expect sales to discretionary accounts to exceed 5% of the total number of Securities offered by the Company hereby.

      The Company has agreed pursuant to the terms of a Financial Advisor Agreement to be entered into at the Closing (the "Financial Advisor Agreement") to engage the Representative as a financial advisor at a fee of $108,000 all of which is payable to the Representative at the Closing. Pursuant to the terms of a financial advisory agreement, the Representative has agreed to provide, at the Company's request, advice to the Company concerning potential merger and acquisition and financing proposals, whether by public financing or otherwise. There are currently no plans, proposals, arrangements or understandings with respect to any potential merger, acquisition, financial proposal or joint venture.

      Prior to this Offering, there has been no public market for the shares of Common Stock or Purchase Warrants. Consequently, the initial public offering price for the Securities, and the terms of the Purchase Warrants (including the exercise price of the Purchase Warrants), have been determined by negotiations between the Company and the Representative. Among the factors considered in determining the public offering price were the history of, and the prospects for, the Company's business, an assessment of the Company's management, its past and present operations, the Company's development and the general condition of the securities market at the time of this Offering. The initial public offering price does not necessarily bear any relationship to the Company's assets, book value, earnings or other factors, and no assurance can be given that public market for the Shares or the Purchase Warrants will develop after the Closing, or if a public market in fact develops, that such public market will be sustained, or that the Shares or Purchase Warrants can be resold at any time at the offering or any other price. See "RISK FACTORS -Determination of Share and Warrant Offering Price."

      At the Closing, the Company will issue to the Representative or persons related to the Representative, for nominal consideration, the Common Stock Representative Warrants to purchase up to 150,000 shares of Common Stock and the Warrant Representative Warrants to purchase up to 300,000 warrants (the "Underlying Warrants"). The Common Stock Representative Warrants, and the Warrant Representative Warrants are sometimes referred to in this Prospectus as the "Representative Warrants." The Representative Warrants will be exercisable for a five-year period commencing on the Effective Date. The exercise price of each Common Stock Representative Warrant shall be $6.00 per share (150% of the public offering price). The exercise price of each Warrant Representative Warrant shall be $.28125 per warrant (150% of the public offering price). Each Underlying Warrant will be exercisable for a five-year period commencing on the Effective Date to purchase one share of Common stock at an exercise price of $6.00 per share of Common Stock. The Representative Warrants will not be transferable for 12 months from the Effective Date by the holder, except (i) to officers of the Representative, other Underwriters and members of the selling group and officers and partners thereof; (ii) by will; or (iii) by operation of law.

      The Common Stock Representative Warrants and the Warrant Representative Warrants contain provisions providing to appropriate adjustment in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split of similar transaction. The Representative Warrants contain net issuance provisions permitting the holders thereof to elect to exercise the Representative Warrants in whole or in part and instruct the Company to withhold from the securities issuable upon exercise, a number of securities, valued at the current fair market value on the date of exercise, to pay the exercise price. Such net exercise provision has the effect of requiring the Company to issue shares of Common Stock without a corresponding increase in capital. A net exercise of the Representative Warrants will have the same dilutive effect on the interests of the Company's stockholders as will a cash exercise. The Representative Warrants do not entitle the Representative to any rights as a stockholder of the Company until such Representative Warrants are exercised and shares of Common Stock are purchased thereunder.

      The Representative Warrants and the securities issuable thereunder may not be offered for sale except in compliance with the applicable provisions of the Securities Act. The Company has agreed that if it shall cause a post-effective amendment, a new registration statement, or similar offering document to be filed with the Commission, the holders shall have the right, for seven years from the Effective Date, to include in such registration statement or offering statement the Representative Warrants and the securities issuable upon their exercise at no expense to the holders. Additionally, the Company has agreed that, upon request, by the holders of 50% or more of the Representative Warrants during the period commencing 12 months from the Effective Date and expiring four years thereafter, the Company will, under certain circumstances, register the Representative Warrants and any of the securities issuable upon their exercise.

      The Company has also agreed that if the Company participates in any transaction which the Representative has introduced in writing to the Company during a period of five years after the Closing (including mergers, acquisitions, joint ventures and any other business transaction for the Company introduced in writing by the representative), and which is consummated after the Closing (including an acquisition of assets or stock for which it pays, in whole or in part, with shares or other securities of the Company), or if the Company retains the services of the Representative in connection with any such transaction (an "Introduced Consummated Transaction"), then the Company will pay for the Representative's services in amount equal to 5% of up to one million dollars of value paid or received in the transaction, 4% of the next million of such value, 3% of the next million of such value, 2% of the next million of such value, and 1% of the next million dollars of such value and of all such value above $4,000,000.

      The Company has agreed to indemnify the Underwriters against any costs or liabilities incurred by the Underwriters by reasons of misstatements or omissions to state material facts in connection with the statements made in the Registration Statement on Form SB-2 and this Prospectus filed by the Company with the Commission (the "Registration Statement") under the Securities Act . The Underwriters have in turn agreed to indemnify the Company against any costs or liabilities by reason of misstatements or ommissions to state material facts in connection with the statements made in the Registration Statement and this Prospectus, based on information relating to the Underwriters and furnished in writing by the Underwriters. To the extent that this section may purport to provide exculpation from possible liabilities arising from the federal securities laws, in the opinion of the Commission, such indemnification is contrary to public policy and therefore unenforceable.

      The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to copies of each such agreement which are filed as exhibits to the Registration Statement. See "ADDITIONAL INFORMATION."

                           DESCRIPTION OF SECURITIES

      The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.01 par value. Upon consummation of this offering, there will be 3,852,000 shares of Common Stock outstanding and if the Over-Allotment Option is utilized to its full extent, there will be 4,077,000 shares of Common Stock outstanding.

Common Stock

      Holders of shares of the Common Stock are entitled to one vote per Share on all matters to be voted upon by the stockholders. Cumulative voting is not permitted in the election of directors. In summary, cumulative voting permits the holders of voting securities to cumulate the vote attributable to such securities by multiplying the number of Shares held times the number of candidates standing for election to a corporation's board of directors and then allocating the resulting number of votes among one or more of such candidates. The absence of cumulative voting and the number of Shares beneficially owned by the present directors and officers of the Company will vest voting control of the Company in such persons. See "PRINCIPAL SHAREHOLDERS". The holders of shares of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "DIVIDEND POLICY".

      In the event of liquidation, dissolution, or winding up of the Company, the holders of shares of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. Shares of Common Stock have no preemptive, conversion or other subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. All of the shares of Common Stock sold in this offering will be fully paid and non-assessable.

Warrants

      General. The Warrants offered hereby will be issued in registered form pursuant to the terms of a warrant agreement (the "Warrant Agreement"), dated as of the Effective Date, between the Company and American Securities Transfer, Inc., as warrant agent (the "Warrant Agent"). An aggregate of 3,000,000 Warrants (up to 3,450,000 Warrants if the Over-Allotment option is exercised in full) will be issued pursuant to the Warrant Agreement.

      The following statements and summaries of certain provisions of the Warrant Agreement are subject to the more detailed provisions of the Warrant Agreement, copies of which may be examined at the principal offices of the Warrant Agent and a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

      Right to Purchase Shares of Common Stock. Each Warrant will entitle the registered holder to purchase from the Company one share of Common Stock at an exercise price of $4.50 per Share during the period commencing on the date of this Prospectus and ending on the fifth anniversary of such date.

      Exercise. Each holder of a Warrant may exercise such Warrant by surrendering the certificate evidencing such Warrant, with the form of election to purchase on the reverse side of such certificate properly completed and executed, together with payment of the exercise price, to the Warrant Agent. No Warrants may be exercised unless at the time of exercise there is a current prospectus covering the shares of Common Stock issuable upon the exercise of such Warrants under an effective registration statement. The Company is required to maintain an effective registration statement, including such current prospectus, so long as any of the exercisable Warrants remain outstanding. While it is the Company's intention to comply with this obligation, there can be no assurance that it will be able to do so. See "RISK FACTORS".

      The exercise price will be payable in cash or by certified or official bank check payable to the Company. If fewer than all of the Warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants. Certificates evidencing the Warrants may be exchanged for new certificates of different denominations by presenting the Warrant certificate at the office upon exercise of any Warrants and the number of Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, reclassifications, reorganizations, consolidations, merger, and certain issuances and redemptions of Common Stock and securities convertible into or exchangeable for Common Stock. No adjustment in the exercise price will be required to be made with respect to the Warrants until cumulative adjustments amount to $.05. In the event of any capital reorganization, certain reclassification of the Common Stock, any consolidation or merger involving the Company (other than a consolidation or merger which does not result in any reclassification or change in the outstanding shares of Common Stock), or sale of the properties and assets of the Company, as, or substantially as, an entirety to any other corporations, Warrants will thereupon become exercisable only for the number of shares of stock or other securities, assets, or cash to which a holder of the number of shares of Common Stock of the Company purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of such Warrants would have ben entitled upon such reorganization, reclassification, consolidation, merger or sale.

      Other Rights. In the event of an adjustment in the number of shares of Common Stock issuable upon exercise of the Warrants, the Company will not be required to issue fractional shares of Common Stock upon exercise of the Warrants. In lieu of fractional shares of Common Stock, there will be paid to the holder of the Warrants at the time of such exercise an amount in cash equal to the same fraction of the current market value of a share of Common Stock of the Company.

      Warrant holders do not have voting or any other rights of shareholders of the Company and are not entitles to dividends, if any.

      Redemption of Warrants. If the closing price of the Common Stock shall have equaled or exceeded $6.40 per Share for a period of 30 consecutive trading days at any time after the date of this Prospectus, the Company may redeem the Warrants by paying holders $.35 per Warrant, provided that notice of such redemption is mailed within ten days after the end of such period and prescribes a redemption date at least 30 days thereafter. Warrant holders will be entitled to exercise Warrants at any time up to the business day next preceding the redemption date.

      Modification of the Warrant Agreement. The Warrant Agreement contains provisions permitting the Company and the Warrant Agent, without the consent of the Warrant holders, to supplement or amend the Warrant Agreement in order to cure any ambiguity or defect, or to make any other provision in regard to matters or questions arising thereunder that the Company and the Warrant Agent may deem necessary or desirable and that does not adversely affect the interests of the Warrant holders.

Transfer Agent and Registrar and Warrant Agent

      The Transfer Agent and Registrar and Warrant Agent for the Common Stock is American Securities Transfer & Trust, Inc., Denver, Colorado.

Shares Eligible for Future Sale

      Prior to this offering, there has been no public market for the Common Stock or the Warrants. Sales of substantial amounts of shares of Common Stock in the public market could adversely affect market prices of the Shares and make it more difficult for the Company to sell equity securities in the future at a time and price it deems appropriate. See "RISK FACTORS".

      Upon completion of the offering, there will be 3,852,000 shares of Common Stock outstanding excluding an aggregate of 4,125,000 shares issuable upon exercise of; (i) the Warrants (3,000,000 Shares); (ii) the Over-Allotment Option and the Warrants issuable thereunder (675,000 shares); (iii) the Founders' Warrants (300,000 shares); (iv) the Representative's Warrants (450,000 shares); and (v) shares possibly issuable under the Stock Option Plan which may be adopted by the Company (a maximum of 375,000 Shares). Of these shares, the 1,500,000 shares sold in this offering, the 3,000,000 shares underlying the Warrants, and the maximum of 675,000 shares issuable upon full exercise of the Over-Allotment Option and the exercise of the Warrants issuable thereunder, will be freely tradeable without restriction or further registration under the Act, except for any such shares purchased by an "affiliate" of the Company, which will be subject to the resale limitations of Rule 144 under the Act. As defined in Rule 144, an affiliate of the issuer is a person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such issuer, and generally includes members of the Board of Directors and senior management. Additionally, the 300,000 shares underlying the Founders' Warrants and the 327,000 shares of the Company's Common Stock issued prior to the Transaction, will also be registered under the Act. Of such 327,000 shares of Common Stock, 27,000 shares may not be sold for a period of 90 days from the Effective Date. The remaining 300,000 outstanding shares and the 300,000 Shares issuable upon full exercise of the Founders' Warrants, while registered under the Act, are subject to "lock-up provisions" existing between the holders thereof and the Representative which preclude their sale into the market without the Representatives prior consent for 15 months from the Effective Date.

      Of the 2,352,000 shares of Common Stock outstanding on the Effective Date, 2,025,000 Shares the 450,000 Shares issuable upon full exercise of the Representative's Warrants, and the maximum of 375,000 Shares possibly issuable upon any Stock Option Plan adopted by the Company are or will be "Restricted Securities" as defined in Rule 144 under the Act ("Rule 144") (collectively the "Restricted shares") and may not be sold without registration under the Act unless pursuant to an applicable exemption therefrom. The Company has granted certain registration rights with respect to the shares of Common stock underlying the Representative's Warrants. In addition, the Company expects to register under the Act at any appropriate time, the Shares reserved for issuance under any Stock Option Plan adopted.

      In general, Rule 144 allows a stockholder who has beneficially owned Restricted Shares for at least one year to sell a number of Restricted Shares within any three-month period that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock (approximately 38,520 Shares after giving effect to this offering) or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks immediately preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner and notice of sale and the availability of public information about the Company. A stockholder who is not an "affiliate" of the Company at any time during the 90 days immediately preceding a sale, and who has beneficially owned his Shares for at least two years (as computed under Rule 144) is entitled to sell such Shares under Rule 144 without regard to the volume and manner of sale limitations described above.

                             SELLING STOCKHOLDERS

      The Registration Statement of which this Prospectus forms a part includes 627,000 shares of Common Stock (the "Selling Stockholder Shares") for resale by certain stockholders of the Company (the "Selling Stockholders"). Of the Selling Stockholders Shares, 327,000 are outstanding shares of Common Stock and 300,000 are shares of Common Stock underlying the Founders Warrants. Under certain "lock-up provisions" between the Representative and the Selling Stockholders, the 300,000 outstanding shares and the 300,000 shares underlying the Founders Warrants may not be sold without the Representatives consent for 15 months from the Effective Date. The remaining 27,000 Selling Stockholders Shares may not be sold for 90 days from the Effective Date. See "DESCRIPTION OF SECURITIES - Shares Eligible for Future Sale." Subject to these restrictions, the Selling Stockholders may from time to time sell or otherwise dispose of such shares of common Stock on their own behalf at market prices then prevailing or otherwise at prices then available. None of these shares are being sold in the offering which is being underwritten by the Underwriters, and the Company will not receive any of the proceeds from the sale of these Selling Stockholders' Shares. The Company is paying substantially all of the expenses of registration of the Selling Stockholders' Shares. Brokers' commissions, taxes and other selling expenses are to be borne by the Selling Stockholders and are not expected to exceed normal selling expenses. Sales of the Selling Stockholders' Shares will be subject to the prospectus delivery requirements and other requirements of the Securities Act.


                                 LEGAL MATTERS

      Certain legal matters in connection with the Common Stock and Warrants offered hereby are being passed upon for the Company by William T. Kirtley, P.A., Sarasota, Florida and Gilbert L. McSwain, Esq., Denver, Colorado. Certain legal matters will be passed upon for the Underwriters by David A.
Carter, P.A., Boca Raton, Florida,


                                    EXPERTS

      The consolidated financial statements of Gateway American properties, LLC as of December 31, 1996, and for each of the years in the two-year period ended December 31, 1996, and the balance sheet of Gateway American Properties Corporation (a Colorado Corporation), included in this Registration Statement have been audited by Gelfond Hochstadt Pangburn & Co., independent certified public accountants, Denver, Colorado, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

      The financial statements of Gateway American Properties Corporation (a Florida Corporation) as of December 31, 1995 and 1996, and for the period from January 12, 1995 (date of inception) to December 31, 1995, and for the year ended December 31, 1996, included in this Registration Statement have been audited by Beatty & Company, P.A., independent certified public accountants, Sarasota, Florida, as stated in their report appearing herein, and are included in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

      The Company has filed with the Commission the Registration Statement under the Securities Act of 1933 with respect to the Securities, among other securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the Rules and Regulations of the Commission. For further information with respect to the Company and this Offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be examined at the Commission's principal office, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; the Northeast Regional Office of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048; and the Midwest
Regional Office of the Commission, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, where copies may be obtained upon payment of the fees prescribed by the Commission, Such documents may also be obtained through the website maintained by the Commission at http://www.sec.gov. Descriptions contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document. The Company will provide without charge to each person who receives a Prospectus, upon written or oral request of such person to the Company at the following address or telephone number, a copy of any of the information that is incorporated by reference in this Prospectus: 9145 East Kenyon Avenue, Suite 200, Denver, Colorado 80237, Attention: Joel H. Farkas, telephone (303)843-9742.

                   GATEWAY AMERICAN PROPERTIES CORPORATION,
                            a Colorado Corporation
                         INDEX TO FINANCIAL STATEMENTS



GATEWAY AMERICAN PROPERTIES, LLC,
                                                                 Page
      Independent Auditors Report............................... F-3
      Consolidated Balance Sheets............................... F-4
      Consolidated Statements of Income......................... F-5
      Consolidated Statements of Members' Equity................ F-6
      Consolidated Statements of Cash Flows..................... F-7
      Notes to Consolidated Financial Statements................ F-9


GATEWAY AMERICAN PROPERTIES CORPORATION,
(a Colorado Corporation)

      Independent Auditors' Report.............................. F-24
      Balance Sheet............................................. F-25
      Note to Balance Sheet..................................... F-26


GATEWAY AMERICAN PROPERTIES CORPORATION,
(a Florida Corporation)

      Report of Independent Certified Public Accountant......... F-28
      Balance Sheet............................................. F-30
      Statement of Operations................................... F-31
      Statement of Shareholder's Equity......................... F-32
      Statement of Cash Flows................................... F-33
      Notes to Financial Statements............................. F-34

UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF
      GATEWAY AMERICAN PROPERTIES CORPORATION (Colorado)
      GATEWAY AMERICAN PROPERTIES, LLC and
      GATEWAY AMERICAN PROPERTIES CORPORATION (Florida)

          Introduction.......................................... F-38
          Pro forma Condensed Balance Sheet..................... F-39
          Pro forma Condensed Statements of Operations.......... F-40
          Notes to Pro forma Condensed Financial Statements..... F-42

                        Gateway American Properties, LLC
                     (A Colorado Limited Liability Company)

          Years Ended December 31, 1995 and 1996 Six Months Ended June
                          30, 1996 and 1997 (Unaudited)

                       GATEWAY AMERICAN PROPERTIES, LLC
                    (A COLORADO LIMITED LIABILITY COMPANY)

                    YEARS ENDED DECEMBER 31, 1995 AND 1996
              SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)


                                   CONTENTS


Independent auditors' report............................................. F-3

Financial statements:

   Consolidated balance sheets........................................... F-4

   Consolidated statements of income..................................... F-5

   Consolidated statements of members' equity............................ F-6

   Consolidated statements of cash flows................................. F-7

   Notes to consolidated financial statements............................ F-9

                         INDEPENDENT AUDITORS' REPORT

Board of Directors
Gateway American Properties, LLC
Denver, Colorado


We have audited the accompanying consolidated balance sheet of Gateway American Properties, LLC and subsidiaries as of December 31, 1996, and the related consolidated statements of income, members' equity and cash flows for each of the years in the two year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gateway American Properties, LLC and subsidiaries as of December 31, 1996, the results of their operations, and their cash flows for each of the years in the two year period ended December 31, 1996, in conformity with generally accepted accounting principles.

GELFOND HOCHSTADT PANGBURN & CO.

Denver, Colorado
September 22, 1997

                         GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                           CONSOLIDATED BALANCE SHEETS

                                      ASSETS
                                                   December 31,    June 30,
                                                   1996            1997
                                                   ------------    ----------
                                                                   (Unaudited)
Cash                                               $    133,523    $   48,757
Restricted cash                                         534,729       689,710
Accounts receivable                                      69,709        40,911
Accounts receivable, related party                       84,650       184,392
Deposits                                                 62,700        65,000
Land under development                               16,081,225    17,055,929
Due from metro and
 general improvement districts (Note 2):
  Related parties                                     1,415,593     1,403,385
  Other                                                 161,038       161,638
Loan fees, net of amortization of $520,408 and
  $618,322 in 1996 and 1997, respectively               364,420       250,376
Deferred offering costs                                                43,822
Other assets                                             28,819        42,394
                                                   ------------    ----------
   Total assets                                    $ 18,936,406   $19,986,314
                                                   ============   ===========

                          LIABILITIES AND MEMBERS' EQUITY

Liabilities:
  Accounts payable                                 $    860,650   $ 1,010,370
  Accounts payable, related parties (Note 5)          1,011,754       910,171
  Property taxes payable                                 77,563        38,800
  Customer deposits (Note 4)                            236,000       338,500
  Notes payable (Note 3):
   Private placements                                 5,500,000     4,000,000
   Banks                                              4,858,817     7,419,537
   Related parties                                    1,047,433     1,396,565
   Other                                              4,782,945     3,984,723
                                                   ------------    ----------
  Total notes payable                                16,189,195    16,800,825
                                                   ------------    ----------
   Total liabilities                                 18,375,162    19,098,666
                                                   ------------    ----------
Commitments and contingencies (Notes 2, 4, 5, and 6)

Minority interest                                       156,946        84,775

Members' equity                                         404,298       802,873
                                                   ------------    ----------
   Total liabilities and members' equity           $ 18,936,406   $19,986,314
                                                   ============   ===========

                  See notes to consolidated financial statements.

                         GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                        CONSOLIDATED STATEMENTS OF INCOME


                                  Year ended              Six months ended
                                  December 31,            June 30,
                                  ------------            --------
                               1995           1996         1996        1997
                           ----------      ----------  ----------   ------------
                                                       (Unaudited)   (Unaudited)
Sales:
  Related party (Note 5)   $2,800,535      $7,901,928  $3,591,620   $4,067,199
  Other                     1,574,824       2,598,678   1,428,395      981,844
                           ----------      ----------   ---------    -----------
                            4,375,359      10,500,606   5,020,015    5,049,043
Cost of sales (Note 5)      3,747,285       9,549,080   4,752,474    3,917,239
                    -      ----------      ----------   ---------    -----------
                              628,074         951,526     267,541    1,131,804

General and
 administrative expenses      589,905         791,522     314,513      682,021
                           ----------      ----------  ----------    -----------
Operating income (loss)        38,169         160,004     (46,972)     449,783

Interest income                10,728           1,450
                           ----------      ----------  ----------    -----------
Income (loss) before
 minority interest             48,897         161,454     (46,972)     449,783

Minority interest in
 income of
 consolidated
 joint ventures                39,149          52,010       1,111       48,708
                           ----------      ----------  ----------    -----------

Net income (loss)          $    9,748     $   109,444  $  (48,083)   $ 401,075
                           ==========     ===========  ===========   ===========

                  See notes to consolidated financial statements.

                         GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY

                      YEARS ENDED DECEMBER 31, 1995 AND 1996
                    SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)

                                                                               Total
                                      Member         Member     Accumulated   members'
                                  contributions  distributions   earnings      equity
                                  -------------  -------------   --------      ------

Balance, January 1, 1995             $296,074     $(113,792)     $67,158     $249,440

Contributions from members             30,500                                  30,500

Net income                                                         9,748        9,748
                                     --------      --------     --------     --------

Balance, December 31, 1995            326,574      (113,792)      76,906      289,688

Contributions from members              5,166                                   5,166

Net income                                                       109,444      109,444
                                     --------      --------     --------     --------

Balance, December 31, 1996            331,740      (113,792)     186,350      404,298

Distributions to members (unaudited)                 (2,500)                   (2,500)

Net income for the six months
ended June 30, 1997 (unaudited)                                  401,075      401,075
                                     --------     ---------     --------     --------

Balance, June 30, 1997 (unaudited)   $331,740     $(116,292)    $587,425     $802,873
                                     ========     =========     ========     ========

                  See notes to consolidated financial statements.

                         GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                Years ended            Six months ended
                                                December 31,                 June 30,
                                              1995         1996           1996        1997
                                           ----------   ----------    ----------  -----------
                                                                      (Unaudited) (Unaudited)
Cash flows from operating activities:
Net income (loss)                         $    9,748   $  109,444    $  (48,083)   $401,075
                                          ----------   ----------    ----------    --------
Adjustments to reconcile net income
  to net cash used in operating activities:
   Depreciation                                4,551        6,496         3,248       2,225
   Amortization                              232,618      266,909       108,429      98,243
   Minority interest in income
    of consolidated joint ventures            39,149       52,010         1,111      48,708
   Changes in operating assets and liabilities:
     Restricted cash                       1,979,079     (181,304)      266,180    (154,981)
     Accounts receivable                    (258,123)     125,941       (78,216)    (70,944)
     Deposits                                             (62,700)                   (2,300)
     Land under development               (6,341,433)  (3,896,108)   (2,346,144)   (974,704)
     Due from metro and general
       improvement districts                (503,806)  (1,072,825)                   11,608
     Loan fees                              (210,354)    (370,491)                     (600)
     Other assets                            (27,693)     108,339        39,388
     Accounts payable                        866,859      611,820      (345,958)     48,137
     Property taxes payable                   81,873      (27,437)      (71,348)    (38,763)
     Customer deposits                        86,313      (73,333)      (49,999)      2,500
                                          ----------   ----------    ----------    --------
Net cash flows used
 in operating activities                  (4,041,219)  (4,403,239)   (2,521,391)   (629,796)
                                          ----------   ----------    ----------    --------
Cash flows from investing activities:
  Distributions to minority interest         (12,040)     (59,667)      (34,667)   (120,878)
                                          ----------   ----------    ----------    --------
Net cash flows
 used in investing activities                (12,040)     (59,667)      (34,667)   (120,878)
                                          ----------   ----------    ----------    --------
Cash flows from financing activities:
  Deferred offering costs                                                           (43,822)
  Issuance of notes payable                6,599,343   19,456,461    11,553,725   6,468,233
  Payments of notes payable               (2,781,389) (14,867,850)   (8,971,114) (5,856,603)
  Financing deposit                                                                 100,000
  Contributions from members                  30,500        5,166           175
  Distributions to members                                                           (2,500)
                                          ----------   ----------    ----------    --------
Net cash flows provided
  by financing activities                  3,848,454    4,593,777     2,582,786     665,908
                                          ----------   ----------    ----------    --------
Net increase (decrease) in cash             (204,805)     130,871        26,729     (84,766)
Cash beginning                               207,457        2,652         2,652     133,523
                                          ----------   ----------    ----------    --------
Cash ending                               $    2,652   $  133,523    $   29,381    $ 48,757
                                          ==========   ==========    ==========    ========

                                   (Continued)
                                       F-7

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                Years ended            Six months ended
                                                December 31,                 June 30,
                                              1995         1996           1996        1997
                                              ----         ----           ----        ----
                                                                      (Unaudited) (Unaudited)
Supplemental disclosure of
 cash flows information:
  Cash paid during the
   period for interest                   $ 1,062,285  $2,261,129   $ 1,474,916   $1,001,808
                                         ===========  ==========   ===========   ==========
Disclosure of noncash
 financing activities:
   During 1996, the Company
    assumed  indebtedness of
    members  totaling  $433,212
    related to  development
    costs they had incurred
    which has been  included as
    costs of land under
    development (Note 5).

                 See notes to consolidated financial statements.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

1. Nature of business and summary of accounting policies:

  a. Capitalization and organization of the limited liability company:

     Gateway American  Properties LLC (Gateway LLC or the Company) was formed in
      June 1994 for the purpose of acquiring, zoning, platting, and developing real property for residential use, into lots available for sale to homebuilders. In certain subdivisions, the Company also constructs homes or other buildings on properties it has developed instead of selling the improved lots to other homebuilders. Land under development is concentrated in the greater Denver metropolitan area and in Fort Collins, Colorado. The builders may construct single family detached homes or multifamily attached townhomes. The Company also plans to purchase other real estate; complete the annexation, zoning, platting and infrastructure; and sell the properties in bulk as platted, or as separate finished lots. The Company may also engage in the development of commercial properties.

     As more fully described in the accompanying notes, a substantial portion of the land acquisition and sales transactions is with related parties.

     Effective  December 1994, the Company  acquired a 50% ownership in the Land
      Investors Acquisition Fund (LIAF), a Colorado limited liability company formed in March 1994. The 50% membership interest in LIAF was acquired from the Company's three principal members, one of whom is also a 93% owner of Richland Development Company, LLC (RDC) and PrideMark, a significant customer of the Company. The Company paid an amount equal to 50% of the net historical book value of LIAF. Since the Company's principal members have exercised significant control over LIAF, the accounts of LIAF have been consolidated with accounts of the Company since the inception of LIAF.

     Effective May 31, 1995, the Company acquired the remaining 50% interest in LIAF for $235,000, consisting of cash and notes payable, from unrelated third parties. The acquisition has been accounted for as a purchase and the assets and liabilities have been recorded at fair value which approximated historical costs.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

1. Nature of business and summary of accounting policies (continued):

  a. Capitalization   and   organization  of  the  limited   liability   company
     (continued):

     During 1995, the Company formed Rampart Townhomes at Roxborough, LLC. in which the Company retained a 61.66% interest. In addition, during 1995 the Company formed Townhomes at Quail Run, LLC. in which the Company retained a 75% interest. Both LLCs have been consolidated in the accompanying financial statements and the results of their operations have been included in the financial statements since acquisition. Both entities are in the business of developing land for sale to homebuilders.

     Effective July 31, 1996,  the Company  acquired a 100% interest in Sterling
      Hills, LTD. for $645,869 of which $354,546 was paid to related parties, $63,782 was paid to a party related to the underwriter of the Company's private placements and the remaining amount was paid to unrelated third parties. Sterling Hills, Ltd. was merged into Gateway American Properties, LLC as of July 31, 1996. The results of its operations have been included in the financial statements since acquisition.

     During 1996, the Company formed a new  subsidiary,  Willow Run  Properties,
      LLC in which the Company owns 99.999% with the remaining .001% owned by a member of the Company.

     All  significant   intercompany   accounts  and   transactions   have  been
      eliminated.

  b. Limited Liability Company (LLC):

     An LLC is an unincorporated association of one or more persons whose members have limited personal liability for the obligations or debts of the entity. For federal income tax purposes, the Company is classified as a partnership.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

1. Nature of business and summary of accounting policies (continued):

  c. Revenue and cost recognition:

     Revenue and profit are recognized at the time a sale is closed, ownership is transferred to the buyer, and the Company is not obligated to perform significant activities subsequent to the closing date. Capitalized costs are charged to cost of sales upon closing. Consideration received by the Company for sales is generally cash.

     During development, all direct material and labor costs and those indirect costs related to acquisition and development are capitalized. Costs incurred in connection with completed lots are expensed as incurred. Provisions for estimated losses on uncompleted development projects are recorded in the period in which such losses are determined. All customer deposits are recorded as liabilities until the sale is completed.

  d. Cash equivalents:

     For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

  e. Restricted cash:

     Restricted cash  represents  funds held in escrow  accounts with a bank for certain designated purposes in connection with the Company's issuance of 12% secured promissory notes with a balance of $5,500,000 at December 31, 1996 ($4,000,000 at June 30, 1997 (unaudited)) (see Note 3). These escrow accounts include funds designated for acquisition of the properties, development of the lots, and payment of interest on the note. Additionally, all proceeds from sales of finished lots are deposited in the escrow account to be used for development of additional lots unless and until funds held in the escrow account are considered sufficient to cover development costs for all lots pledged as collateral on the note.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

1. Nature of business and summary of accounting policies (continued):

  f. Due from metro and general improvement districts:

     Amounts due from metro and general improvement districts consist of costs incurred by the Company on behalf of certain districts in order to begin the construction of necessary infrastructure items while the districts are being established and the houses in the corresponding areas are being sold. The collectibility of such advances is dependent on the related districts' ability to successfully raise sufficient funds in order to complete the construction of the infrastructure and reimburse the costs of the Company. Management anticipates that all advances will be collected from the metro general improvement districts.

     As of December 31, 1996 and June 30, 1997 (unaudited), included in due from metro and general improvement districts on the accompanying balance sheets are $1,415,593 and $1,403,385, respectively, from metro districts of which three members of the Company comprise the board of directors (see Note 2).

  g. Land under development:

     Land under development  represents inventory consisting principally of lots which the Company is zoning, platting, and readying for housing construction. Inventories are stated at the lower of cost or net realizable value. Costs of inventory include all land acquisition costs, studies, site development, surveys, direct costs of land development, and indirect costs including financing and other carrying costs incurred during the period of development. Development costs are allocated to specific parcels of land.

     The Company is developing several projects which it is selling pursuant to specific performance contracts and option contracts with related and unrelated parties. Most contracts provide for price escalations based on the date of closing. These projects are in various stages of development and will require additional costs before the projects will be completed and be available for sale.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

1. Nature of business and summary of accounting policies (continued):

  h. Capitalization of interest:

     The Company capitalizes interest on land under development during the period of development and includes such costs as cost of sales when the related real estate is sold. During the years ended December 31, 1996 and 1995, the Company incurred and capitalized interest of $2,261,129 and $1,062,285, respectively, of which $63,540 and $3,320 was incurred to related parties.

     During the six month  periods  ended June 30,  1996 and 1997,  the  Company incurred and capitalized interest of $1,474,916 and $1,001,808, respectively, of which $31,735 and $18,148 was incurred to related parties (unaudited).

  i. Loan fees:

     Loan fees relating to the private placement notes payable are capitalized and amortized over the life of the respective loans.

  j. Income taxes:

     No provision for income taxes has been provided since the members report their distributive shares of income and deductions of the limited liability company in their personal capacities, pursuant to election under Subchapter K of the Internal Revenue Code.

  k. Fair value of financial instruments:

     The Company's financial instruments consist of cash, accounts receivable, due from general improvement districts, accounts payable and notes payable. The carrying value of cash and accounts receivable approximates fair value due to their short-term nature. Amounts due from and due to non-related parties, including due from general improvement districts, accounts payable and notes payable approximate fair value. The fair value of amounts due from and due to related parties is not practicable to estimate due to the related party nature of the underlying transactions.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

1. Nature of business and summary of accounting policies (continued):

  l. Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  m. Reclassifications:

     Certain  amounts  reported  in the  1995  financial  statements  have  been
      reclassified  to  conform  to   classifications   in  the  1996  financial
      statements.

  n. Interim financial statements (unaudited):

     The financial  statements as of June 30, 1997, and for the six months ended
      June 30, 1996 and 1997, are unaudited. However, in the opinion of the Company's management, the interim financial statements contain all adjustments, including normal recurring adjustments, necessary for a fair presentation of the Company's financial position, results of operations, and cash flows.

2. Due from metro and general improvement districts:

     Included in due from metro and general improvement districts are limited tax bonds which the Company received in 1995 from a metro district as payment for costs incurred by the Company on behalf of the metro district for the construction of certain infrastructure items. The bonds bear interest at 8% which is payable on a semiannual basis. The bonds will mature at a rate of $5,000 per year beginning December 1, 1996 with the remaining amount of $320,330 due on December 1, 2005. As of December 31, 1996 and June 30, 1997 (unaudited), the Company had $337,768 recorded in due from metro and general improvement districts on the accompanying balance sheets related to this metro district.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

3.   Notes payable:

     The Company has notes payable as follows:
                                                     December 31,    June 30,
                                                     1996            1997
                                                     ----            ----
                                                                     (Unaudited)
     Notes payable, private placement, due
      September 30, 1999, payments in eight
      equal installments of $500,000 beginning
      December 31, 1997, and each three
      months thereafter, interest at 12%
      payable monthly, collateralized by deed of
      trust on various  parcels of real  property
      and  guaranteed  by certain members of
      the Company                                    $4,000,000      $4,000,000

     Notes payable, private placement, due
      April 30, 1997, payments in two equal
      installments of $1,500,000 on April 30,
      1996 and 1997,  interest at 12% payable
      monthly, collateralized by deed of trust on
      various  parcels of real property and
      guaranteed by certain members of the
      Company                                         1,500,000

     Notes  payable,  bank,  due from March 24,
      1997 through  December 14, 1997,
      interest at 1% to 2% above prime rate
      with  either  quarterly  payments or due at
      maturity, collateralized by deeds of trust
      on various parcels of real property             1,724,037       5,165,199

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

3.   Notes payable (continued):
                                                     December 31,    June 30,
                                                     1996            1997
                                                     ----            ----
                                                                     (Unaudited)
     Notes payable, bank, under lines of credit
      due from July 31, 1997 through June  30,
      1998, interest at 1.5% above prime,
      payable monthly, collateralized by deeds
      of trust on various parcels of real property    2,234,976       2,254,338

     Notes  payable,  bank,  due  from  March
      29,   1997   through   June  1,   1997,
      interest   at  12%  (or  4%  over  bank
      rate,  whichever is  greater),  payable
      monthly,   collateralized   by  various
      parcels    of   real    property    and
      guaranteed    by    certain     members
      of  the
      Company                                           899,804

     Notes payable,  related parties, due from
      March 31, 1998 through January 2, 1999,
      interest at 6% to 10% payable monthly or
      quarterly, uncollateralized                       897,433         986,565

     Note   payable,   related   party,   due
      January  2,  1999,   interest  at  .75%
      above    prime     payable     monthly,
      collateralized by deed of
      trust on various parcels of real property         150,000         410,000

     Notes payable,  other, due February 28,
      1997 through May 15, 2004, interest at
      8% to 15%,  payable  monthly or quarterly,
      collateralized by deeds of trust on various
      parcels of real property                        2,864,449         613,577

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

3.   Notes payable (continued):
                                                     December 31,    June 30,
                                                     1996            1997
                                                     ----            ----
                                                                     (Unaudited)
     Notes payable,  other,  due through June 12,
      1999, interest at 8.5% to 15%, payable
      quarterly or deferred until maturity,
      uncollateralized                                1,918,496       3,371,146
                                                      ---------       ---------
                                                   $ 16,189,195     $16,800,825
                                                   ============     ===========

     Notes payable, private placements provide financing for land acquisition and development projects. The terms of the private placements require the Company to maintain certain loan to collateral value ratios and cash reserves (see Note 1). Notes payable, related parties, are payable to members, their related companies, and affiliates.

     Aggregate  maturities  for  notes  payable  outstanding  at June  30,  1997
      (unaudited) are as follows:

                 1997                               $ 3,261,046
                 1998                                 9,304,385
                 1999                                 2,645,804
                 2000                                         0
                 Thereafter                           1,589,590
                                                      ---------
                 Total notes payable                $16,800,825
                                                    ===========

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

4.   Option contracts:

     The Company has entered into option  contracts with  unrelated  entities to sell properties which it is developing into lots available for sale to homebuilders. At December 31, 1996, the Company has committed to sell 119 remaining lots to these parties upon completion of development activity for a total sales price of $2,971,250 (400 lots at a total sales price of $9,490,400 at June 30, 1997 (unaudited)). These option contracts generally include escalation clauses at various rates. Based on costs incurred through December 31, 1996 (and June 30, 1997 (unaudited)), and management's estimate of costs to complete the development, the Company does not anticipate incurring any losses resulting from these option contracts. Sales to one of these entities in 1996 comprised approximately 16% of total sales.

     At December 31, 1996, the Company has received  $236,000  ($238,500 at June
      30, 1997, unaudited) as option deposits to be applied against the lots available for sale.

     In June 1997, the Company received $100,000 under an installment land contract to sell a 10% undivided interest in a land parcel. Under the agreement, the Company may be required to repurchase the parcel at its fair market value over the next four years, with agreed upon minimum appreciation. Consequently, the amount received is shown as a liability and the minimum appreciation (or increase in fair market value, if greater) will accrete over four years (unaudited).

5.   Related party transactions:

  a. Related party land purchases:

     During 1996, the Company and its subsidiaries  purchased unimproved land at a cost of approximately $1,995,000 from affiliated entities. Upon purchase, the cost of the land is included in land under development. During 1995, the Company purchased unimproved land from affiliates with a cost of approximately $2,220,000. During the six months ended June 30, 1997, the Company acquired no additional land from affiliated entities (unaudited).

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

5.   Related party transactions (continued):

  b. Related party lot sales:

     During 1996 and 1995, the Company sold improved lots to an affiliate  which is owned by a member and manager of the Company for cash of $7,809,928 and $2,800,535 ($3,303,219 and $3,647,710 for the six months periods ended
      June 30, 1996 and 1997 (unaudited), respectively). At December 31, 1996, pursuant to specific performance contracts, the Company has committed to sell 556 lots under specific performance contracts to the affiliate upon completion of the development process for $11,488,350 (501 lots for $12,158,300 at June 30, 1997 (unaudited)). The option contracts generally include escalation clauses at various rates. Based on costs incurred through June 30, 1997, and management's estimate of costs to complete the development, the Company does not anticipate incurring any losses resulting from these contracts. In 1996, an additional $92,000 ($419,489 during the six months ended June 30, 1997 (unaudited)) of lot sales were made to an entity which is one-third owned by a member of the Company.

  c. Indemnification agreement:

     During 1995, the Company entered into an indemnification agreement whereby the Company indemnifies the three principal members from any liability or expense incurred by the members under loans obtained for the benefit of the Company for which the members provided personal guarantees.

  d. Legal fees:

     Three members of the Company are attorneys in a law firm which provided significant legal services to the Company, primarily pertaining to zoning, platting and other related services in connection with developing real estate. Approximately $470,000 of related party legal fees were incurred by the Company in 1996, $680,000 in 1995, $337,100 (unaudited)) and
      $70,244 (unaudited) for the six months ended June 30, 1996 and 1997, respectively. At December 31, 1996, there were outstanding legal bills due the law firm of $433,568 ($374,230 at June 30, 1997 (unaudited)).

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

5.   Related party transactions (continued):

  d. Legal fees (continued):

     The Company has agreements with the law firm for legal fees related to specific projects to be developed by the Company. These fees are contingent on the completion of zoning and platting of some or all the parcels involved. The fees incurred for such contingent legal work is approximately $164,000 at December 31, 1996 ($185,000 at June 30, 1997
      (unaudited)). However, these fees have not been billed by the law firm and are not recorded in these financial statements.

  e. Office lease:

     The Company is leasing its office space under a noncancellable operating lease expiring September 30, 1997, from an entity controlled by a member of the Company. Rent expense under the lease for 1996 and 1995 was $45,852 and $43,364 ($19,575 and $38,870 for the six months ended June 30, 1996 and 1997 (unaudited)), respectively. The future minimum rental commitment under this lease at December 31, 1996 is $27,972, all of which is due in 1997.

     In June 1997, the Company renewed the lease for a three year period beginning October 31, 1997. Under the terms of the new agreement, the Company is to pay $5,773 per month for the first year with escalation clauses in years two and three. The Company also has an agreement with the related party law firm, whereby the law firm will reimburse the Company $1,325 per month for office space occupied by the law firm (unaudited).

     Minimum future rental commitments under this lease at June 30, 1997 are as follows (unaudited):

              Six months ended December 31, 1997            $25,226
              Year ended December 31, 1998                   70,029
              Year ended December 31, 1999                   73,041
              Year ended December 31, 2000                   56,475

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

5.   Related party transactions (continued):

  f. Other related party transactions:

     During 1995, the Company entered into employment agreements with three members of the Company to pay them aggregate annual compensation of $336,000 per year beginning July 1, 1994. In 1996, compensation to the three members totaled $1,052,591, of which $293,379 was paid to or on behalf of the members, $433,212 was paid through the assumption by the Company of indebtedness of the managers related to development costs they had incurred on behalf of the Company, and $326,000 has been accrued at December 31, 1996. During the six months ended June 30, 1996 and 1997, compensation to the three members was $541,500 and $388,491, respectively; $489,000 remains unpaid at June 30, 1997 (unaudited). In addition, $183,500 was paid in 1996 as consulting fees to entities controlled by the members.

     During the six months ended June 30, 1996 and 1997, consulting fees paid to affiliates were $20,000 and $26,400 (unaudited), respectively.

6.   Proposed public offering:

     In January 1997, the Company was party to an agreement whereby the Company would acquire a controlling interest in Gateway American Properties Corporation (GAPC) (a reverse acquisition). According to the agreement, the members of the Company are to contribute their ownership interest in the Company to GAPC in return for 2,025,000 shares of GAPC common stock, out of a total outstanding common stock of 2,352,000 shares. The exchange is to be effective contemporaneous with the closing of a proposed public offering. The 327,000 shares of common stock not owned by the members of the Company will be registered contemporaneous with the shares offered in the proposed public offering.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

6.   Proposed public offering (continued):

     The proposed offering will sell 1,500,000 shares of common stock of GAPC to the public at $4.00 per share and 3,000,000 warrants at $.1875 per warrant, with each warrant exercisable to acquire a share of common stock at $4.50 per share for a period of three years. The underwriter for the proposed public offering is to receive a commission equal to ten percent of the proceeds of the public offering plus a three percent non-accountable expense allowance. In addition, GAPC has agreed to engage the underwriter as a financial advisor for three years at a total fee of $108,000, payable at the closing of the public offering. The underwriter will also receive warrants to purchase 150,000 shares of common stock at $6.00 per share during the five-year period commencing on the date of the offering and warrants to purchase for $.28125 per warrant additional warrants to purchase up to 300,000 shares of common stock exercisable at $6.00 per share during the three-year period commencing on the date of the offering.

                    GATEWAY AMERICAN PROPERTIES CORPORATION
                           (A COLORADO CORPORATION)

                                 JUNE 30, 1997


                                   CONTENTS


Independent auditors' report............................................. F-24

 Balance sheet........................................................... F-25

 Note to balance sheet................................................... F-26

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Gateway American Properties Corporation
Denver, Colorado


We have audited the balance sheet of Gateway American Properties Corporation as of June 30, 1997. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Gateway American Properties Corporation as of June 30, 1997, in conformity with generally accepted accounting principles.


GELFOND HOCHSTADT PANGBURN & CO.

Denver, Colorado
August 28, 1997

                    GATEWAY AMERICAN PROPERTIES CORPORATION
                            (A COLORADO CORPORATION)


                                 BALANCE SHEET

                                 JUNE 30, 1997



                                    ASSETS

Assets                                                           $     None
                                                                 ==========

                        LIABILITIES AND MEMBERS' EQUITY

Liabilities                                                      $     None
                                                                 ==========
Shareholders' equity:
  Common stock, $0.01 par value;
   authorized 20,000,000 shares;
   issued and outstanding 100 shares                                      1
  Additional paid-in capital                                             99
  Stock subscription receivable                                        (100)
                                                                 ----------
  Total liabilities and shareholders' equity                     $        0
                                                                 ==========

                           See notes to balance sheet.

                     GATEWAY AMERICAN PROPERTIES CORPORATION
                           (A COLORADO CORPORATION)

                             NOTE TO BALANCE SHEET

                                 JUNE 30, 1997


1. Organization and nature of business:

   Gateway American  Properties  Corporation  (the Company) was  incorporated in
     March 1997 for the purpose of acquiring all of the assets of Gateway American Properties Corporation- Florida (GAPC-F), in exchange for 327,000 shares of the Company's common stock. In addition, the Company is party to an agreement whereby the Company is to acquire Gateway American Properties, LLC (Gateway LLC) subsequent to its acquisition of GAPC-F, and contemporaneous with the closing of a proposed public offering of the Company's stock. According to the agreement, the members of Gateway LLC are to contribute their ownership interest in Gateway LLC in return for 2,025,000 shares of the Company's common stock.

   Gateway LLC was formed in June 1994 for the purpose of acquiring, zoning, platting, and developing real estate for residential use, into lots available for sale to homebuilders. In certain subdivisions, the Company also constructs homes or other buildings on properties it has developed instead of selling the improved lots to other homebuilders.

  GAPC-F is a development stage company incorporated in Florida which has not had any significant operations.

   The Company has entered  into a letter of intent  with an  underwriter  for a public  offering  of its stock,  whereby the  Company  will sell  1,500,000 shares of common stock to the public at $4.00 per share, and 3,000,000 warrants at $.1875 per warrant, with each warrant exercisable to acquire a share of common stock at $4.50 per share for a period of three years. The underwriter for the proposed public offering is to receive a commission equal to ten percent of the proceeds of the public offering plus a three percent non-accountable expense allowance. In addition, the Company has agreed to engage the underwriter as a financial advisor for three years at a total fee of $108,000, payable at the closing of the public offering. The underwriter will also receive warrants to purchase 150,000 shares of common stock at $6.00 per share during the five-year period commencing on the date of the offering and warrants to purchase for $.28125 per warrant additional warrants to purchase up to 300,000 shares of common stock exercisable at $6.00 per share during the three period commencing on the date of the offering.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                            Interim Financial Report
                                  June 30,1997

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Gateway American Properties Corporation

      We have audited the accompanying balance sheet of Gateway American Properties Corporation as of December 31, 1995 and 1996, and the related statements of operations, shareholders' equity, and cash flows for the period from January 12, 1995 (date of inception) to December 31, 1995 and for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gateway American Properties Corporation as of December 31, 1995 and 1996, and the results of its operations and cash flows for the periods then ended, in conformity with generally accepted accounting principles.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company's continued operations are dependent upon the receipt of additional capital and the success of future operations, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                        Beatty & Company, P.A.
                                        Certified Public Accountants
                                        Sarasota, Florida

March 27,  1997  (except for Notes 5, 6, and 7, as to which the date is July 14,
1997)

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                                  Balance Sheet


                                     ASSETS

                                       As of December 31        As of June 30
                                       1995         1996        1996      1997
                                       ----         ----        ----      ----
                                                          (Unaudited)(Unaudited)

Current Assets:
         Cash & Equivalents           $  76,715    $20,433  $  46,419  $  2,668
                                      ---------    -------  ---------  --------
Other Assets:
         Deferred Offering Costs      $ 403,848    $31,210  $ 406,963  $ 81,142
         Deposits                        30,000          0     30,000         0
         Organization Costs (Net)           282        211        246       176
                                      ---------    -------  ---------  --------
         Total Other Assets           $ 434,130    $31,421  $ 437,209   $81,318
                                      ---------    -------  ---------  --------
         Total Assets                 $ 510,845    $51,854  $ 483,628   $83,986
                                      =========    =======  =========  ========

                       LIABILITIES & SHAREHOLDERS EQUITY


Current Liabilities:
          Accounts Payable             $ 28,318   $ 33,548  $ 30,067   $ 79,878
          Accrued Liabilities             1,625      2,250       375      3,250
                                       --------   --------  --------   --------
          Total Liabilities            $ 29,943    $35,798  $ 30,442   $ 83,128
                                       --------   --------  --------   --------

Shareholders' Equity:
          Common Stock, $.01 par value,
           10,000,000 shares authorized
           436,000 shares issued &
           outstanding                  $ 4,360    $ 4,360   $ 4,360    $ 4,360
          Purchase Warrants               4,000      4,000     4,000      4,000
          Additional Paid-In Capital    646,538    646,538   646,538    646,538
          Accumulated Development Stage
           Deficit                     (173,996)  (639,842) (201,712   (654,040)
                                       --------   --------  --------   --------
          Total Shareholders' Equity   $480,902    $16,056  $453,186       $858
                                       --------   --------  --------   --------
          Total Liabilities &
           Shareholders' Equity        $510,845   $ 51,854  $483,628   $ 83,986
                                       ========   ========  ========   ========

   The accompanying notes are an integral part of these financial statements.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                             Statement of Operations


                                        For the                                                   For the
                                        Period from                 For the        For the        Period from
                                             Inception    For the        Six Months     Six Months     Inception
                                             Through      Year Ended     Ended          Ended          Through
                                             12-31-95     12-31-96       6-30-96        6-30-97        6-30-97
                                             --------     ---------     ---------       ---------      ---------
                                                                       (Unaudited)     (Unaudited)    (Unaudited)
Development Stage Revenues:
    Investment income                       $  11,476    $   1,888       $  1,094         $     95      $  13,459
                                            ---------    ---------       --------         --------      ---------
Expenses Incurred During Development Stage:
    Costs of Withdrawn Public Offering      $       0    $ 406,963       $      0         $      0      $ 406,963
    General & Administrative Expenses          61,314       23,250         13,716            8,325         92,889
    Office Expenses                            48,996       10,705          5,103            4,968         64,669
    Legal & Professional                       18,686       20,376          6,675            1,965         41,027
   Travel & Related Costs                      33,684        4,812          3,000                0         38,496
   Other Miscellaneous Expenses                22,792          628            316               35         23,455
                                            ---------    ---------       --------         --------      ---------
   Total Expenses                           $ 185,472    $ 466,734       $ 28,810         $ 15,293      $ 667,499
                                            ---------    ---------       --------         --------      ---------
Deficit Accumulated During Development
   Stage                                    $(173,996)   $(464,846)      $(27,716)        $(15,198)     $(654,040)
                                            =========    =========       ========         ========      =========
Earnings (Loss) Per Share                   $   (0.48)   $   (1.07)      $  (0.06)        $  (0.03)     $   (1.61)
                                            =========    =========       ========         ========      =========
Number of shares outstanding for purposes
   of computing net loss per share            361,673      436,000        436,000          436,000        406,269
                                            =========    =========       ========         ========      =========


   The accompanying notes are an integral part of these financial statements.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                        Statement of Shareholders' Equity
               For the Period from Inception to December 31, 1995,
                      for the Year Ended December 31, 1996,
             and for the Six Months Ended June 30, 1997 (Unaudited)

                                        Common           Stock          Additional      Development     Total
                                        Stock           Purchase         Paid-in           Stage     Shareholders'
                                     $.01 Par Value      Warrants        Capital          Deficit       Equity
                                     --------------    -----------     -----------      -----------   ------------

Sale of 287,346 shares of $.01
par value Common Stock and
251,346 Stock Purchase Warrants
for $384,998 less offering costs
of $59,722                             $ 2,873         $ 2,513           $319,890                       325,276

Sale of 22,654 shares of $.01
par value Common Stock and
22,654 Stock Purchase Warrants
for $26,000                                227             227             25,546                       26,000

Sale of 126,000 shares of $.01
par value Common Stock and
126,000 Stock Purchase Warrants
for $315,000 less offering costs
of $11,378                               1,260           1,260            301,102                      303,622

Development Stage Deficit
from inception through
December 31, 1995                                                                      (173,996)      (173,996)

                                     --------------    -----------     ----------      -------       ---------
Totals - December 31, 1995             $ 4,360         $ 4,000           $646,538     $(173,996)     $ 480,902

Development Stage Deficit
accumulated from January 1, 1996
throughDecember 31, 1996                                                               (464,846)      (464,846)
                                     --------------    -----------     ----------      -------       ---------

Totals -December 31, 1996              $ 4,360         $ 4,000           $646,538     $(638,842)      $ 16,056

Development Stage Deficit
accumulated from January 1, 1997
through June 30, 1997 (Unaudited)                                                       (15,198)       (15,198)
                                     --------------    -----------     ----------       -------       --------

Totals - June 30, 1997 (Unaudited)     $ 4,360         $ 4,000           $646,538     $(654,040)          $858
                                       =========      =========         =========     =========      =========



   The accompanying notes are an integral part of these financial statements.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                             Statement of Cash Flows


                                                    For the                                                       For the
                                                  Period from                       For the        For the      Period from
                                                   Inception        For the        Six Months     Six Months     Inception
                                                    Through        Year Ended        Ended          Ended         Through
                                                    12-31-95        12-31-96        6-30-96        6-30-97        6-30-97
                                                  -----------      ----------      ----------     ----------   ------------

Cash Flows From (Used In) Financing Activities:
    Sale of Common Stock & Purchase Warrants        $ 725,998      $       0      $       0      $       0      $  725,998
    Less Offering Costs for Private Placements        (71,100)             0              0              0         (71,100)
                                                    ---------      ---------      ---------      ---------      ----------
Net Cash Flows From  (Used In)Financing Activities  $ 654,898      $       0      $       0      $       0      $  654,898
                                                    ---------      ---------      ---------      ---------      ----------

Cash Flows From (Used In) Investing Activities:
   Deferred Offering Costs                          $(403,848)     $ 372,638      $  (3,115)     $ (49,932)     $  (81,142)
   Deposits                                           (30,000)        30,000              0              0               0
   Organization Cost                                     (352)             0              0              0            (352)
                                                    ---------      ---------      ---------      ---------      ----------
Net Cash Flows From (Used In) investing Activities  $(434,200)     $ 402,638      $  (3,115)     $ (49,932)     $  (81,494)
                                                    ---------      ---------      ---------      ---------      ----------

Cash Flows From (Used In ) Operating Activities:
   Development Stage Earnings (Deficit)             $(173,996)     $(464,846)     $ (27,716)     $ (15,198)     $ (654,040)
   Adjustments:
    Amortization                                           70             71             36             35             176
    Accounts Payable                                   28,318          5,230          1,749         46,330          79,878
    Accrued Liabilities                                 1,625            625         (1,250)         1,000           3,250
                                                    ---------      ---------      ---------      ---------      ----------
Net Cash Flows From (Used In) Operating Activities  $(143,983)     $(458,920)     $ (27,181)     $  32,167      $ (570,736)
                                                    ---------      ---------      ---------      ---------      ----------

Net Increase (Decrease) In Cash                     $  76,715      $ (56,282)     $ (30,296)     $ (17,765)     $    2,668
Plus Beginning Cash Balance                                 0         76,715         76,715         20,433               0
                                                    ---------      ---------      ---------      ---------      ----------
Ending Cash Balance                                 $  76,715      $  20,433         46,419      $   2,668      $    2,668
                                                    =========      =========      =========      =========      ==========

         The accompanying notes are an integral part of these financial statements.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                          Notes To Financial Statements




1.   Significant Accounting Policies

     A. Development Stage Operations - The Company has been in the development stage since its inception in late 1994 and subsequent incorporation in January, 1995 as a Florida corporation. The Company's proposed business activity is to acquire one or more other business entities and/or develop business and investment activities satisfactory to its shareholders. Since the Company has not yet commenced full-scale operations and no significant revenues have been realized through December 3 1, 1996, the financial statements have been reported as those of a development stage company.

     B. Principles of Consolidation - In connection with its formation, the Company merged with an affiliated entity (also a development stage company) effective January 13, 1995. The transaction has been accounted for as a pooling of interests and, accordingly, the financial statements have been consolidated to include the accounts of both companies, after elimination of all significant intercompany balances and transactions.

     C. Income Taxes - The Company's accounting policies for financial statement purposes and income tax reporting purposes may vary due to timing and other differences. Certain operating losses sustained to date may be offset against taxable income of future periods.

     D. Private Offering Costs - Since the Company has successfully completed its initial private offerings of common stock, the related costs (which consist primarily of placement and legal fees) have been offset against the additional paid-in capital as of December 31, 1995 and 1996,

     E. Organization Costs - The costs of organizing the Company, which consist primarily of legal and filing fees incurred in the process of incorporation, have been capitalized and are being amortized over a period of sixty months.

     F. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make various estimates and assumptions that affect the amounts reported in the financial statements and the disclosures in the accompanying footnotes. Actual results may differ from such estimates and the differences may be significant.

     G. Reclassifications - Certain amounts reported in the 1995 financial statements have been reclassified to conform to classifications used in the 1996 financial statements.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                          Notes To Financial Statements


2.   Related Party Transactions

     A. Legal Matters - An individual who is an officer, director, and shareholder of the Company is also an officer, director, and shareholder of the law firm which was engaged by the Company to handle its incorporation, offerings of securities, and other legal matters. Additionally, the Company intends to further use such professional services with regard to future legal matters. The total of all such related party legal fees (inclusive of expense reimbursements) was $204,441 through December 31, 1995 and $15,802 for the year ended December 31, 1996.

     B. Executive Employment Agreement - Subsequent to the approval of the Company's Compensation Committee, an executive employment agreement was reached with an individual who is an officer, director, and shareholder of the Company. Although the contract requires annual basic compensation of $120,000, plus various benefits, for a two-year period of time beginning upon the successful completion of the Company's anticipated public offering, management intends to replace such contract with an agreement for a one-time payment of $37,500 as specified in the Letter of Intent with the Company's underwriter.

     C. Office Rent Agreement - An informal agreement was entered into to rent furnished office space from a company that is controlled by an individual who is also an officer, director, and shareholder of the Company. The agreement, which has been classified as an operating lease, requires weekly payments of $125 and has no definitive time period.


3.  Shareholders' Equity

A. Common Stock - As of December 31, 1995 and 1996, the Company has issued 436,000 shares of its 10,000,000 authorized shares of common stock with a par value of $.01 per share.

B. Stock Purchase Warrants - The Company has also issued 400,000 stock purchase warrants in connection with the organization of the Company. Terms of the warrants entitle holders to purchase one additional share of the Company's common stock for each warrant at a price of $3.3 75 per share at any time during the three-year exercise period.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                          Notes To Financial Statements


4. Uss Per Share

     For the periods from inception through December 31, 1995 and 1996, the loss per share is based upon the weighted average number of common shares outstanding. The Company's stock purchase warrants have not been considered to be common stock equivalents in the computation of loss per share because they are anti-dilutive.

5.   Deferred Offering Costs

      As of December 3 1, 1996, the Company has deferred $3 1,2 1 0 in costs incurred which pertain to its revised proposed public offering. If the offering is successful, those costs will be charged against the proceeds of the offering. In the event the offering is withdrawn (as the initial proposed public offering was during 1996), such costs will be charged to current operations. Such public offering is not expected to proceed further, however, until the outcome of the business combination discussed below in Note 6 is determined.

6.   Subsequent Events

            Subsequent to the date of the financial statements, the Company entered into agreements involving two other companies, both of which are domiciled in the state of Colorado. The agreements, one of which is contingent upon the successful completion of a proposed public offering, would result in all three companies combining, in effect, to become a single business entity. In the event such agreements are successfully concluded, the Company's shareholders will have the right to exchange their common shares and purchase warrants for common shares and warrants in the new publicly traded entity.

7.   Anticipated Business Combination & Use of Cash

      Although the December 31, 1996 cash balance of $20,433 has not been formally restricted, the Company expects to consume the majority of its cash reserves to facilitate its anticipated business combinations as discussed in
Note 6. Therefore, the amount of funds available for use in the Company's proposed business activities (as outlined in Note 1) will be limited to those funds, if any, available subsequent to such expenditures. Continued operations are thus dependent upon the receipt of additional capital and the success of future operations.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                          Notes To Financial Statements


8.   Interim Financial Statements (Unaudited)

The financial statements as of June 30, 1996 and 1997, and for the periods then ended are unaudited. However, it is the opinion of the Company's management that all adjustments necessary for a fair presentation of the financial statements have been appropriately included.

              GATEWAY AMERICAN PROPERTIES CORPORATION (COLORADO),
                       GATEWAY AMERICAN PROPERTIES, LLC
               GATEWAY AMERICAN PROPERTIES CORPORATION (FLORIDA)

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                         AND STATEMENTS OF OPERATIONS


The following unaudited pro forma condensed financial statements give effect to the proposed business combination of Gateway American Properties Corporation (Colorado) (the Registrant), Gateway American Properties, LLC, and Gateway American Properties Corporation (Florida) on a purchase accounting basis. The pro forma condensed balance sheet assumes that the business combination was effective on June 30, 1997, and combines the audited June 30, 1997 balance sheet of Gateway American Properties Corporation (Colorado) and the unaudited interim June 30, 1997 balance sheets of Gateway American Properties, LLC and Gateway American Properties Corporation (Florida). The pro forma condensed statement of operations for the year ended December 31, 1996, was prepared based upon the historical audited statements of operations of Gateway American Properties, LLC and Gateway American Properties Corporation (Florida) for the year ended December 31, 1996. The pro forma condensed statement of operations for the six months ended June 30, 1997, was prepared based upon the unaudited interim statements of operations of Gateway American Properties, LLC, and Gateway American Properties Corporation (Florida) for the six months ended June 30, 1997. The pro forma statement of operations for each period was prepared assuming the business combination was effective at the beginning of each period presented.

These pro forma condensed financial statements should be read in conjunction with the accompanying notes to the pro forma condensed financial statements, the historical financial statements and notes of Gateway American Properties Corporation (Colorado), Gateway American Properties, LLC, and Gateway American Properties Corporation (Florida), all of which are included elsewhere herein. The unaudited pro forma condensed statements of operations are not necessarily indicative of future operations or the actual results that would have occurred had the business combination been consummated at the beginning of each period presented. Also, because of seasonal and other factors, the results of operations for the six months ended June 30, 1997, are not necessarily indicative of expected results for the fiscal year ending December 31, 1997.

               GATEWAY AMERICAN PROPERTIES CORPORATION (COLORADO),
                       GATEWAY AMERICAN PROPERTIES, LLC
               GATEWAY AMERICAN PROPERTIES CORPORATION (FLORIDA)

                        PRO FORMA CONDENSED BALANCE SHEET
                                  (Unaudited)

                                 JUNE 30, 1997

                                        Gateway                           Gateway
                                        American                          American
                                        Properties        Gateway         Properties       Pro Forma
                                        Corporation       American        Corporation      Adjustments
                                        (Colorado)        Properties LLC  (Florida)        (Note 2)          Pro Forma
                                        ------------      --------------  -----------     ------------      -----------
ASSETS:
Cash                                                      $    48,757     $    2,668                        $    51,425
Restricted cash                                               689,710                                           689,710
Accounts receivable                                            40,911                                            40,911
Accounts receivable,
  related party                                               184,392                                           184,392
Deposits                                                       65,000                                            65,000
Land under development                                     17,055,929                                        17,055,929
Due from Metro and general
 improvement districts
  Related parties                                           1,403,385                                         1,403,385
  Other                                                       161,638                                           161,638
Loan fees and other assets                                    336,592         81,318                            417,910
                                        ------------      -----------     ----------      ------------      -----------
   Total assets                                           $19,986,314     $   83,986      $                 $20,070,300
                                        ============      ===========     ==========      ============      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
  Accounts payable                                        $ 1,010,370     $   83,128                        $ 1,093,498
  Accounts payable,
   related parties                                            910,171                                           910,171
  Property taxes payable                                       38,800                                            38,800
  Customer deposits                                           338,500                                           338,500
  Notes payable:
   Private placements                                       4,000,000                                         4,000,000
   Banks                                                    7,419,537                                         7,419,537
   Related parties                                          1,396,565                                         1,396,565
   Other                                                    3,984,723                                         3,984,723
                                        ------------      -----------     ----------      ------------      -----------
  Total notes payable                                      16,800,825                                        16,800,825
                                        ------------      -----------     ----------      ------------      -----------
   Total liabilities                                       19,098,666         83,128                         19,181,794
                                        ------------      -----------     ----------      ------------      -----------

Minority interest                                              84,775                                           84,775

Shareholders' equity:
  Preferred stock
  Common stock                                     1                           4,360        19,159 (a)          23,520
  Additional paid-in capital                      99                         646,538       129,574 (a)         776,211
  Common stock
   subscriptions receivable                     (100)                                          100 (a)
  Stock purchase warrants                                                      4,000                             4,000
  Accumulated deficit                                                       (654,040)      654,040 (a)
  Members' equity                                             802,873                     (802,873)(a)
                                        ------------      -----------     ----------      ------------      ----------

Shareholders' equity                                          802,873            858                           803,731
                                        ------------      -----------     ----------      ------------      ----------
   Total liabilities and
     shareholders' equity               $                 $19,986,314     $   83,986      $                $20,070,300
                                        ============      ===========     ==========      ============     ===========

        See notes to unaudited pro forma condensed financial statements.

               GATEWAY AMERICAN PROPERTIES CORPORATION (COLORADO),
                        GATEWAY AMERICAN PROPERTIES, LLC
                GATEWAY AMERICAN PROPERTIES CORPORATION (FLORIDA)

                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                  (Unaudited)

                        SIX MONTHS ENDED JUNE 30, 1997


                              Gateway                           Gateway
                              American                          American
                              Properties        Gateway         Properties       Pro Forma
                              Corporation       American        Corporation      Adjustments
                              (Colorado)        Properties LLC  (Florida)        (Note 2)         Pro Forma
                              ------------      --------------  -----------     ------------      ----------
Sales:
  Related party                                    $4,067,199                                     $4,067,199
  Other                                               981,844                                        981,844
                                                   ----------                                     ----------
                                                    5,049,043                                      5,049,043
Cost of sales                                       3,917,239                                      3,917,239
                                                   ----------                                     ----------
                                                    1,131,804                                      1,131,804

General and
 administrative expenses                              682,021   $  15,293                            697,314
                                                   ----------   ---------                         ----------
Operating income (loss)                               449,783     (15,293)                           434,490

Interest income                                                        95                                 95
                                                   ----------   ---------                         ----------
Income (loss) before
 minority interest                                    449,783     (15,198)                           434,585

Minority interest in
 income of consolidated
 joint ventures                                        48,708                                         48,708
                                                   ----------   ---------                         ----------
Income (loss) before
 income taxes                                         401,075     (15,198)                           385,877

Provision for income taxes                                                      $ 156,400 (b)        156,400
                                                   ----------   ---------       -------------    -----------
Net income (loss)                                  $  401,075   $ (15,198)      $(156,400)       $   229,477
                                                   ==========   =========       =============    ===========
Net income (loss) per
 common share before
 initial public offering                                         $   (.05)                       $       .10
                                                                =========                        ===========
Average shares outstanding                                        327,000       2,025,000          2,352,000
                                                   ==========   =========       =============    ===========
Net income (loss) per
 common share after
 initial public offering                                         $   (.05)                       $       .06
                                                                =========                        ===========
Average shares outstanding                                        327,000       3,525,000          3,852,000
                                                   ==========   =========       =============    ===========





        See notes to unaudited pro forma condensed financial statements.
                                      F-40

              GATEWAY AMERICAN PROPERTIES CORPORATION (COLORADO),
                        GATEWAY AMERICAN PROPERTIES, LLC
                GATEWAY AMERICAN PROPERTIES CORPORATION (FLORIDA)

            PRO FORMA CONDENSED STATEMENT OF OPERATIONS (CONTINUED)
                                  (Unaudited)

                         YEAR ENDED DECEMBER 31, 1996


                              Gateway                           Gateway
                              American                          American
                              Properties        Gateway         Properties       Pro Forma
                              Corporation       American        Corporation      Adjustments
                              (Colorado)        Properties LLC  (Florida)        (Note 2)          Pro Forma
                              ------------      --------------  -----------     ------------      -----------

Sales:
  Related party                                 $  7,901,928                                      $ 7,901,928
  Other                                            2,598,678                                        2,598,678
                                                ------------                                      ------------
                                                  10,500,606                                       10,500,606

Cost of sales                                      9,549,080                                        9,549,080
                                                ------------                                      ------------
                                                     951,526                                          951,526

General and
 administrative expenses                             791,522    $   466,734                         1,258,256
                                                ------------    -----------                       -----------
Operating income (loss)                              160,004       (466,734)                         (306,730)

Interest income                                        1,450          1,888                             3,338
                                                ------------    -----------                       -----------
Income (loss) before
 minority interest                                   161,454       (464,846)                         (303,392)

Minority interest in
 income of consolidated
 joint ventures                                       52,010                                           52,010
                                                ------------    -----------                       -----------
Income (loss) before
 income taxes                                        109,444       (464,846)                         (355,402)

Provisions for income taxes                                                     $   31,400 (b)         31,400
                                                ------------    -----------     -------------     -----------
Net income (loss)                               $    109,444    $  (464,846)    $  (31,400)       $  (386,802)
                                                ============    ===========     =============      ==========
Net income (loss) per
 common share before
 initial public offering                                        $     (1.42)                      $      (.16)
                                                                ===========     =============     ===========
Average shares outstanding                                          327,000      2,025,000 (c)      2,352,000

Net income (loss) per
 common share after
 initial public offering                                        $     (1.42)                      $      (.10)
                                                                ===========     =============     ===========
Average shares outstanding                                        327,000        3,525,000 (d)      3,852,000
                                                                ===========     =============     ===========

        See notes to unaudited pro forma condensed financial statements.

               GATEWAY AMERICAN PROPERTIES CORPORATION (COLORADO),
                        GATEWAY AMERICAN PROPERTIES, LLC
                GATEWAY AMERICAN PROPERTIES CORPORATION (FLORIDA)

                NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (Unaudited)

1.   Merger

     Pursuant to the terms of the  Agreement  Providing for Sale and Exchange of
      Capital Stock as amended (the Transaction Agreement), effective October 1, 1997, the shareholders of Gateway American Properties Corporation
      (Florida)   received  327,000  shares  of  Gateway   American   Properties
      Corporation (Colorado) common stock in exchange for the net assets of Gateway American Properties Corporation (Florida). In addition, members of Gateway American Properties, LLC will receive 2,025,000 shares of Gateway American Properties Corporation common stock in exchange for their membership interest which will occur on the effective date of the initial public offering contemplated by this registration statement. Under the terms of the Transaction Agreement, the issuance of 1,500,000 shares of Gateway American Properties Corporation common stock at $4.00 per share to purchasers in the initial public offering in exchange for the offering proceeds is an integral part of the business combination transaction, and the business combination transaction that is to be completed on the effective date or immediately prior to the initial public offering is conditional upon the successful completion of the initial public offering. For financial accounting purposes, the pro forma financial statements assume that the business combination transaction will be accounted for under purchase accounting: for statement of operations purposes, the business combination transaction was effective as of the beginning of each period presented; and for balance sheet purposes, the business combination transaction was effective on June 30, 1997. Furthermore, notwithstanding that the initial public offering is an integral part of the business combination transaction, the pro forma financial statements give no effect to the proceeds of the initial public offering except that the net income
      (loss) per common share after the initial public offering assumes that 1,500,000 common shares will be outstanding in conjunction with the proposed initial public offering.

2.   Pro forma adjustments:

  a. For financial accounting purposes, the business combination is assumed to be a reverse acquisition. Since 2,352,000 shares of Gateway American Properties Corporation (Colorado) common stock (par value $.01) will be outstanding, common stock was increased $19,159 and additional paid-in capital was increased by $129,574. This was offset against the elimination of Gateway American Properties, LLC members' equity of $802,873, and the reclassification of Gateway American Properties Corporation (Florida) accumulated deficit into additional paid-in capital.

               GATEWAY AMERICAN PROPERTIES CORPORATION (COLORADO),
                       GATEWAY AMERICAN PROPERTIES, LLC
               GATEWAY AMERICAN PROPERTIES CORPORATION (FLORIDA)

         NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (CONTINUED)
                                  (Unaudited)


2.   Pro forma adjustments (continued):

      The balance sheet does not give effect to the increase in cash, common stock and additional paid-in capital that would be realized with the proposed initial public offering of 1,500,000 common shares and 3,000,000 warrants. The initial public offering will occur in conjunction with the business combination.

  b. Gateway American Properties, LLC, as a limited liability corporation, did not pay income taxes. For purposes of determining the pro forma effect of the business combination, income tax expense has been computed as if Gateway American Properties, LLC had been a C corporation. The income tax provision assumes that Gateway American Properties, LLC had adopted SFAS No. 109, Accounting for Income Taxes. The balance sheet effect of adopting SFAS No. 109 would not be material.

  c. The pro forma net income (loss) per common share before initial public offering reflects the additional common shares that will be outstanding after the business combination (see note 1), but does not give effect to additional common shares that would be issued under the initial public offering.

  d. The pro forma net income (loss) per common share after initial public offering reflects the additional common shares that will be outstanding after the consummation of the business combination (see Note 1) and the proposed initial public offering which will occur in conjunction with the business combination. The calculation does not give any effect to the proceeds that will be received under the initial public offering.

      No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy the Units of the Company to any person in any jurisdiction or in any circumstances in which such offering would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS

               Introductory Statement........................ 3
               Prospectus Summary............................ 4
               Risk Factors.................................. 7
               Selected Financial Information................ 15
               Management's Discussion and Anal-
                 ysis of Results of Operations............... 18
               Dilution...................................... 21
               Use of Proceeds............................... 22
               Pro Forma Capitalization...................... 24
               Dividend Policy............................... 24
               Business...................................... 24
               Certain Transactions.......................... 32
               Management.................................... 37
               Principal Shareholders........................ 42
               Underwriting.................................. 43
               Description of Securities..................... 47
               Selling Shareholders.......................... 50
               Legal Matters................................. 50
               Experts....................................... 50
               Additional Information........................ 51
               Index to Financial Statements................ F-1

      Until [________________], 1998, all dealers affecting transactions in the registered securities, whether or not participating in the distribution thereof, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.




                        1,500,000 shares of Common Stock
                                       and
                           3,000,000 Redeemable Common
                             Stock Purchase Warrants


                           GATEWAY AMERICAN PROPERTIES
                                   CORPORATION


                      ------------------------------------

                               P R O S P E C T U S

                      ------------------------------------


                          BARRON CHASE SECURITIES, INC.
                        7700 West Camino Real, Suite 200
                         Boca Raton, Florida 33433-5541
                                (561) 347-1200

                                Atlanta, Georgia
                            Beverly Hills, California
                              Boston, Massachusetts
                                Chicago, Illinois
                               Clearwater, Florida
                                Denver, Colorado
                            East Boca Raton, Florida
                               Edison, New Jersey
                            Eureka Springs, Arkansas
                            Fort Lauderdale, Florida
                               Hoopeston, Illinois
                              La Jolla, California
                             Minneapolis, Minnesota
                                 Naples, Florida
                               New York, New York
                                Orlando, Florida
                                Sarasota, Florida
                                 Tampa, Florida
                                 Tulsa, Oklahoma


                            [_____________], 1997

                             (ALTERNATE PROSPECTUS)
              SUBJECT TO COMPLETION DATED __________________, 1997
                                   PROSPECTUS
                     GATEWAY AMERICAN PROPERTIES CORPORATION


                         627,000 Shares of Common Stock
                              --------------------

      This Prospectus relates to 627,000 shares of Common Stock (the "Selling Stockholders Shares") for resale by certain of its stockholders (the "Selling Stockholders"). The Selling Stockholders Shares include 327,000 presently outstanding shares of Common Stock and 300,000 shares underlying outstanding Common Stock Purchase Warrants ("Founders Warrants") exercisable at $4.50 per share during a five-year period beginning with the effective date ("Effective Date") of the Registration Statement of which this Prospectus is a part. Pursuant to certain "lock-up provisions" between the Selling Stockholders and Barron Chase Securities, Inc. (the "Representative") acting as representative of the several underwriters ("Underwriters") of the public offering hereinafter described, 300,000 of the presently outstanding Selling Stockholders Shares and the 300,000 shares underlying the Founders Warrants may not be sold for 15 months from the Effective Date without the consent of the Representative. The remaining 27,000 Selling Stockholders Shares may not be sold for 90 days from the Effective Date. See ADESCRIPTION OF SECURITIES - Shares Eligible for Future Sale".

      The Registration Statement of which this Prospectus is a part also includes 1,500,000 shares of Common Stock and 3,000,000 Redeemable Common Stock Purchase Warrants (the "Warrants") being offered by the Company through an offering underwritten by the Underwriters. The Company has granted the Underwriters an option, exercisable within 45 days after the Effective Date to purchase up to 225,000 additional shares of Common Stock and 450,000 additional Warrants. See "Underwriting".

      None of the 627,000 Selling Stockholders Shares are being underwritten by the Underwriter and the Company will not receive any of the proceeds from the sale of the Selling Stockholders Shares. See "SELLING STOCKHOLDERS".

      Application has been made to list the Common Stock and Warrants of the Company on Nasdaq SmallCap under the symbols _____ and _____W respectively.

      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. See "RISK FACTORS" beginning on page 7 for a discussion of certain risk factors that should be considered by prospective investors of the securities offered hereby.



                The date of this Prospectus is ____________, 1997

--------------------------------------------------------------------------------
A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. Information contained herein is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell of the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
--------------------------------------------------------------------------------

At the Effective Date, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and, in accordance therewith, will be required to file reports, proxy or information statements and other information with the Securities and Exchange Commission (the "Commission"). At the Effective Date, the Securities will be listed on Nasdaq SmallCap. Accordingly, such reports, proxy statements and other information can be inspected and copied at the Commission's principal office, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; the Northeast Regional Office of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048; and the Midwest Regional Office of the Commission, Citicorp Center, 500 West Madison street, Suite 1400, Chicago, Illinois 60661, where copies may be obtained upon payment of the fees prescribed by the Commission, as well as at the offices of The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. Such documents may also be obtained through the website maintained by the Commission at http://www.sec.gov. Holders of the Company's Common Stock and Warrants will be able to obtain the most recent such reports by making written requests therefore to the Company's offices located at 9145 East Kenyon Avenue, Suite 200, Denver, Colorado 80237, Attention: Joel H. Farkas. The Company's telephone number at such address is 303/843-9742.

                            INTRODUCTORY STATEMENT

      Apollo III, Inc., a Florida corporation ("Apollo") was organized on December 23, 1992 for the purpose of acquiring or consolidating with one or more other business entities. On January 12, 1995, Gateway American Properties Corporation, a Florida corporation ("Gateway-Florida") was formed as an affiliate of Apollo for the purpose of entering a business combination involving; (i) the merger of Apollo into Gateway-Florida; (ii) the acquisition by Gateway-Florida of all the outstanding membership interests in Gateway American Properties, LLC a Colorado limited liability company; and (iii) the acquisition of capital from a public offering of securities of Gateway-Florida. After filing a Registration Statement with respect to proposed public offering of Gateway-Florida securities to be underwritten by the Representative, the project was delayed by the parties. Prior to the resumption of the project, Apollo was merged into Gateway-Florida in exchange for 274,000 shares of the Common Stock of Gateway-Florida. Gateway-Florida later redomesticated into a Colorado corporation through a statutory merger with the Company as the surviving corporation. In this merger the shareholders of Gateway-Florida received 327,000 shares of the Company's Common Stock and Common Stock Purchase Warrants to purchase 300,000 shares of the Common Stock ("Founders Warrants"). The Founders Warrants are exercisable at $4.50 per share on the same terms and conditions as the Purchase Warrants offered to the public by this Prospectus. Gateway-Florida and Apollo are both considered as "predecessors" of the Company as that term is defined under the Securities Act of 1933, as amended.

      Immediately prior to the Effective Date of the Registration Statement of which this Prospectus is a part, the Company will complete and consummate a business combination transaction whereby it will acquire (i) all of the outstanding membership interests of Gateway American Properties, LLC, a Colorado limited liability company, ("Gateway") in exchange for 2,025,000 shares of Common Stock. The offering of the Common Stock and Warrants by means of this Prospectus is an integral part of the business combination transaction and such transaction is conditioned upon successful completion of this offering. Such transaction is referred to in this Prospectus as the "Transaction". See "CERTAIN TRANSACTIONS".

      Upon completion of the Transaction, including the offering described in this Preliminary Prospectus, the Company will continue the business activities of Gateway directly or through Gateway as a wholly owned subsidiary. See "PROSPECTUS SUMMARY" and "BUSINESS". Unless otherwise indicated, the information presented in this Preliminary Prospectus reflects and assumes the consummation of the Transaction and refers to the Company and Gateway as a combined entity.



              The remainder of this page left intentionally blank

                              PROSPECTUS SUMMARY

      Set forth below is a summary of certain information contained in this Prospectus. Such information is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus.


                                  The Company

      The Company was formed pursuant to Colorado law on March 21, 1997. For the past four years its subsidiary, Gateway, has been engaged in the business of purchasing and developing real property into platted, finished and semi-finished lots for sale to residential homebuilders. Gateway typically purchases real property that is zoned for residential use and develops such property into finished lots for sale to homebuilders who will construct single family detached or multi-family attached homes on the finished lots. Homes constructed on these lots are generally priced between $100,000 and $250,000. Gateway seeks to provide its home builder customers with (i) approved and platted finished or semi-finished residential building sites, (ii) a variety of geographical locations, and (iii) delivery within time frames which meet the home builders' needs. The Company was formed for the purpose of acquiring Gateway and the capital funds from this offering and continuing Gateway's operations directly or through it as a subsidiary. See "INTRODUCTORY STATEMENT" and "CERTAIN TRANSACTIONS".

      Gateway (including GV Development, LLC, a predecessor of Gateway which was merged into Gateway on December 31, 1994) was organized in June, 1993. From its organization through June 30, 1997, the Company's lot sales have increased from fewer than 20 lots sold in 1994, to 194 lots sold in 1995 and to 478 lots in 1996. For the period ending June 30, 1997, Gateway has sold 277 lots. As of June 30, 1997, it had an inventory of 629 lots under development and an additional 550 that have been developed. Its lots in inventory and lots under contract are located in eight cities and counties in the greater Denver metropolitan area and in Fort Collins, Colorado.

      Presently the home builders who have acquired lots, or are presently under contract to acquire lots from the Company are PrideMark Home Building Group LLC ("PrideMark"), US Home, Melody Homes, Sheffield Homes, Continental Homes, Sundown Development, Paul Adam Custom Homes, d/b/a Odyssey Homes, Meadow Homes and Strauss Homes. PrideMark is principally owned by Michael A. Messina, who is also a director, officer and principal shareholder of the Company. Accordingly, PrideMark is an "affiliate" of the Company as that term is defined under the Securities Act of 1933, as amended. The Company is also engaged in building luxury townhomes in Roxborough Park in Douglas County, Colorado, on property it owns and has developed. The Company may, from time to time, engage in such building activities. See "BUSINESS", "CERTAIN TRANSACTIONS", "MANAGEMENT" and "PRINCIPAL SHAREHOLDERS".

                     Certain Transactions with Affiliates

      Historically, over 50% of the Company's real property purchases have been from affiliated parties. The Company plans to reduce such transactions in the future and has taken steps over the past two years toward that end. The Company and the involved affiliated parties have agreed that on such purchases the Company will pay a purchase price of 10% below the fair market value of the properties, based upon independent expert appraisals.

      For the 30 month period beginning January 1, 1995, 72% of the finished and semi-finished lots sold by the Company have been sold to the affiliate, PrideMark. Over the next 12 months it is anticipated that the Company will continue to sell between one-third and one-half of its platted, semi-finished and finished lots to PrideMark.

      In addition, the Company utilizes legal services from a law firm of which Mr. Deutsch, an officer, director and principal shareholder of the Company, is a shareholder and principal. Mr. Deutsch has agreed that commencing on the Effective Date, he will have no economic interest in any legal fees paid by the Company to the law firm for services rendered subsequent to the Effective Date.

      For additional information on transactions with affiliated parties, see "RISK FACTORS" and "CERTAIN TRANSACTIONS".




                                 The Offering

Common Stock offered                            1,500,000 Shares

Warrants offered                                3,000,000 Warrants

Common Stock to be outstanding after
the Offering(without any Warrant Exercise)      3,852,000 Shares

Proposed Nasdaq SmallCap Symbols                Common Stock           Warrants

                                                _______                _____-W

      The number of shares of Common Stock and Warrants to be outstanding as reflected above does not take into account additional shares of Common Stock and Warrants which may be outstanding to the extent that the Over-Allotment Option granted to the Underwriters is utilized. The information presented above also does not take into account warrants which are being granted to the Representative.


                                Use of Proceeds

     The net proceeds to be received by the Company as a result of this offering are estimated at approximately $5.5 million. The net proceeds are expected to be utilized by the Company in the acquisition and development of real estate properties, including off-site development improvements, for reduction of debt, for marketing and advertising, and as general working capital. See "USE OF PROCEEDS".

                                 Risk Factors

      An investment in the Common Stock and Warrants of the Company involves a substantial degree of risk and should not be made by investors who cannot afford the loss of their entire investment in such securities. See "RISK FACTORS".

                  Unaudited Selected Pro Forma Financial Data

      The unaudited pro forma selected financial data as of June 30, 1997 and for the year ended December 31, 1996 and the six months ended June 30, 1997 are derived from the unaudited pro forma condensed balance sheet and statements of operations set forth subsequently in this Prospectus, which give effect to the Transaction in the manner described in the notes to the pro forma condensed financial statements. The pro forma selected financial data presented below and the pro forma condensed financial statements should be read in conjunction with the accompanying notes to the pro forma condensed financial statements, the historical financial statements and the notes of each of the respective companies, all of which are included subsequently in this Prospectus. The unaudited pro forma condensed statements of operations are not necessarily indicative of future operations or the actual results that would have occurred had the Transaction been consummated at the beginning of each period presented.



                      Gateway American Properties, Corp.
                              (A Colorado Corp.)
                  Unaudited Pro Forma Selected Financial Data
                 Giving Effect to the Transaction and Offering

                                                 Year Ended      Six Months
                                                 December 31,    Ended June 30,
                                                 1996            1997
                                                 ------------    --------------

Income Statement Data:

Sales                                             $10,500,606       $5,049,043
Gross Profit(1)                                       951,526        1,131,804
Operating Income (Loss)                              (306,730)         434,490
Net Income (Loss)                                    (386,802)         229,477
Net Income (Loss) per Common Share(2)                    (.10)             .06


                                                                 As adjusted for
                                                 June 30, 1997   Offering
Balance Sheet Data:                              -------------   ---------------

Total Assets(3)                                   $20,070,300      $22,556,550
Debt(3)                                            16,800,825       13,800,825
Stockholders' Equity                                  803,731        6,289,981

__________

(1)  Gross profit is defined as total sales less cost of sales.

(2) Net income per common share reflects the 1,500,000 Shares that will be outstanding after the consummation of the Transaction and the offering described in this Prospectus which will occur in conjunction with and as a part of the Transaction. These income calculations do not give any effect to the proceeds that will be received pursuant to the offering described in this Prospectus.

(3)  Consistent  with  industry  standards,   assets  and  liabilities  are  not
     classified as either current or long term and, therefore, information relating to such classifications is not presented.

     The SELECTED FINANCIAL INFORMATION section of this Prospectus sets forth selected historical financial data for Gateway, and the Company and pro forma financial data, assuming the consummation of the Transaction described in the Prospectus sections "INTRODUCTORY STATEMENT" and "CERTAIN TRANSACTIONS", all as of the dates described in the historical financial statements of Gateway, Apollo and the Company and in the pro forma financial statements.


                                 RISK FACTORS

     The securities offered by this Prospectus involve a high degree of risk and should be considered speculative securities. Additionally, the business activities of the Company which relate to the acquisition of real property for further development into platted, semi-finished and finished residential building lots are subject to being affected in an adverse material way by the risk factors set forth below. Interested investors should carefully consider the following risks relative to the Company, its business and the offered securities in determining whether to purchase the Common Stock and Warrants of the Company.

     Limited History of Operations. The Company was formed in March of 1997 for the express purpose of effecting the Transaction, upon completion of which the Company will continue the business of Gateway. Gateway was formed as a Colorado limited liability company in June, 1994. Effective December 31, 1994, GV Development, LLC, a Colorado limited liability company which was formed in June, 1993, was merged into Gateway pursuant to the applicable provisions of the Colorado Limited Liability Company Act. GV Development, LLC's business activities were similar to Gateway and GV Development, LLC was under the control of substantially the same members as Gateway. Accordingly, the activities of GV Development, LLC, are included as those of Gateway for purposes of this Prospectus and the consolidated financial statements of Gateway contained herein. During the fiscal years ending December 31, 1995 and 1996, Gateway experienced net incomes of approximately $9,748 and $109,444 respectively and of $401,075 for the six months ended June 30, 1997. While profitable operations have, accordingly, occurred during the 30 month period ending June 30, 1997 there can be no assurance that the Company will continue to operate profitably with respect to the business previously conducted by Gateway. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS".

     Outstanding Debt Obligation, Encumbrance of Assets. From Gateway's inception through June 30, 1997, Gateway sold its 12% Secured Promissory Notes as follows: principal amount of $6 million, due September 30, 1996; principal amount of $3 million due April 30, 1997; and principal amount of $4 million due September 30, 1999 (the "Notes"). For further information concerning such Notes, see "CERTAIN TRANSACTIONS". As of June 30, 1997, the $6 million Note due September 30, 1996 and the $3 million Note due April 30, 1997 have been paid in full. The $4 million Note (the "Note") due September 30, 1999 is outstanding and a principal payment of $500,000 is due December 31, 1997 and at the end of each calendar quarter thereafter with any unpaid balance due September 30, 1999. The Company will pay a total of $1,000,000 on the principal of the Note from the proceeds of the offering and the balance will be paid from funds from operations or debt financing. The obligation represented by the Note is secured by deeds of trust which encumber a substantial portion of the inventory of finished and platted, semi-finished residential building lots held by the Company presently and from time to time. The obligation represented by the Note has been expressly assumed by the Company. The principal and interest obligation of the Note is presently unconditionally guaranteed by Messrs. Deutsch, Farkas and Messina. The Company has agreed to indemnify Messrs. Deutsch, Farkas and Messina from and against any liability, cost or expense incurred by them under any loan or obligation obtained by or for the benefit of the Company, including their guarantees of the Note. The possibility exists that additional private placements of debt obligations may be conducted by the Company. In the private placement of the Note, the Company received assistance from Phillips & Tober, Inc. of Denver, Colorado, a securities broker-dealer. Phillips & Tober, Inc. has certain rights of first refusal with respect to any future private offerings of debt participation obligations of the Company. This first right of refusal does not apply to loans by financial institutions. In addition to the Note, the Company had other outstanding debt as of June 30, 1997, totaling $12,800,825 made up of $7,419,537 due to banks, $1,396,565 due to related parties and to others $3,984,723. Of the total other debt, $11,895,532 is secured by liens against the real property of the Company under arrangements providing for the payment of substantial portions of the proceeds received upon the sale of platted, finished or semi-finished lots. For further information concerning such debt and the related maturity dates, see Note 3 to the consolidated financial statements of Gateway included elsewhere in this Prospectus.

      Status of Properties Acquired and to be Acquired. With respect to any real property acquired by the Company, investigatory processes customarily used in the development industry will have to be accomplished in order to assure to the extent reasonably practicable that such properties are not contaminated by any hazardous waste, or, if there is a contamination, that such contamination can be eliminated or mitigated and does not affect the building lots. The Company believes, as of the date of this Prospectus, that the properties constituting its inventory of platted, semi-finished and finished residential building lots are not contaminated by any hazardous waste. However, there can be no absolute assurances that hazardous waste that cannot be effectively removed or mitigated does not or will not in the future be found to exist under any of the properties owned by the Company or on properties located close enough to such properties to allow migration of hazardous materials onto the Company's properties. In such event, the Company may be required to expend substantial funds to remedy and clean up hazardous waste and the presence of hazardous waste may adversely affect the ability of the Company to sell or refinance such properties or to continue to develop such properties. As indicated subsequently in this Prospectus section and elsewhere herein, a substantial portion of the Company's inventory of platted, semi-finished and finished residential building lots is subject to a lien securing the principal and interest obligation of certain outstanding debt obligations of the Company. In the event that any of such lots are found to be contaminated by any hazardous waste, the Company will be obligated to replace such contaminated lots with uncontaminated lots pursuant to the terms of issuance of such outstanding debt obligations. The Company does not presently carry insurance against losses caused by hazardous waste or other catastrophe such as earthquakes or tornadoes.

      Geographic Concentration. The residential lot development activities of the Company and Gateway have been concentrated in the greater Denver metropolitan area and in Fort Collins, Colorado. The residential lot development and home building market in such areas has fluctuated greatly during the past approximate ten years. The markets in which Gateway has operated and in which the Company will operate have experienced substantial fluctuation in local economic conditions which have been both adverse and favorable. The market area is also affected by regional and national economic conditions such as interest and rates of inflation, relative levels of employment, and local, state and federal governmental policies and regulations. Presently the Company believes that the markets in which the Company presently operates are experiencing favorable economic conditions but no assurance can be given that such circumstance will continue over the near or mid future time.

     Regulatory Factors. In its development activities relating to residential building lots, the Company operates in a strict regulatory environment which will involve the procurement of necessary zoning classifications, permits and other authorities permitting the development and further development of real property acquired. As part of the zoning and subdivision processes, a developer such as the Company generally is required to agree to complete certain improvements to the subdivided property ("on-site improvements") which provide service to the property, and, in some instances, improvements to neighboring properties ("off-site improvements") which service the proposed subdivision, before the lots will qualify for issuance of a building permit. Until a lot can qualify for issuance of a building permit, it is not ordinarily marketable by the Company to a home builder. The required off-site improvements can include such matters as acquisition and completion of service roads and utilities to the subject property, acquisition of off-site storm water drainage facilities and dedication (or payment in lieu of dedication) of lands and improvements for parks or other greenbelt or open space areas. On-site improvement requirements can include completion of streets and service utilities to each lot and completion of on-site drainage facilities, parks or open space areas. Once installation requirements are met and building permits are issued, developers such as the Company, in most instances are required to provide maintenance of the improvements for a period of time following their installation (usually one year) before the governing bodies will accept the improvements for public maintenance. To secure the obligation to maintain, developers are required to post collateral with the governing agencies in the form of bonds, cash or letters of credit in a percentage of the total cost of the improvements. If more than one developer is involved in a subdivision, the development obligations are generally joint and several to the several developers. Sometimes such development obligations are allowed to be phased as lots are completed and houses built and sold, and sometimes the development obligations are apportioned among the developers by agreement. Gateway has, and the Company will have substantial "on-site" and "off-site" improvement obligations with respect to real property intended to be developed. Adequate capital may not always be available for such purposes. Regardless of the private placement of the debt obligations described below in Outstanding Debt Obligations, Encumbrance of Assets and the completion of this offering, the Company estimates that additional development funds will be required to provide for the total costs of development of the platted, unfinished and semi-finished lots intended to be acquired and developed by the Company in the future. Such additional required funds are anticipated to be provided from the sales of lots in a finished state and the creation of additional debt obligations. In the event that sufficient proceeds are not available from those sources, lots in an unfinished status may have to be sold at significantly reduced prices.

      Other Operational Risks. In addition to the improvement obligation risks enumerated above, there are other development risks associated with completing the improvements to the subdivision and lots and making the lots finished and marketable to the home builder at a price that is profitable to the Company and within a time frame that will allow the Company and the home builder to take advantage of cyclical fluctuations in the market. See Market Risks below. Delays related to governmental regulation, weather, availability of labor and materials, ability and capacity of utility companies to connect utility service and supply the volume of service necessary to meet the subdivision needs, and increases in costs of labor and materials, all can adversely impact the value of the residential building lots held by the Company.

      Market Risks. The market for residential real estate is cyclical. A strong or rising new home sales market creates demand for lot development. Often, in an attempt to reach this market first, developers initiate new projects all at once creating an oversupply of available lots when the lots are finished months later after completion of the development process. Whether the demand for new lots will keep pace with the competitive effort to supply lots is dependent on many factors beyond the control of the Company. Consequently, there is a risk that the Company may purchase property that it subsequently is unable to sell at a profit or at all as a result of adverse conditions which develop in the market. Also, in the normal course of business, it will be necessary for the Company to expend funds to investigate and evaluate potential properties to be acquired by the Company, to pay option deposits to secure purchase contracts for properties, and to expend funds to obtain plats for properties (the costs of the platting process can range from $50,000 to $500,000 per property), even though the Company ultimately may not actually acquire the properties due to a downturn in the market.

      Dependence on PrideMark and Other Home Builder Customers. For the 30 month period beginning January 1, 1995, 72% of the finished and semi-finished lots sold by the Company have been sold to PrideMark, a home building company owned by Michael A. Messina, who is an officer, director and principal stockholder of the Company. It is anticipated that the Company will continue to sell between one-third to one-half of its platted, finished and semi-finished lots to
PrideMark. The Company currently has eight other existing home builder customers. As a consequence, the Company's success is heavily dependent upon the economic health of PrideMark and its other customers and a bankruptcy or other reorganization of any of these customers could have a material adverse effect upon the Company's business. Even some of the largest production home builders operating in the Denver metropolitan area have experienced reorganization proceedings under the bankruptcy laws during the past approximate ten years.

      Dependence on Key Personnel. Messrs. Harvey E. Deutsch, Joel H. Farkas and Michael A. Messina presently serve as members of the Board of Directors of the Company and as the executive officers of the Company. See "MANAGEMENT". The ability of the Company to successfully conduct its business is largely dependent upon the continuing availability of such persons in their managerial capacities. Loss of the services of Messrs. Deutsch, Farkas or Messina could have a material adverse affect on the Company's ability to achieve its business objectives. The Company has obtained key-person life insurance upon these three individuals in the amount of $1,500,000 each.



Possible Conflicts of Interest. In the past, Gateway has purchased real property from entities (usually limited partnerships or limited liability companies) in which the officers and directors of the Company have had an interest. The officers and directors having an interest in entities conveying properties to the Company are Harvey E. Deutsch, Joel H. Farkas and Michael A. Messina. As a result, possible conflict of interest circumstances may arise with respect to the establishment of the terms and price of any real property purchase transaction between the Company and any such affiliated entity. Any possible conflict of interest circumstances, however, are mitigated by the Company's policy that residential real estate property acquired by the Company be acquired at a cost which will be 10% below the fair market value based on an appraisal conducted by an independent appraiser and/or as a result of the circumstances and requirements which relate to the ultimate price of a platted, semi-finished or finished lot as developed by the Company and which will be paid by residential home builders. With respect to land acquired for immediate development into lots and as to which the Company has a sales contract with a home builder for sale of the finished lots, the sales price of the platted, finished or semi finished lots to the home builder will be a significant factor in determining the price per lot which can be paid by the Company, taking into account the development costs which are required to be incurred by the Company prior to the lot being sold in a platted, semi-finished or finished status to the residential home builder. With respect to land purchased for development but as to which no current sales contract has been negotiated, an independent appraisal will be a significant factor in determining the price per lot that will be paid by Company. The Company has historically sold a substantial portion of its platted, semi-finished or finished lots to PrideMark, a home construction firm owned by Michael A. Messina, who is also an officer, principal shareholder, and a member of the Board of Directors of the Company. It is anticipated that the Company will continue to sell a portion of lots to PrideMark in the future. Commencing in 1992, PrideMark began developing, platting and acquiring lots to serve its own building needs. In addition, the Company has and will make lot sales to Strauss Homes, a firm in which Jeffrey K. Prager, a key employee of the Company is a principal owner. See "CERTAIN TRANSACTIONS", "MANAGEMENT" and "PRINCIPAL SHAREHOLDERS".

Competition. The residential lot development industry is highly competitive. In times of strong demand for residential building lots, developers are inclined to initiate a number of developments at substantially the same time thereby potentially creating an oversupply of residential building lots in a particular area. When demand for such residential building lots slackens, downward pressure with respect to the pricing of such residential lots usually occurs. Other factors will affect the relative competitive position of the Company, including the location of the Company's platted, semi-finished and finished lots, the presence of other competing entities in the Company's areas of operations and the relative level of acceptance of the lots platted, finished or semi-finished by the Company from an aesthetic point of view by the consumer. Ultimate pricing of the lots will also be a competitive factor. Entities in competition with the activities of the Company may be vested with substantially greater financial, managerial and other resources than those available to the Company at the conclusion of this offering. There can be no assurance that the Company will effectively meet such competition on a continuing basis.

      Determination of Share and Warrant Offering Price. Prior to the offering made hereby, there has been no public market for the Common Stock or Warrants of the Company and there is no assurance that an active trading market for such Common Stock and Warrants will develop or be sustained after the offering is concluded or that the shares of Common Stock or the Warrants will be traded at or above their initial public offering prices of $4.00 and $.1875, respectively. The initial public offering price of the Common Stock and the Warrants has been determined through negotiations between the Company and the Representative based upon the factors described herein and may not be indicative of the market prices for the Common Stock or the Warrants subsequent to the conclusion of the offering. The price of the Common Stock and Warrants offered hereby takes into account the present and future earnings of the Company, the Company's business potential and its real estate activities and other factors. See "UNDERWRITING".

      Nasdaq Listing and Maintenance. At the conclusion of the public sale of the Common Stock and Warrants offered hereby, it is anticipated that such Common Stock and Warrants will be eligible for listing on the Nasdaq SmallCap. In order to continue to be listed on Nasdaq SmallCap, however, the Company must maintain, among other criteria, $2 million in net tangible assets, $35 million in market capitalization or $500,000 in net income (in the latest fiscal year or in two of the last three fiscal years). In addition, the ability to have such Common Stock and Warrants listed on a continual basis requires the presence of two market makers and a minimum bid price of $1.00 per share. The failure to satisfy these criteria on a continuous basis may result in the delisting of the Common Stock of the Company from Nasdaq SmallCap, in which event trading, if any, in the Common Stock would thereafter be conducted on the OTC Bulletin Board or in the over-the-counter market. As a result of any such delisting, investors may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock and Warrants.

      Risks Relating to Low Priced Stocks. In the event that the Common Stock of the Company were to be delisted from trading on Nasdaq SmallCap and no other exclusion from the definition of "penny stock" under the Securities Exchange Act of 1934, as amended (the "Exchange Act") were available, trading in the Common Stock of the Company would also be subject to the requirements of certain rules promulgated under the Exchange Act by the Commission, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock. Such rules require delivery, prior to any penny stock transaction, of a disclosure document explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell or deal in penny stocks to persons who are other than established customers of such broker-dealers or Accredited Investors. For these types of transactions, the broker-dealer must make special suitability determinations with respect to the purchaser and have received the purchaser's written consent to the transactions prior to sale. The additional burdens imposed upon broker-dealers by such requirements relating to penny stocks could, most likely, discourage broker-dealers from effecting transactions in the Common Stock and Warrants of the Company, which would severely limit and restrict the market liquidity attributable to the Common Stock and the Warrants and the ability of purchasers in this offering to sell the Common Stock and Warrants in any secondary market.

      Market for Common Stock and Warrants. In connection with this offering of Common Stock and Warrants, the Underwriters may engage in stabilization activities. The effect of such activities may result in the bid price for the Common Stock and Warrants of the Company to be artificially maintained at a price which is the same as or is slightly above the public offering price of $4.00 per share of Common Stock and $.1875 per Warrant. Additionally, the Underwriters are expected to sell the Common Stock and Warrants to the their customers and to engage in market making activities with respect to the after market for the Common Stock and the Warrants. No assurance can be given that such market making activities of the Underwriters will continue for any length of time and the withdrawal of one or more of the Underwriters as market makers for the Company's Common Stock and Warrants could have an adverse effect on the price of such securities and the after market for such securities.

      Shares Eligible for Future Sale. As of the Effective Date and prior to the completion of this public offering there will be outstanding 2,352,000 shares of Common Stock of the Company and Founders Warrants to purchase 300,000 shares of Common Stock exercisable at $4.50 per share up to five years from the date of this Prospectus. Of such shares and Founders Warrants, 327,000 shares of Common Stock and all the shares underlying the Founders Warrants to purchase 300,000 shares have been registered under the Act simultaneous with this offering of Common Stock and Warrants. Of such 327,000 shares of Common Stock, 27,000 shares may not be sold for a period of 90 days from the Effective Date. The balance of 300,000 shares of the Common Stock and the Founders Warrants to purchase 300,000 Shares are subject to "lock-up provisions" which preclude the ability of the holders of such securities from selling into the market without the prior consent of the Representative for the 15 month period subsequent to the Effective Date. The remaining 2,025,000 shares of Common Stock of the Company presently outstanding constitute Restricted Securities, as that term is defined in Rule 144 promulgated under the Act. These Restricted Securities will be eligible for public sale pursuant to Rule 144 at such time as such shares have been held for a period of one year from the time of acquisition thereof. Accordingly, the Restricted Securities may become eligible for future sale during 1998. The holder of Restricted Securities may effect sales under Rule 144 if such holder complies with certain notice provisions with respect to any such sale transactions and complies with certain volume restrictions.
See "DESCRIPTION OF SECURITIES".

      Substantial and Immediate Dilution and Benefit to Present Stockholders. This offering involves immediate dilution of $2.45 per share (approximately 61% of the per share offering price) between the pro forma net tangible book value per share of Common Stock after the offering of $1.55 and the public offering price of $4.00 per share. The existing stockholders of the Company have acquired their shares of Common Stock at an average consideration per share of $.34, which is nominal in comparison to the $4.00 per share public offering price. Accordingly, purchasers of the Common Stock and Warrants offered hereby will bear substantially all of the financial risks inherent in an investment in the Company during the immediate to near term future time. See "DILUTION".

      Possible Adverse Effects of Redemption of Warrants. The Warrants offered hereby may be redeemed by the Company at any time upon notice of not less than 30 days at a price of $.35 per Warrant, provided the closing bid quotation of the Common Stock of the Company on 30 consecutive trading days has been at least $6.40 and provided that such notice is mailed within ten days after the end of such period in which such price exists. Prior to the first anniversary of the Effective Date, the Purchase Warrants will not be redeemable by the Company without the written consent of the Representative. Such redemption provisions and the utilization thereof by the Company could compel the holders of the Warrants to exercise the Warrants and pay the exercise price of $4.50 per share issuable at a time when it may be disadvantageous for them to do so; to sell the Warrants at the then current market price for the Warrants then prevailing in the market therefor, if any, when they might otherwise wish to hold the Warrants; or to accept the redemption price of $.35 per Warrant, which may be substantially less than the market value of the Warrants at the time of any such redemption. See "DESCRIPTION OF SECURITIES - Warrants".

     Possible Lack of Value of Warrants; Possible Inability to Exercise Warrants. The Warrants are exercisable at $4.50 per share of Common Stock and expire five years from the date of this Prospectus. Should the market price for the Common Stock not materially exceed $4.50 prior to that date or should the Company be sold, merged, or otherwise reorganized in the transaction in which its stockholders consideration at less than $4.50 per Share, the Warrants will have no value. With respect to the public offering thereof, the Company intends to qualify the sale of the Common Stock and Warrants described in this Prospectus in a specified number of states. Although exemptions in the securities laws of certain states may permit Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified, the Company will be prevented from issuing Common Stock in such other states upon the exercise of the Warrants unless an exemption from the qualification requirements of such state or states is available or unless the issuance of Common Stock upon exercise of the Warrants is qualified. Although the Company will endeavor to qualify the Common Stock underlying the Warrants for sale in a state where qualification is required and may be reasonably obtained, there is no assurance that the Common Stock will be qualified for sale in all of the states in which the ultimate purchase of Warrants reside. In such event, the Warrants will expire and will have no value if they cannot be sold. Accordingly, the market for the Warrants may be limited because of these restrictions. Further, a current Registration Statement covering the Common Stock issuable upon the exercise of the Warrants must be in effect before the Company may permit the exercise of Warrants. For various reasons, no assurance can be given that the Company will be in a position to file and process to effectiveness a Registration Statement covering the Common Stock issuable upon exercise of the Warrants. See "DESCRIPTION OF SECURITIES - Warrants".

     Representative Warrants. Pursuant to the Underwriting Agreement existing between the Company and the Representative, the Representative will be granted 150,000 Common Stock Representative Warrants and 300,000 Warrant Representative Warrants for which the Representative will pay a nominal consideration. The 300,000 Warrant Representative Warrants provide, upon full exercise and for the payment of a purchase price of $.28125 per warrant, for the issuance of 300,000 Underlying Warrants. The Common Stock Representative Warrants and the Underlying Warrants shall each be exercisable into one share of the Company's Common Stock at an exercise price of $6.00 per share during the five year period commencing on the Effective Date. With respect to the Representative's Warrants, the Company will grant to the Representative certain registration rights which could result in substantial expense to the Company and may be a hindrance to the Company's ability to obtain future financing when needed. In the event that the Representative's Warrants are exercised, sales of shares of the Common Stock underlying the Representative's Warrants could have a depressive effect on the market price of the Common Stock in the event that a public market develops. See "UNDERWRITING".

      Additional Warrants/Stock Options. In addition to the Warrants offered by this Prospectus and the Representative's Warrants to be granted to the Representative, there will be outstanding Founders Warrants for the purchase of up to 300,000 shares of Common Stock. The exercise price with respect to Founders Warrants is $4.50 per Share and the Warrant exercise period concludes five years from the Effective Date. The shares of Common Stock issuable upon exercise of the 300,000 Founders Warrants have been registered contemporaneous to the registration of the Common Stock and Warrants being offered hereby but, to the extent that such Warrants are exercised during the 15 month "lock-up" period relating to the restriction on the transfer of certain outstanding Common Stock of the Company, such restrictions on transfer shall be applicable to such Common Stock. The Company has also reserved 375,000 shares of Common Stock for issuance in connection with a Stock Option Plan which it anticipates will be adopted subsequent to the conclusion of the sale of the Common Stock and Warrants offered hereby. With respect to such Founders' Warrants and any holders of stock options subsequently granted, the holders of such Warrants and options may be afforded at a relatively nominal cost, the opportunity to profit from a rise in the market price of the Common Stock of the Company. Additionally, while such Founders' Warrants and options are outstanding, the terms pursuant to which the Company may obtain additional required capital may be adversely affected since the holders of such Warrants and options may be expected to exercise such Warrants and options at a time when the Company could obtain needed capital by an offering of securities on terms more favorable than those provided by such Warrants or options. See "PRINCIPAL SHAREHOLDERS".

      Dividends. The Company does not anticipate paying dividends with respect to its outstanding Common Stock in the foreseeable future time. See "DIVIDEND POLICY".

      Voting Control. As of the Effective Date, the officers and directors, members of their families and trusts created for members of their families, own of record and beneficially 1,822,500 shares of Common Stock of the Company, constituting 47.3% of all Shares to be outstanding at the conclusion of the offering made hereby if the Over-Allotment Option is not utilized and 45.5% of Shares to be outstanding at the conclusion of the offering if the Over-Allotment Option is utilized in its entirety. All 2,025,000 shares of Common Stock issued for the membership interests in Gateway are subject to a Voting Trust Agreement, pursuant to which Messrs. Deutsch, Farkas and Messina have the voting rights for such Shares. The Voting Trust Agreement gives Messrs. Deutsch, Farkas and Messina voting control over 52.5% of all Shares to be outstanding at the conclusion of the offering made hereby if the Over-Allotment Option is not utilized and 50.6% of the Shares to be outstanding at the conclusion of this offering if the Over-Allotment Option is exercised in its entirety. Accordingly, as a practical matter Messrs. Deutsch, Farkas and Messina will be able to elect the Company's entire Board of Directors and to determine the disposition of all matters submitted to a voting of the Company's shareholders. See "PRINCIPAL SHAREHOLDERS" and "DESCRIPTION OF SECURITIES".






              The remainder of this page left intentionally blank

                        SELECTED FINANCIAL INFORMATION

The following selected financial data for the years ended December 31, 1995 and 1996 for Gateway, the two years ended December 31, 1995 and 1996 for the Company (including its predecessors, Gateway American Properties Corporation, a Florida corporation and Apollo III, Inc., for the period from January 12, 1995 (date of inception) through June 30, 1997 are derived from the financial statements of each respective company. The financial data for the six month periods ended June 30, 1997 and 1996 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals for each company considered necessary for a fair presentation of the financial position and results of operations for these periods. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1997. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information included herein.

      The pro forma selected financial data as of June 30, 1997 and for the year ended December 31, 1996 and the six months ended June 30, 1997 are derived from the unaudited pro forma condensed balance sheet and statements of operations set forth subsequently in this Prospectus, which give effect to the Transaction in the manner described in the notes to the pro forma condensed financial statements. The pro forma selected financial data presented below and the pro forma condensed financial statements should be read in conjunction with the accompanying notes to the pro forma condensed financial statements, the historical financial statements and the notes of each of the respective companies, all of which are included subsequently in this Prospectus. The unaudited pro forma condensed statements of operations are not necessarily indicative of future operations or the actual results that would have occurred had the Transaction been consummated at the beginning of each period presented.

                        Gateway American Properties, LLC
                    (a Colorado limited liability company)
                                 Consolidated


                                    Year Ended               Six month period
                                    December 31                Ended June 30
                                    -----------                -------------
                               1995            1996         1996          1997
                               ----            ----         ----          ----

Statement of Operations
Data:

Sales                        $4,375,359   $10,500,606     $5,020,015  $5,049,043
Gross Profit(1)                 628,074       951,526        267,541   1,131,804
Operating Income (Loss)          38,169       160,004        (46,972)    449,783
Net Income (Loss)                 9,748       109,444        (48,083)    401,075

                                         December 31,          June 30,
                                             1996                1997
                                             ----                ----

Balance Sheet Data:

Total Assets(2)                           $18,936,406         $19,986,314
Debt(2)                                    16,189,195          16,800,825
Members' Equity                               404,298             802,873


                      Gateway American Properties, Corp.
                               (A Florida Corp.)



                                    Year Ended               Six month period
                                    December 31                Ended June 30
                                    -----------                -------------
                                1995           1996         1996          1997
                                ----           ----         ----          ----

Statement of Operations
Data:

Sales                         $  -0-          $-0-        $ -0-        $  -0-
Gross Profit                     -0-           -0-          -0-           -0-
Operating Income (Loss)       (173,966)     (464,846)     (27,716)      (15,198)
Net Income (Loss)             (173,996)     (464,846)     (27,716)      (15,198)


                                         December 31,          June 30,
                                             1996                1997
                                             ----                ----

Balance Sheet Data:

Total Assets                                $51,854            $83,986
Debt                                        $35,798            $83,128
Stockholders' Equity                         16,056                858


                      Gateway American Properties, Corp.
                                 (A Colorado Corp.)
                                                            Inception
                                                            Through
                                                            June 30, 1997
                                                            -------------

Statement of Operations
Data:

Sales                                                         $  -0-
Gross Profit                                                     -0-
Operating Income (Loss)                                          -0-
Net Income (Loss)                                                -0-

                                                     June 30,
                                                       1997
                                                       ----
Balance Sheet Data:

Total Assets                                            -0-
Debt                                                    -0-
Stockholders' Deficiency                                -0-


                  Unaudited Pro Forma Selected Financial Data
                       Giving Effect to the Transaction

                                               Year Ended       Six month
                                               December 31,     Ended June 30,
                                                  1996             1997
                                                  ----             ----

Income Statement Data:

Sales                                          $10,500,606       $5,049,043
Gross Profit(1)                                    951,526        1,131,804
Operating Income (Loss)                           (306,730)         434,490
Net Income (Loss)                                 (386,802)         229,477
Net Income (Loss) per Common Share(2)                 (.10)             .06

                                                                As adjusted for
                                              June 30, 1997     Offering
                                              -------------     ---------------

Balance Sheet Data:

Total Assets(3)                                $20,070,300        $22,556,550
Debt(3)                                         16,800,825         17,800,825
Stockholders' Equity                               803,731          6,289,981

------------

(1)  Gross profit is defined as total sales less cost of sales.

(2) Net income per common share reflects the 1,500,000 Shares that will be outstanding after the consummation of the Transaction and the offering described in this Prospectus which will occur in conjunction with and as a part of the Transaction. These income calculations do not give any effect to the proceeds that will be received pursuant to the offering described in this Prospectus.

(3)  Consistent  with  industry  standards,   assets  and  liabilities  are  not
     classified as either current or long term and, therefore, information relating to such classifications is not presented.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

In General

     The Company, on and after the Effective Date, will continue the business operations of Gateway, directly or through Gateway. Gateway is a Colorado limited liability company formed in June, 1994. In December, 1994, GV Development, LLC, a Colorado limited liability company formed in June, 1993, was merged into Gateway. The business of GV Development, LLC, was similar to the business of Gateway and was under control of substantially the same members. Consequently, GV Development, LLC, is treated as a predecessor of Gateway and all references to Gateway in this Prospectus and the financial statements included herein include the activities of GV Development, LLC. Gateway acquires suitable real estate properties for development as platted, semi-finished or finished residential building lots intended primarily for sale to home builders who intend to construct on such lots single or multi family residential structures for sale to the ultimate occupant. Gateway also engages in home construction and related marketing activities. See "SUMMARY" and "BUSINESS".

      The Company's and Gateway's income has been previously derived from the sale of platted, semi-finished or finished lots to home builders at lot prices usually determined at the time that the Company commences development of the lots. The Company's and Gateway's profits have been derived as a result of the difference between the gross selling price of the lots sold to various home builders and the cost of such lot acquisition and the development activities undertaken by Gateway. It is anticipated that the Company's income will continue to be substantially derived from the sale of lots as described above. Income may also be derived from other business, including the home building business. The entire process relating to Gateway's development activities is largely driven by the ultimate price of the lot to the dwelling occupant. The ultimate price of the lot is substantially controlled by such factors as market demand, location, dwelling size and quality, type and extent of common development amenities and aesthetic considerations. Factors which affect the home building industry in a more general way, such as the level of long and short term interest rates, relative availability of development and long term financing, local and national economic conditions and competition, will also reflect the amount of the ultimate price of the residential building lot to the dwelling occupant.

      In the light of such environment, Gateway undertakes analysis with respect to any real estate property being considered for acquisition and/or development. Considerations and factors utilized in such analysis include the formulation of development cost budgets with respect to required on site and off site development, estimates of the cost and time required to accomplish required regulatory matters (zoning, permitting, etc.), the level of interest on the part of home builders to whom the Company has sold lots in the past and the determination of the ultimate home price to the home buyer which in most cases is provided as a result of an independent appraisal of the property in its undeveloped state and of the projected value of the lots to be developed on the property, assuming the completion of development activities.

      Gateway's residential lot acquisition and development activities have been concentrated in the greater Denver, Colorado metropolitan area and in Fort Collins, Colorado. Such concentration is expected to continue during the near future time.

The results of operations of Gateway American Properties, LLC for year ended December 31, 1995 compared to the year ended December 31, 1996 and for the six month period ended June 30, 1996 compared to the six month period ended June 30, 1997.

      Gateway  (including  its  predecessor,  GV  Development,   LLC)  commenced
operations on June 24, 1993.

      For the  year  ended  December  31,  1995,  Gateway  experienced  sales of
$4,375,359, of which, $2,800,535 were to related parties. See "CERTAIN TRANSACTIONS". Cost of sales were $3,747,285 and general and administrative expenses were $589,905, resulting in an operating income of $38,169.

       For the year ended December 31, 1996, Gateway experienced sales of $10,500,606, of which, $7,901,928 were to related parties. See "CERTAIN TRANSACTIONS". Cost of sales were $9,549,080 and general and administrative expenses were $791,522, resulting in an operating income of $160,004.

      For the six month period ended June 30, 1996, Gateway experienced lot sales of $5,020,015 of which 3,591,620 was to related parties. See "CERTAIN TRANSACTIONS". The costs of such lot sales for such six month period ended June 30, 1996, were $4,752,474 which, when taken with general and administrative expenses of $314,513, resulted in an operating and net income of ($46,972).

      For the six month period ended June 30, 1997, Gateway experienced lot sales of $5,049,043 of which $4,067,199 was to related parties. See "CERTAIN TRANSACTIONS". The costs of such lot sales for such six month period ended June 30, 1997, was $3,917,239, which, when taken with general and administrative expenses of $682,021, resulted in an operating and net income of $449,783.

The results of operations of Gateway American Properties Corporation, a Colorado limited liability corporation, its predecessors Gateway American Properties Corporation, a Florida corporation, and Apollo III, Inc. for the year ended December 31, 1995 compared to the year ended December 31, 1996 and for the six month period ended June 30, 1996 compared to the six month period ended June 30, 1997.

      For the years ended December 31, 1995 and 1996 respectively the Company experienced an operating loss of $185,472 and $466,734 and had interest income of $11,476 and $1,888 respectively. It experienced a net loss of $173,996 for the year ended December 31, 1995 and a net loss of $464,846 for the year ended December 31, 1996. The Company sustained an operating loss of $28,810 and $15,243 for the six month periods ended June 30, 1996 and 1997 and had interest income of $1,094 and $95, resulting in a net loss of $27,716 and $15,198 for the six months.

Liquidity and Capital Resources

     Gateway financed its lot acquisition and development activities through the proceeds derived from the capital contributions made by the members of Gateway, through the net proceeds realized from the sale of platted,semi-finished and finished lots, and through the net proceeds realized by Gateway as a result of the private and limited offer and sale of certain debt securities. The continuing operations of the Company and Gateway will be financed through a portion of the net proceeds of the offering made hereby, See "USE OF PROCEEDS" through the proceeds from the sale of lots, through bank loans and possibly through the private sale of debt securities.

      At June 30, 1997, the holders of the outstanding membership interests of Gateway had contributed (net of distributions) cash and property to Gateway in the amount of $215,448.

      From Gateway's inception through the period ended June 30, 1997 Gateway sold its 12% Secured Promissory Notes as follows: principal amount of $6 million, due September 30, 1996, principal amount of $3 million due April 30, 1997; and principal amount of $4 million due September 30, 1999 (the "Notes"). For further information concerning such Notes, see "CERTAIN TRANSACTIONS". As of June 30, 1997, the $6 million Note due September 30, 1996 and the $3 million Note due April 30, 1997 have been paid in full. The Note due September 30, 1999 ("Note") is outstanding and a principal payment of $500,000 is due December 31, 1997 and at the end of each calendar quarter thereafter with any unpaid balance due September 30, 1999. The Company will pay a total of $1,000,000 on the principal of the Note from the proceeds of the offering and the balance will be paid from funds from operations or debt financing. On the Effective Date, the Company will unconditionally assume the obligation of Gateway with respect to the Note. The principal obligation of the Note is unconditionally guaranteed by Harvey E. Deutsch, Joel H. Farkas and Michael A. Messina. See "MANAGEMENT". The Company has agreed to indemnify Messrs. Deutsch, Farkas and Messina from and against any liability, cost or expense incurred by them under any loan or obligation obtained by or for the benefit of the Company, including their guarantees of the Note.

      The Note was issued under the authority of and is subject to the provisions and terms of a loan agreement existing between Gateway, Phillips & Tober, Inc., the placement agent for the Note, and MegaBank of Arapahoe (the "Agent"), a deposit institution maintaining its offices in Denver, Colorado. MegaBank of Arapahoe acts as agent with respect to the Note and acts in the collective benefit of the holders of the Note. The Note was privately offered and sold by Gateway through the facilities of Phillips & Tober, Inc., as placement agent, to suitable and "Accredited Investors" (as defined under the Securities Act of 1933) on the basis of $100,000 units of participation in the Note.

      Interest is paid monthly at 12% on the Note. The Agent is required to undertake certain notice and corrective action in the event that default occurs with respect to the payment of any interest or principal payment when due.

      The obligation represented by the Note is secured by deeds of trust (mortgages) encumbering various real estate parcels and projects with which Gateway is involved. The deeds of trust have a first priority status, subject only to certain exceptions as are set forth in the governing loan agreement, which exceptions include development agreements which may be entered into between Gateway and certain cities and counties where the encumbered projects are located, and other existing matters of record. The Agent, as nominee and agent for the Note and the holders of the units of participation therein, is the beneficiary of such deeds of trust.

      The properties to which the deeds of trust relate are comprised of platted, semi-finished or finished lots, or lots in the process of being platted. In order for lots to become finished lots, Gateway is obligated to accomplish certain development activities, including providing access to all utilities with a capacity to service the lots in question, providing ingress and egress to and from public roads and otherwise making the lots fully qualified for the issuance of building permits for the construction of a residential dwelling on a lot or lots.

      Gateway must also meet certain obligations in order for the Agent to disburse Note proceeds for the acquisition of any particular parcel which Gateway intends to acquire and develop into platted, finished or semi-finished lots. Such requirements include the requirement that (a) the parcel be zoned and platted, (b) there is a mortgagee title insurance policy in the amount of the appraised value of the parcel and insuring the priority of the lien of the deeds of trust which is available and is being delivered, (c) there is evidence of ingress and egress via finished public roads and (d) there is available capacity for service from and access to all necessary and required utilities.

      As of the Effective Date, Gateway is in full compliance with the requirements of the loan agreement and the Company and Gateway believes that compliance will continue.

     Gateway has also historically utilized bank lines of credit and financing proceeds made available by certain affiliates. At June 30, 1997, Gateway had aggregate outstanding debt of approximately $12.8 million in addition to the $4 million on the Note described above. Such additional loans have various interest rates, terms and maturities. See Note 3 to the consolidated financial statements of Gateway included elsewhere in this Prospectus.

      The Company believes that the funds made available from the sources described above and those anticipated to be received by the Company as a result of the conclusion of the offering of Common Stock and Warrants made hereby, together with anticipated cash flows to be derived from the sale of platted, semi-finished or finished lots, will be sufficient to meet Gateway's and the Company's liquidity requirements during the 12 months following the date of this Prospectus. To the extent that such sources of funds are insufficient, Gateway and the Company will be required to seek additional sources of funds and there can be no assurance that Gateway and the Company will be able to procure additional funds on acceptable terms or will be able to procure additional funds at all.

      The acquisition and lot development activities of Gateway and the Company are affected to a certain degree by weather conditions, availability of necessary materials and labor, and other factors which can fluctuate on a seasonal basis. Generally, the lot development activities must be conducted under favorable weather conditions and adverse weather conditions can interrupt or cause a temporary cessation in such activities. Delays, when encountered, may diminish or eliminate the anticipated profit margin with respect to any lot project then being conducted.

      Gateway and the Company may experience fluctuations in future operations as a result of a number of factors, including local and general economic conditions, the cyclical nature of the real estate market, the economic health of the Company's home builder customers, the relative availability of suitable real estate parcels for development into residential lot subdivisions, the availability of development and long term financing for home builders and the purchasers of residential dwellings, governmental policies and regulations, weather, shortages of labor or materials, increases in on-site and off-site development costs, and other factors. See "RISK FACTORS - Factors Affecting Business of the Company".

                                   DILUTION

     The pro forma information and data presented in this Prospectus section assumes the consummation of the Transaction. Accordingly, such information and data regarding existing stockholders of the Company takes into account the consideration paid by Gateway members for their membership interests in Gateway and the consideration paid by the other present stockholders for their shares. See "INTRODUCTORY STATEMENT" and "CERTAIN TRANSACTIONS". The pro forma net tangible book value of the Common Stock at June 30, 1997, assuming the Transaction occurred but without giving effect to sale of Common Stock and Warrants in this offering, was $421,213 or $.18 per share. Net tangible book value per share of Common Stock is defined as the tangible assets of the Company, less all liabilities, divided by the number of shares of Common Stock outstanding. After giving effect as of June 30, 1997 to the sale of the

1,500,000 shares of Common Stock offered hereby and after deducting the unpaid estimated offering expenses, the pro forma net tangible book value of the Common Stock at June 30, 1997 would have been $5,987,463 or $1.55 per share. This represents an immediate increase in net tangible book value of $1.37 per share to existing stockholders and an immediate dilution of $2.45 per share to new investors purchasing the Shares offered hereby. The following table illustrates this per share dilution:

      Initial public offering price............................   $4.00
      Pro forma net tangible book value per share
             before offering...................................    $.18
      Increase in pro forma net tangible book value
             per share attributable to new investors...........   $1.37
                                                                  -----
      Pro forma net tangible book value per share after
            giving effect to public offering...................   $1.55
                                                                  =====
      Dilution per share to new investors......................   $2.45
                                                                  =====

      Neither the foregoing nor the following table gives effect to the exercise of any of the Warrants to purchase of 4,125,000 of Common Stock included in the 3,000,000 Warrants offered hereby, the outstanding 300,000 Founders Warrants, the 450,000 Representative's Warrants and the 375,000 options which may be issued pursuant to a stock option plan subsequently adopted by the Company. These two tables also do not give effect to the use of the Over-Allotment Option granted to the Underwriters under which they may purchase up to an additional 225,000 shares of Common Stock and Warrants to purchase 450,000 shares.

      The following table summarizes, on a pro forma basis as of June 30, 1997, the total shares of Common Stock purchased and the total consideration and average price per share paid by existing stockholders and paid by the new investors purchasing the shares offered hereby without giving any effect to the $562,500 paid by new investors for the Warrants.

                           Shares Purchased            Total Consideration(1)
                           ----------------            ----------------------
                                                                                     Average Price
                           Number     Percent          Amount       Percent          Per Share
                           ------     -------          ------       -------          ---------

New investors............  1,500,000    38.9%          $6,000,000     88.2%            $4.00
Existing stockholders....  2,352,000    61.1%            $803,731     11.8%              .34
                           ---------    -----            --------     -----
      Total..............  3,852,000   100.0%          $6,803,731    100.0%
                           =========   ======          ==========    ======

(1)   Does not include the $562,500 paid by new investors for the Warrants.

                                USE OF PROCEEDS

      The net proceeds of this offering of Common Stock and Warrants is expected to be approximately $5.5 million or $6.4 million if the Over-Allotment Option is exercised in full. The table set forth below reflects the utilization of the net proceeds of this offering by the Company.

                                              Upon the Sale of 1,500,000
                                              Shares and 3,000,000 Warrants
                                              -----------------------------

Acquisition and Development of Properties               $1,700,000

Debt Reduction (1)                                       3,000,000

Marketing and Advertising                                  100,000

Working Capital and General Corporate
 Purposes (1)                                              700,000
          --                                               -------

TOTAL (1)                                               $5,500,000
      ==                                                ==========

(1) If the over-allotment option is exercised in full, of the additional proceeds $300,000 will be used for debt reduction and the remainder will be used as working capital.


     Acquisition and Development of Properties. The Company intends to use a portion of the net proceeds from the offering to purchase and develop land and lots for ultimate sale to residential home builders, including development of off site infrastructure. Off site infrastructure costs include entry monumentation, collector roads adjacent to and within the projects, culverts, bridges, and main line utilities for water, sanitary sewer and storm sewer. In certain projects, improvement districts or building authorities have been created for reimbursement of major infrastructure costs Upon issuance of bonds or other debt obligations, the Company will be entitled to a reimbursement of a portion of these costs. A significant amount of the Company's real property purchases and sales will be with affiliated parties. See "CERTAIN TRANSACTIONS".

      Debt Reduction. The Company will use approximately $1 million for repayment of its outstanding 12% Secured Promissory Notes and $2 million for payment of other secured or unsecured debt including $1,450,000 of which will be paid to affiliates. The payment to affiliates includes $489,000 in accrued salaries. See "MANAGEMENT - Employment Agreements'.

      Marketing and Advertising. The Company intends to utilize a portion of the net proceeds to increase its marketing and advertising activities with respect to its Master Planned Communities. The Company intends to develop lots for sale to residential home builders and its marketing program is intended, at least in part, to augment the marketing and advertising already undertaken and conducted by such residential home builders.

     Working Capital and General Corporate Purposes. The balance of the net proceeds realized by the Company from the offering will be utilized for working capital and general corporate purposes. Such utilization will include the payment of the costs and expenses incurred in connection with the Company's operations, including the executive compensation to be paid to certain of the executive officers of the Company during the current fiscal year. Such utilization may also include the capitalization of joint ventures in which the Company may engage or for the initiation of compatible business activities or acquisition transactions, none of which are identified as of the date of this Prospectus.

     The management of the Company is of the opinion that the net proceeds from this offering of Common Stock and Warrants, and proceeds realized from the on-going sale of platted, semi-finished and finished lots will be sufficient to meet the Company's anticipated cash needs and finance its operations for at least 12 months from the date of this Prospectus. However, no assurance can be given that the Company will not require additional financing or if such additional financing is required, that such will be available in amounts and upon terms acceptable to the Company.

                          PRO FORMA CAPITALIZATION

      The table set forth below presents the pro forma capitalization of the Company as of June 30, 1997 which takes into account the consummation of the Transaction, including the sale of the 1,500,000 shares of Common Stock and 3,000,000 Warrants offered hereby. See "INTRODUCTORY STATEMENT" and "CERTAIN TRANSACTIONS".
                                                            June 30, 1997
                                                            -------------
                                                     Prior to
                                                     Consummation   As Adjusted
                                                     of Offering    for Offering
                                                     -----------    ------------

Debt                                                $16,800,825     $13,800,825
                                                    -----------     -----------

Stockholders' Equity:
Common Stock, $.01 par value,
20,000,000 Shares authorized,
2,352,000  Shares  outstanding on a pro forma
basis prior to consummation of the offering
and 3,852,000 Shares outstanding on a pro
forma basis as adjusted for this offering                 23,520         38,520

Additional Paid-in Capital                               776,211      6,647,461

Founders Warrants                                          4,000          4,000
Accumulated Deficit                                         -0-            -0-
                                                           -----          -----

Total Stockholders' Equity                               803,731      6,289,981
                                                         -------      ---------

Total Capitalization                                   17,604,556    20,090,806
                                                       ==========    ==========

__________


                                DIVIDEND POLICY

      The Company does not expect to pay dividends on its Common Stock during the foreseeable future time. Any future decision of the Company's Board of Directors to pay dividends will be made in the light of the Company's earnings, financial position, capital requirements and other relevant factors then existing.


                                   BUSINESS

Introduction

      Gateway has primarily engaged in the furnishing of platted, semi-finished and unfinished lots to the home building industry since its inception in June,

1993. Its activities have been concentrated in eight cities and counties in the greater Denver metropolitan area and in the City of Fort Collins, Colorado. The Company will continue the business activities of Gateway, either directly or through Gateway, which is expected to continue as a subsidiary entity of the Company for a now indeterminable period. Accordingly, the information presented below in this Prospectus section of the activities of the Company, and all references to the Company, from and after the Effective Date include the activities of Gateway.

      The Company's business activities are the outgrowth of the business activities of Harvey E. Deutsch, Joel H. Farkas and Michael A. Messina, which involved the acquisition and development of real property to the status of residential building lots for sale to and use by PrideMark. PrideMark is a Denver, Colorado based residential home builder controlled by Michael A. Messina, who is also a director, officer and principal shareholder of the Company. See "CERTAIN TRANSACTIONS" and "MANAGEMENT". Such activity assisted PrideMark in assuring an adequate supply of suitable, developed residential lots for use in the home construction activity of PrideMark without an immediate requirement that PrideMark contemporaneously commit its capital to the lot development process.

      From this activity, the present business activity of the Company has developed which involves the acquisition and development of land as residential subdivisions containing platted, finished or semi-finished building lots suitable for acquisition, usually on a phased basis, by the residential production home builders who are or become customers of the Company. Finished lots are lots as to which all required subdivision improvements have been completed and which have adjacent access to all utilities with capacity to serve the lots, have a means of ingress and egress over public roads, and are fully qualified for issuance of a building permit for construction of a home on the lot. Semi-finished lots are lots with respect to which subdivision improvements for utilities, ingress and egress and other required improvements have been completed to or through a portion of the subdivision, but such improvements have not been completed to each lot itself. The home builder completes the development of semi-finished lots into finished lots, in connection with its construction of homes thereon. From time to time, Gateway also sells parcels of real property that have been zoned and platted, but are substantially undeveloped, to home builders. The Company may, from time to time, may also engage in the home building business.

      Presently the home builders who have acquired lots, or are presently under contract to acquire from the Company are PrideMark Homes, US Home, Melody Homes, Sheffield Homes, Continental Homes, Sundown Development, Paul Adam Custom Homes, d/b/a Odyssey Homes, Meadow Homes and Strauss Homes. Substantially all of the lots developed to date by Gateway have been intended for use for single family residential production homes and townhomes or duplexes.

The Residential Home Building Industry

      The residential home building industry has three primary components: land acquisition, land development, and home construction and sales. There is considerable overlap among those who participate in one or more of the components of the industry. Investors purchase undeveloped or under utilized real estate with a view to realizing appreciation in value as a result of urban or suburban growth, but usually do not engage in development activities. Developers, such as the Company, typically purchase real property which is usually unimproved and unplatted but is appropriately zoned for development and develop such property into subdivisions containing platted, semi-finished or finished lots for sale to home builders. Home builders either acquire finished lots or acquire and develop land into finished lots for their own home building activities.

     In the home construction and sales component of the industry, there are four major areas of activity: (i) building custom homes; (ii) building production homes; (iii) building town homes, condominiums and apartments; and
(iv) remodelings. Smaller home builders generally concentrate their activities in two or three of these areas while larger home builders tend to have operations in almost all activity areas. Home builders classified as production home builders dominate the market. A production home builder builds a substantial number of homes each year from standard plans and specifications that have limited structural options but generally offer various floor plans, elevations or upgrade options.

      The activities of Gateway to date have been concentrated in the greater Denver, Colorado metropolitan area and the City of Fort Collins, Colorado, and a significant portion of the Company's activities during the future time are also expected to be concentrated in these areas.

     Denver is the capital city of the State of Colorado and the Denver metropolitan area is the principal economic center of the Rocky Mountain region. The metropolitan Denver area is comprised of six counties: Denver, Adams, Arapahoe, Boulder, Douglas and Jefferson. The City of Fort Collins is located in northern Colorado along the eastern slope of the Rocky Mountains. It is the largest city of the northern Colorado region and the seat of Larimer County. Ft. Collins is located 65 miles north of Denver via Interstate Highway No. 25 and 30 miles south of the Wyoming border.

      The management of the Company believes, based upon information available to the Company and believed reliable, that the residential construction industry in the Denver, Colorado metropolitan area and in the City of Fort Collins is very fragmented with many individual businesses that have small dollar or unit sales volumes. The Denver metropolitan area also is characterized, however, by the presence of several large production home building companies that construct the majority of single family homes in the area. The Company believes that for the period ending September 1997, the largest ten home builders in the metropolitan Denver, Colorado area constituted approximately 67% of the single family home construction activity that occurs in the area during such period.

      The residential home building industry in the Denver, Colorado metropolitan area has experienced dramatic changes during the period 1975-1996. In the late 1970's and early 1980's, the Denver metropolitan area experienced rapid growth and substantial residential construction activity. The period 1985-1989 was characterized by deteriorating economic conditions and an increasing oversupply of homes in the Denver, Colorado area. During this period there were record foreclosures, bankruptcies and financial institution failures.

      The demise of numerous financial institutions in the mid to late 1980's resulted in the imposition of stringent regulatory restrictions on commercial banks and other financial institutions engaged in real estate lending. As a result, sources of financing became more limited and restricted. Other regulatory factors relating to environmental concerns and concerns regarding the pace and rate of development in the Denver metropolitan area have, in the opinion of the Company, significantly increased the regulatory impact which is presently experienced by firms engaged in residential home building.

       Commencing in late 1989 and through the present time, economic conditions in the Denver, Colorado metropolitan area have improved. From 1990 through December 31, 1996, the Denver metropolitan area experienced substantial growth in home construction and sales. For the year of 1995, sales in the Denver market maintained a steady pace, with an increase of 16.3% over 1994. For the year 1996, sales were up 21% over 1995. Second quarter sales results for 1997 were also favorable at a 7.7% gain in single family starts over second quarter 1996. The management of the Company anticipates that the rate of economic growth in the greater Denver, Colorado metropolitan area will be at a moderate level through 1997 as a result of various factors. The materially adverse economic conditions characterizing the period 1985-1989 are not expected to reoccur in the foreseeable future time. However, no assurance can be given that favorable economic conditions will be sustained and will continue.

      Until very recently, there has been very little accessible data available regarding the volume of new home sales in the City of Fort Collins. However, based upon the information available to the Company and believed reliable, it appears that home sales in the City of Fort Collins generally follow the same trend as for the Denver metropolitan area. The City of Fort Collins experienced a period of strong growth in the late 1970's and early 1980's, a decline in home sales in the mid 1980's, and a recovery and corresponding increase in home sales beginning in late 1988 and 1989. Home sales for the period 1989 through 1995 exceeded those of prior years, and 1996 saw an increase of 24.2% over 1995. Second quarter sales results also show an increase of 15.4% over the same period in 1996.

Property Acquisition by the Company

      The business activities of Gateway have been, and the business activities of the Company primarily will be, the purchase of real property that is zoned or can be zoned for residential use and the development of such purchased property into platted, finished or semi-finished lots for sale to home builders who will construct a single family detached or multi-family attached homes on such lots. See Introduction above for a description of what constitutes "platted", "finished" and "semi-finished" lots. The developed lots generally are between 5,000 and 6,000 square feet in size and homes constructed on these lots generally are priced between $100,000 and $250,000, including the lots. From time to time, the Company will acquire parcels of real property, complete the platting process and then sell the zoned and platted parcels to home builders who will develop such properties themselves.


      The Company seeks to maintain purchase option contracts for real estate properties covering a four to seven year supply of lots, based upon current lot absorption information. In that manner, the Company seeks to assure that there are sufficient lots under its control to provide a supply for its business in the reasonably foreseeable future. Generally, the Company will exercise options to purchase properties at a level intended to meet its home builder customers' demands for a two to four year period based upon sales contracts with such home builders. In the normal course of business, the Company will purchase properties for which there are no contracts for sale to home builders.

      The Company seeks to achieve a sales price to its home builder customers which will yield to the Company an adequate gross margin, before selling expenses, general and administrative expenses, financing costs and other non-capitalized costs of the Company, taking into account the amount of money expended by the Company for property acquisition and development of the property as a platted subdivision containing finished and semi-finished lots. In its effort to achieve such a gross margin, with respect to property intended to be developed in the immediate future, the Company utilizes independent appraisals to verify the fair market value of the property when acquired. For properties that will not be developed immediately and/or for which the Company has no sales contracts with home builder customers, the Company obtains independent appraisals to verify the fair market value of the property upon acquisition. The Company then uses development budget estimates and management's estimates of the potential selling price of lots based upon management's experience with the market and the Company's home builder customers to determine the estimated fair market value of finished and semi-finished lots. From its organization through December 31, 1996, the Company's lot sales have increased from fewer than 20 lots sold in 1994, to 194 lots sold in 1995, to 478 lots sold in 1996. For the six month period ending June 30, 1997, Gateway has sold 277 lots.

      A significant amount of the Company's real property purchases and sales have previously been with affiliated parties. See "CERTAIN TRANSACTIONS". The Company uses the same procedures and policies in determining the sales prices of lots sold to affiliated parties as those used in setting the sales prices for transactions with non-affiliated parties.

Present Development Activities

      The development activities of the Company will include the accomplishment of all legal and regulatory requirements for the subdivision plat and substantial completion of the subdivision infrastructure (streets, water and sewer systems, gas and electric lines, curb and gutter, landscaping, entry monumentation and related improvements).

      The Company is presently developing and/or platting lots for the nine home builders, listed in Marketing of Subdivision lots below. Since its inception, Gateway's annual sales have increased from less than 20 lots sold in 1994 to 478 lots in 1996 to 277 lots for the first half of 1997.

      The Company's inventory of lots under development is presently contained in subdivisions known as Sterling Hills, Aurora, Colorado; Country Hills, Thornton, Colorado; Willow Run, Broomfield, Colorado; and Gateway Village, Denver, Colorado; all of which subdivisions are located in the greater Denver, Colorado metropolitan area. In addition, the Company is currently planning lots in the Riverdale subdivision in Thornton, Colorado. Also, the Company is presently building in Roxborough Park in Douglas County, Colorado. The West Star Subdivision, in Lakewood, Colorado, has been platted and sold. Also, Downing Park, Thornton, Colorado, and Quail Run, Aurora, Colorado have been developed and sold. The Company also has lots under development in the Harmony Crossing and Overland Trail subdivisions which are located in Fort Collins, Colorado.

                       THIS PAGE INTENTIONALLY LEFT BLANK

Marketing of Subdivision Lots

     The Company sells its finished and platted, semi-finished lots primarily to production home builders. Production home builders are believed by the Company to be the dominant factor in the residential home building industry as conducted in the greater Denver, Colorado metropolitan area. The Company estimates that in such area, the largest ten home builders constituted approximately 48% of new home sales which occurred in the six month period ended June 30, 1997. In summary, a production home builder is a home builder building a substantial number of homes each year from standard plans and specifications that have limited structural options but generally offer various floor plans, elevation or upgrade options.

     From its inception through December 31, 1996, Gateway sold or has contracted to sell platted, finished and semi-finished lots to nine home builders conducting their operations in the greater Denver, and Ft. Collins, Colorado metropolitan areas. Such home builders are PrideMark Homes, US Home, Melody Homes, Sheffield Homes, Continental Homes, Paul Adam Custom Homes, d/b/a Odyssey Homes, Meadow Homes, Sundown Development, and Strauss Homes. From Gateway's inception through December 31, 1994, virtually all of Gateway's lot sales were to PrideMark. For the 30 month period beginning January 1, 1995, approximately 72% of the Company's lot sales were to PrideMark. It is anticipated that the sales to PrideMark Homes will constitute approximately one-third to one-half of the Company's future lot sales over the next 12 months.

     PrideMark  is  principally  owned  by  Michael  A.  Messina  who  also is a principal shareholder, director and officer of the Company. See "CERTAIN TRANSACTIONS" and "MANAGEMENT". PrideMark was formed in late 1987 and since formation has purchased finished lots primarily from various financial institutions. Commencing in 1992, PrideMark began developing, platting and acquiring lots to serve its own home building needs. Homes built by PrideMark are primarily single family homes for middle income families and range in price from $80,000 to $200,000. The majority of homes constructed by PrideMark Homes are in the $90,000 to $150,000 range. According to "The Front Range Housing Market Letter" published by David Laffoon, September 1997, PrideMark was ranked fourth among Denver area builders for new home closings for the first seven months of 1997 and closed 390 homes during that period.

     US Home was established in 1954 and is currently believed to build homes primarily for first time home buyers and retirement second home buyers. It is estimated that US Home has built more than 250,000 homes during the past approximately 40 years. Presently US Home is believed to construct residential dwelling units in approximately 200 communities in 32 metropolitan areas located in 12 states throughout the United States, including Arizona, California, Colorado, Florida, Maryland, Minnesota, Nevada, New Jersey, Texas and Virginia. The management of the Company believes that US Home is one of the ten largest single family on-site home builders in the United States. According to "The Front Range Housing Market Letter" published by David Laffoon, September 1997, US Home was ranked first among Denver area builders for new home closings for the first seven months of 1997 and closed 554 homes during that period.

     Melody Homes is one of the largest builders of single family detached homes in the Denver metro area. According to "The Front Range Housing Market Letter" published by David Laffoon, September 1997, Melody Homes was ranked third among Denver area builders for new home closings for the first seven months of 1997 and closed 478 homes during that period.

     Continental Homes was founded in Denver in 1986 and has been the only builder to join the ten best selling builders in the Denver metro area. According to "The Front Range Housing Market Letter" published by David Laffoon, September 1997, Continental was ranked sixth among Denver area builders for new home closings for the first seven months of 1997 and closed 308 homes during that period.

     Sheffield Homes was founded in 1978 and builds single family detached homes for the first home and move-up home buyer.

     Sundown Development builds single-family detached homes for the first-time home buyer.

     Strauss Homes, founded in 1994 builds affordable housing in the Denver metro area.

     Paul Adam Custom Homes/DBA Odyssey Homes began building in this region in 1996 and builds single family detached homes in the Denver metro area.

     Meadow Homes began in Denver in 1984 is one of the metro areas providers of single family homes. According to "The Front Range Housing Market Letter" published by David Laffoon, September 1997, Meadow Homes was ranked among the top 25 Denver area builders for new home closings for the first seven months of 1997 and closed 64 homes during that period.

     The Company's sales transactions involving its inventory of platted, finished and semi-finished lots result from negotiated transactions that are usually undertaken by the Company at a time contemporaneous or prior to the development of such property. The sales contracts entered into between the Company and its home builder customers are generally option contracts. In some cases, the lot sales contracts contain specific performance provisions requiring the homebuilder to close on the subject lots. In other cases, homebuilders have made a deposit of funds on executed sales contracts. Under such option contracts, home builders who are customers of the Company may only be required to purchase a minimum number of lots at specified times and prices. See "RISK FACTORS - Factors Affecting Business of Company, Other Operational Risks and Market Risks".

Competition

     In the acquisition of real property suitable for development as platted, finished and semi-finished residential building lots and the marketing of such lots, the Company encounters significant competition from other development entities, from home builders who conduct their own lot development activities and from investors who compete with the Company with respect to the acquisition of suitable sites for development. The Company's competitive position in its industry will be largely dependent upon the ability of the management of the Company to identify suitable sites for acquisition at a time when such sites are not being actively pursued for acquisition by any competitive entity or person. This will require that the Company continually investigate suitable sites for acquisition in its areas of operation. The Company's competitive position will also be substantially dependent upon the relative amount of capital available to it with respect to its ability to acquire suitable real estate sites for development as finished and semi-finished lots and to engage in the necessary development activities within a period of time permitting the sale of platted, semi-finished and finished lots to its lot purchase customers.

     The Company's acquisition and development activities will also be affected by the relative financial condition of its home builder customers and by the competitive factors which affect the home building and home marketing activities of its home builder customers. Factors such as location, relative price, subdivision attractiveness and amenities, available home design options and aesthetic factors may have a pronounced affect on the acceptance of homes constructed in subdivisions which have been developed by the Company and acquired by its home builder customers.

      The management of the Company is of the opinion that: its present competitive posture is good; it has adequate capital to pursue its business activities; and the capital from the offering made hereby will enhance its competitive status.

      The Company's competitive position will also be affected by the general conditions existing in the residential home building industry, as such exists in the Company's area of operations. See "THE RESIDENTIAL HOME BUILDING INDUSTRY" and "RISK FACTORS - Factors Affecting Business of the Company".


Employees

      In addition to its executive personnel and key management employees, the Company has 12 employees, which are primarily engaged in administrative activities. The Company considers its relations with its employees to be good. See "MANAGEMENT".

Other Activities

      In addition to its land acquisition and development activities, Gateway has provided, on a fee basis, services involved in forming special districts, building authorities and homeowners' associations relating to properties developed by it and has performed administrative, accounting and management services in connection with those districts, building authorities and homeowners' associations, pending completion of the subdivision and sales of finished lots to home builders or subdivision residents. The Company will continue to engage in these activities conducted by Gateway.

Future Activities

      Subsequent to the completion of the offering made hereby, the Company will continue to explore suitable real estate properties for acquisition and development into semi-finished and finished lots for sale to residential home builders. The Company will also consider opportunities to acquire and develop non-residential properties, i.e. rental, commercial, warehouse and office, and may engage in development, sales and leasing of such properties. Such activities are expected to be conducted in Colorado, principally in the greater Denver, Colorado metropolitan area, and surrounding communities such as Fort Collins.

      Currently, the Company acquires most of its real estate properties for development and sale to its home builder customers. It is anticipated that the Company in the future may acquire a greater number of real estate properties as long term holdings for which the Company has no immediate development plans and no contracts for the sale of finished lots therein to home builders. Similarly, while the Company's operations currently are conducted in Colorado, the Company in the future may expand its operations to other states.

                             CERTAIN TRANSACTIONS

The Transaction

     Apollo III, Inc., a Florida Corporation ("Apollo") was organized on December 23, 1992 for the purpose of acquiring or consolidating with one or more other business entities. On January 12, 1995, Gateway American Properties Corporation, a Florida Corporation ("Gateway-Florida") was formed as an affiliate of Apollo for the purpose of entering a business combination involving; (i) the merger of Apollo into Gateway-Florida; (ii) the acquisition by Gateway-Florida of all the outstanding membership interests in Gateway American Properties, LLC a Colorado limited liability; and (iii) the acquisition of capital fund from a public offering of securities of Gateway-Florida. After filing a Registration Statement with respect to proposed public offering of Gateway-Florida securities to be underwritten by the Representative, the project was voluntarily delayed. Prior to the resumption of the project, Apollo was merged into Gateway-Florida in exchange for 274,000 shares of the Common Stock of Gateway-Florida. Gateway-Florida later redomesticated into a Colorado corporation through a statutory merger with the Company as the surviving corporation. In this merger the shareholders of Gateway-Florida received 327,000 shares of the Company's Common Stock and 300,000 Founders Warrants. Gateway-Florida and Apollo are both considered as "predecessors" of the Company as that term is defined under the Securities Act of 1933, as amended.

     The Company immediately prior to the Effective Date, and as an integral part of the offering made in this Prospectus, consummated the Transaction provided for pursuant to an agreement styled Amended and Restated Agreement Providing for Sale and Exchange of Capital Stock ("Agreement") which was made and entered into by and between the Company and Gateway effective January 27, 1997. Pursuant to the provisions of the Agreement, the Company acquired all of the outstanding membership interests of Gateway which were outstanding as of the Closing Date (as specified in the Agreement) in exchange for 2,025,000 shares of Common Stock. Of such Shares 1,822,500 were issued to Harvey E. Deutsch, Joel H. Farkas and Michael A. Messina or members of their families. See "MANAGEMENT" and "PRINCIPAL SHAREHOLDERS".

     The shares of Common Stock and Founders Warrants of the Company issued with respect to the merger with Gateway-Florida and the shares of common stock underlying the Founders Warrants have been registered pursuant to the Registration Statement of which this Prospectus is a part are subject to certain restrictions upon their sale. With respect to 27,000 shares of the Company's stock, they may not be sold for 90 days from the Effective Date. The remaining 300,000 shares of the outstanding Common Stock of and the 300,000 shares underlying the Warrants are subject to "lock-up" provisions for 15 months from the Effective Date. In summary, the lock-up provisions affecting such shares prohibit the holders thereof from effecting any sales transactions in the market for such shares except upon the written consent of the Representative. The 2,025,000 shares issued by the Company in connection with its acquisition of all of the membership interests of Gateway have not been registered and constitute Restricted Securities. As Restricted Securities, such shares may only be sold subsequent to the time that the holders thereof have held the shares for a period of one year, and upon compliance with certain reporting requirements established by the Commission. See "RISK FACTORS - Shares Eligible for Future Sale" and "DESCRIPTION OF SECURITIES".
Certain Purchase/Sale Transactions

     From its inception in June 1993 to date, Gateway has effected purchases of real estate properties which it has developed or will develop into platted, finished and semi-finished lots from limited liability companies and limited partnership entities in which certain of the executive officers of the Company had an interest. In the past, it was the practice of Messrs. Deutsch, Farkas and Messina to form limited liability companies or limited partnerships in which they and others would have an economic interest in order to acquire real estate properties which were in a condition or state of development making their acquisition by Gateway and presently the Company inappropriate or premature. During the period of time that such real estate properties were held by such entities, appropriate and necessary regulatory approvals and other development activities were undertaken and if successfully accomplished, permitted the real estate properties acquired to be qualified for purchase by Gateway. The prices paid by Gateway with respect to such real estate properties purchased were determined by real property appraisals provided by sources of expert appraisal or on a negotiated basis and are believed in all respects to fairly relate to the prices that would have been paid by Gateway with respect to any transaction with a non-affiliated person or entity. After the Public Offering, any purchases made by Gateway from Messrs. Deutsch, Farkas, or Messina will be 10% below the fair market value based on independent expert appraisals. The table set forth below summarizes these historical acquisition transactions.


Conveying Affiliated     Conveying Entity             Approx.    Approximate     Approximate
Entity, Project and      Interest Held by             Purchase   Affiliate       Profit to
Property Conveyed        Affiliated Party             Price to   Cost of         Affiliated
                                                      Gateway    the Property    Party
                         Affiliate       % Interest


Downing Park, LLC,       Harvey E. Deutsch   25%      $792,000     $373,000       $104,750
Downing Park, 132 Lots   Joel H. Farkas      25%                                  $104,750
                         Michael A. Messina  50%                                  $209,500

PrideMark Homes,         Michael A. Messina  93%      $1,089,11  $1,089,113         ---
Harmony Crossing, 221
Lots

PrideMark Homes, Willow  Michael A. Messina  93%       $342,000    $342,000         ---
Run, Filing I, Phase 2
& 3 57 Lots

Willow Run Holdings,     Harvey E. Deutsch   1.8%      $342,273    $342,273         ---
LLC, Willow Run II, 88   Joel H. Farkas      1.8%
Lots(1)

Willow Run Holdings,     Harvey E. Deutsch   1.8%    $1,511,400     922,500       $16,663
LLC, Willow Run IV & V,  Joel H. Farkas      1.8%                                 $16,663
295 Lots(1)

Gateway Village, LLC,    Harvey E. Deutsch  41.6%      $567,800     $61,400      $210,662
Gateway Village, Filing  Joel H. Farkas     41.6%                                $210,662
I, 128 Lots

Gateway Village, LLC,    Harvey E. Deutsch  41.6%      $778,180     $55,220      $300,750
Gateway Village, Filing  Joel H. Farkas     41.6%                                $300,750
II, 146 Lots

Gateway Village, LLC,    Harvey E. Deutsch  41.6%      $687,500     $46,500      $266,650
Gateway                  Joel H. Farkas     41.6%                                $266,650
Village, Filing III,
124 Lots

Sterling Hills Ltd.      Harvey E. Deutsch               See 5      See 5 below    See 5
Buyout                   Joel H. Farkas                  below                     below
                         Michael A. Messina

PrideMark Homes,        Michael A. Messina  93%        $693,750    $693,750        ---
Sterling Hills (No. 1),
75 Lots

Sterling Hills Ltd.,     Harvey E.Deutsch   16%(2)     $576,000    $347,000      $36,640
Sterling Hills (No. 2),  Joel H. Farkas     16%(2)                               $36,640
96 Lots                  Michael A. Messina 16.5%(3)                             $37,785
                         612 Corporation     1%(2)                               $ 2,290


612 Corp., Country       Harvey E. Deutsch  50%(4)     $541,400    $468,000      $36,700
Hills (No. 6), 78        Joel H. Farkas     50%(4)                               $36,700
Lots(4)


__________

(1) Messrs. Deutsch and Farkas each own a 32.5% shareholder interest in Wilrun Corp. Wilrun Corp. was the beneficial owner of an 11.11% membership interest in the conveying entity, Willow Run Holdings LLC.

(2) Messrs. Deutsch and Farkas each own 50% of the outstanding common stock of 612 Corp. 612 Corp. held 1% general partnership interest in the conveying entity, Sterling Hills, Ltd. Messrs. Deutsch and Farkas also held a 16% interest as limited partners in the conveying entity, Sterling Hills, Ltd.

(3) Mr. Messina's 16.5% interest in the conveying entity, Sterling Hills, Ltd. was a limited partnership interest.

(4) Messrs. Deutsch and Farkas each own 50% of the outstanding common stock of 612 Corp., the conveying entity in this transaction.

(5) Gateway American Properties, LLC bought out Sterling Hills, Ltd. on 7-31-96 in an amount equal to partners' capital accounts with principal payments due quarterly beginning 9-15-97:

            612 Corp. -- received a note for     $5,391.76
            515 Capital       "          "      $86,186.65
            DSR LLC           "          "      $85,202.65
            Michael A. Messina"          "      $88,882.53


      Also since the inception of Gateway, Gateway has sold finished or semi-finished lots to PrideMark Homes, a home construction firm substantially owned by Michael A. Messina, a principal shareholder, director and officer of the Company. As indicated elsewhere in this Prospectus, the prices paid by PrideMark Homes to Gateway and which in the future may be paid to the Company have or will relate to the appraised value of such platted, finished or semi-finished lots as determined by fair market value appraisals provided by independent sources of expert appraisal. The table set forth below summarizes the lot sales transactions made by Gateway to PrideMark Homes which have occurred since the inception of Gateway to December 31, 1996.

                                                                Approximate cost
                                                               (including carry)
                                      # of Lots      Price      to  Gateway.
Property Conveyed as of 12-31-96
Country Hills, Filing 6, Phase 1          26      $714,086.55      $505,759.24
Downing Park, Phase 1                     64    $1,537,658.22      $765,147.12
Downing Park, Phase 2                     10      $215,000.00      $220,000.00
Gateway Village, Filing 1, Phase 5        45      $756,388.00      $502,747.35
Gateway Village, Filing 1, Phase 4        41      $726,923.28      $588,304.77
Gateway Village (17 Lots)                 17      $212,500.00      $212,500.00
Sterling Hills, Filing 1, Phases 1 & 2    75    $1,995,337.25    $1,737,348.44
Willow Run, Filing 1, Phase 2             28      $700,698.22      $503,596.48
Willow Run, Filing 1, Phase 3             29      $726,292.42      $501,370.97
Willow Run, Filing 2                      55    $1,361,250.00      $811,865.93
Quail Run                                103    $1,165,086.96      $969,585.14

      As of the date of this Prospectus, Harvey E. Deutsch and Joel H. Farkas continue to own equity interests in certain limited liability companies or limited partnerships which may in the future convey real estate properties to the Company for development by the Company into finished or semi-finished lots. Such entities include those entities identified in the table presented above. The purchase price to be paid by the Company to such entities in the event of the purchase of real estate properties by the Company from such entities will be largely determined, if not entirely determined and governed by fair market appraisals provided by sources of independent expert appraisal and will be at a price 10% below the fair market value so determined.

      Competing Development Activities. Michael A. Messina, a director, principal shareholder and officer of the Company and the principal owner of PrideMark, is also the principal owner of Richland Development Company, LLC, ("Richland Development"), a Colorado limited liability company. Richland Development is engaged in the same lot development business as the Company and in the same area. Thus, Richland Development directly competes with the Company; and an expansion of the activities of Richland Development could have a direct impact upon the Company's future lot sales to its present largest customer.

      In 1995, the Company furnished land development services to Richland Development on a fee basis for which the Company was paid $188,475. It is not now anticipated that the Company will furnish any services to Richland Development in the future.

      Harvey E. Deutsch, Joel H. Farkas, and Michael A. Messina also have interest in other parcels of real property in the Denver metro area which may compete with the Company.

Company Headquarters

      As of the date of this Prospectus, the Company's administrative headquarters are located at 9145 East Kenyon Avenue, Suite 200, Denver, Colorado 80237. Such commercial space occupied and utilized by the Company consists of approximately 4,288 square feet and is leased in accordance with a written lease existing between Gateway (now assumed by the Company) and 9145 E. Kenyon, LLC, of which Harvey E. Deutsch is a manager and member. In June 1997, the Company renewed its lease for a three year period beginning October 31, 1997. Under the terms of the new agreement, the Company is to pay $5,773 per month for the first year with escalation clauses in years two and three. The Company also has an agreement with the related party law firm, whereby the law firm will reimburse the Company $1,325 per month for office space occupied by the law firm.

Providing of Certain Legal Services

      Harvey E. Deutsch, Esq. is a shareholder and principal of the law firm of Deutsch, Spillane & Reutzel, P.C. The firm also maintains its offices at the same location as the Company as identified above. Since inception, the firm has provided various legal services to Gateway and will continue to provide various legal services to the Company relating to the development activities of Gateway and the Company, which services will include permitting, zoning matters, negotiations with municipalities and other governmental units, land acquisition, subdivision platting and filings and similar matters. During the past three fiscal years ending on December 31 of each year, Gateway has paid the following legal fees to the firm; $64,600 in 1994; $241,159 in 1995; and $432,636 in 1996.
Immediately subsequent to the consummation of the Transaction, Harvey E. Deutsch is expected to devote substantially all of his business time to the position of President and Chief Executive Officer of the Company and will alter his position with his law firm to that of "of counsel." In all events, Mr. Deutsch's attention to the practice of law is expected to be substantially reduced in the light of his duties to the Company and Mr. Deutsch will then have no further economic interest in the fees paid to the law firm by the Company for services rendered subsequent to the Effective Date. See "MANAGEMENT".


                                  MANAGEMENT


Directors and Executive Officers

      The directors and executive officers of the Company are as follows:


   Name and Age                     Positions Held With the Company
   ------------                     -------------------------------

Harvey E. Deutsch, age 57           Chairman, President and Chief
                                    Executive Officer and Director

Joel H. Farkas, age 36              Director, Vice
                                    President-Finance/ Marketing and
                                    Treasurer (Chief Operating Officer) and
                                    Secretary

Michael A. Messina, age 49          Director and Vice President
                                    of Development


All director terms expire June 30, 1998.

      Harvey E. Deutsch was a founding member of Gateway and has been active in the business operations of Gateway since its inception in June 1993. After graduating from Southern Methodist University, Mr. Deutsch went on to obtain a law degree from the University of Texas. Additionally, Mr. Deutsch has practiced law for approximately 30 years in Denver, Colorado and has specialized principally in real estate law. His practice experience includes significant real estate property acquisitions, development law, matters relating to financing and leasing transactions, as well as planning, zoning, land use, water, sewer, general utility district law, environmental matters and legal matters relating to municipal and quasi-municipal financing of real property project infrastructures. Mr. Deutsch is presently a principal of Deutsch, Spillane & Reutzel, P.C., Denver, Colorado, a firm specializing in real estate, zoning and land use matters.

      Joel H. Farkas was also a founding member of Gateway and has been active in the business operations of Gateway since its inception in June, 1993. Mr. Farkas has been engaged in land acquisition, development and finance in Colorado and Arizona since December, 1984, first as an employee of Farkas Group, Inc., a family-owned company from 1984 to 1990 and then individually from 1990 to the present. Mr. Farkas holds a Bachelor of Science degree from the University of California, Los Angeles.

      Michael A. Messina was also a founding member of Gateway and has been a member of Gateway since its inception in June 1993. Mr. Messina is a Manager and controlling member of PrideMark Home Building Group, LLC and Richland Development Company, LLC (collectively "Richland Homes"), which he founded in 1987. PrideMark is a Denver Metropolitan area home builder and the largest purchaser of developed lots from the Company in its operations to date. Richland Development Company, LLC is engaged in the same property acquisitions and lot development business and in the same areas as the Company. In addition to this general management responsibilities for those companies, Mr. Messina's focus and principal activities have related to land acquisition and residential dwelling product development. Mr. Messina began his career in 1966 with Perl-Mack Companies, a contracting firm which constructed commercial and residential projects in the greater Denver, Colorado area. Over the course of his career, Mr. Messina has developed and built over 5,000 residential dwellings and several commercial and multi-family projects.

      Additional Directors. The Company intends to elect two additional members to its Board of Directors to serve as independent directors. The independent directors will not be employees of the Company or otherwise associated with the Company except for any stock interests they may acquire. It is anticipated the independent directors will be elected prior to the Effective Date of the Registration statement of which this Prospectus is a part.


Committees of the Board of Directors

      The Board of Directors of the Company anticipates establishing an Audit Committee constituting of Harvey E. Deutsch and the two independent directors. The Audit Committee will make recommendations for selection of the Company's independent auditors, review the annual audit reports of the Company and review audit and any non-audit fees paid to the Company's independent auditors. See "EXPERTS". As indicated in the Prospectus section captioned "RISK FACTORS", the Company has reserved 375,000 shares of its Common Stock for possible issuance in connection with a Stock Option Plan which it anticipates will be adopted subsequent to this offering. Such Plan, if adopted, will be administered by a Stock Option Committee constituted by three members of the Board of Directors, which members are yet to be determined. The Company also anticipates establishing a Compensation Committee, which committee will oversee and make recommendations with respect to the compensation of the Executive Officers and managerial and staff personnel of the Company. The Compensation Committee is expected to be comprised of three members, which members are yet to be selected.

Executive Compensation

      The compensation paid or accrued to the three directors and executive officers of the Company by Gateway during the year ended December 31, 1996 and the six months ended June 30, 1997 is set forth in the table below. None of this compensation was paid or accrued to the directors for their services as such. All of this compensation was paid or accrued as annual compensation and there was no long term compensation paid or accrued to any of the officers.


Name and                  Period              Salary                 Payment of             Other
Principal                                                            Prior Years            Compensation
Position                                                             Salaries
                                           Paid     Accrued        Paid     Accrued       Paid     Accrued
---------                 ------           ----     -------        ----     -------       ----     -------
Harvey E.             Year Ended 1996    $10,000   $110,000     $230,000      -0-        $8,000      -0-
Deutsch, President
and Chief Execu-       6 Months ended
tive Officer            June 30, 1997     $5,000    $55,000        -0-        -0-       $33,742      -0-

Joel H. Farkas,       Year Ended 1996      -0-     $108,000     $216,000      -0-      $234,268(1)   -0-
Vice-President -
Finance and Chief      6 Months ended
Financial Officer       June 30, 1997      -0-      $54,000        -0-        -0-      $151,962(1)   -0-

Michael A.            Year Ended 1996      -0-     $108,000      $26,212      -0-       $22,000      -0-
Messina, Vice-
President of De-       6 Months ended
velopment               June 30, 1997      -0-      $54,000        -0-        -0-       $34,787      -0-


(1) Pursuant to a consulting agreement with the Company dated January 15, 1996, Mr. Farkas receives additional compensation for acquisition and financial services in the amount of 1% of the loan amounts for financing him on behalf of the Company. The Company and Mr. Farkas have agreed to terminate the consulting agreement on the Effective Date.

     The table set forth below  reflects the  compensation  to be paid to Harvey
E. Deutsch in his capacity as President and Chief Executive  Officer and to Joel
H. Farkas and Michael A. Messina in their positions as Vice President-Finance and Vice President-Development, respectively. Other than Messrs. Deutsch, Messina and Farkas, no other executive officer of the Company will receive compensation in an amount of $100,000 or more during the fiscal year ending December 31, 1997.

                          Summary Compensation Table

                                                               Annual
                                                            Compensation
Name and Principal Position                                  - Salary
---------------------------                                  ----------
Harvey E. Deutsch                                             $120,000

Joel H. Farkas                                                 108,000

Michael A. Messina                                             108,000

Employment Agreements

      The Company, as of the Effective Date, will assume and be bound by employment agreements which have been entered into by Gateway and each of Messrs. Deutsch, Farkas and Messina. The employment agreements are all on similar terms, except for salary rates as indicated above, and each provide: (a) annual salaries at the respective rates specified in the table above; (b) for an initial term through December 31, 2000; (c) for an automatic extension for an additional one year term after the initial term unless terminated by either party; (d) for health and disability insurance coverage at the Company's expense; (e) for an automobile expense allowance of $750 per month; (f) for key person insurance at Company expense in the face amount of $1,500,000 payable to the Company; (g) for payment of an annual premium of $25,000 on additional life insurance payable to a beneficiary designated by each officer; (h) for payment of six-months salary in the event the agreement is terminated by the Company for the disability of the officer; (i) for payment of three years of salary to the decedent's estate in the event of death during the term of the agreement, or termination of the agreement without cause (as defined in the agreement) by the Company; (j) for the employee to devote the time required to carry out his duties to the Company; (k) the recognition by the Company that each employee has other business interests which will require portions of the employee's time and some of which may compete with the Company; (l) for reimbursement of accountable out-of-pocket expenses incurred in the performance of their duties; and (m) for incentive compensation as may be determined by the Board of Director's including, stock options, a retirement plan or bonuses.

      The employment agreements provide that on the Effective Date (also the date the Company assumes the agreements), the Company will assume any unpaid amounts due to the three officers thereunder. As of June 30, 1997, this unpaid liability aggregated $489,000 which will be paid from proceeds of this offering. See "USE OF PROCEEDS".

Director Compensation

      The independent directors may be entitled to receive director fees for their attendance at regular and special meetings of the Board of Directors of the Company or committees thereof. The amount of such fees have not yet been determined, but are not expected to exceed $750 per meeting attended. They may also be compensated for any services rendered to the Company outside their normal duties as directors. All directors will be reimbursed for their cash expenses, including travel expenses, incurred in the performance of their services. The directors may also participate in any stock incentive or stock option programs developed by the Company.

Key Personnel

      Jeffrey K. Prager, is in charge of all financial reporting for the Company. Mr. Prager has been a full time employee of the Company since June, 1995. He was a part time employee of the Company from its inception in June, 1994 through May, 1995. From August, 1983 to June, 1995, Mr. Prager operated a public accounting firm which provided a full range of financial services for clients engaged in small to medium size businesses. Mr. Prager is a Certified Public Accountant and has held such designation since 1975. In addition to providing traditional accounting services, Mr. Prager's firm also provided economic analysis, real estate analysis, business planning and financing. Mr. Prager served as corporate Controller for the Alpert Corporation during the period May, 1978 to November, 1991. During such time, the Alpert Corporation was one of the largest privately owned home builders in the greater Denver, Colorado metropolitan area. Mr. Prager graduated with a degree in economics from the University of Colorado and did post-graduate work in accounting.

      Mark R. Traver, is the Director of Development, which includes forward planning, platting, engineering design, and overseeing field construction which position he has held since April of 1997. Mr. Traver has been in the land development industry since 1983, and began as a field superintendent for Talley Corporation and eventually became Vice President of Land Development before being transferred to Florida in the same capacity for Good Property Company in 1986. Mr. Traver graduated from Iowa State University with a degree in Landscape Architecture. From 1992 to 1993 he worked for Richardson, Nagy, Martin-Architects and Planners in Newport Beach, California as Project Director for Master Planning and Community Development. From 1994 to 1997 he worked as Director of Development for Continental Homes.

      Geoffrey J. Phillips, is the managing partner of Gateway American Properties Brokerage, LLC. (a Colorado limited liability company in which Messrs. Deutsch, Farkas and Messina each own a 17.5% membership interest). Mr. Phillips has been the broker for Gateway American Properties Brokerage, LLC since its inception in September, 1994 and is also employed with Gateway American Properties, LLC. He as been involved in the residential/commercial real estate profession for 25 years and has spent ten years managing his own real estate company. Mr. Phillips graduated with a B.A. in economics from the University of Wisconsin. Mr. Phillips is responsible for all the marketing of developed and undeveloped parcels for Gateway American Properties, LLC. Mr. Phillips maintains a continuing relationship with the builder communities and coordinates the completion and delivery of lots to the end purchaser

Indemnification

      Under the Articles of Incorporation of the Company, officers and directors of the Company, and former officers and directors, are entitled to indemnification from the Company to the full extent permitted by law. The Company's bylaws and the Colorado Business Corporation Act generally provide for such indemnification for claims arising out of the acts or omissions of Company directors and officers (and certain other persons) in their capacity as such and undertaken in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and further specify the circumstances under which such indemnification shall be available. The Company also has entered into an Indemnification Agreement with Messrs. Deutsch, Farkas and Messina pursuant to which the Company has agreed to indemnify these individuals from and against any liability, cost or expense incurred by them under any loan or obligation obtained by or for the benefit of the Company, including their guarantees of the Notes. Insofar as such provisions of the Articles of Incorporation or Bylaws of the Company, the Colorado Business Corporation Act or the Indemnification Agreement purport to protect any director or officer of the Company from liability to the Company and its holders of Common Stock and arising from the willful misfeasance, bad faith, gross negligence or reckless disregard of such directors' or officers' duties of office, the Company has been informed that, in the opinion of the Commission, such indemnification provisions violate public policy as expressed in the Act and are therefore unenforceable.

Conflicts of Interests

      As discussed in "PROSPECTUS SUMMARY", "RISK FACTORS", "BUSINESS", "CERTAIN TRANSACTIONS", and "MANAGEMENT", Messrs. Deutsch, Farkas, and Messina, the officers and three of the directors of the Company, are involved in several situations which involve possible conflicts of interests between themselves and the Company. They all have interests in entities which have conveyed and will convey real property to the Company. For the 30 month period beginning January 1, 1995, 72% of the finished and sem-finished lots sold by the Company have been sold to PrideMark, a home building company owned by Mr. Messina. It is anticipated that the Company will continue to sell between one-third and one-half of its platted, finished and semi-finished lots to PrideMark during the next year. In addition, PrideMark Homes began direct competition with the Company in 1992, when it began developing, platting and acquiring lots to serve its own homebuilding needs.

      Mr. Farkas has provided loan acquisition and financial consulting services to Gateway for which he has received a consulting fee equal to 1% of loans acquired through his services.

      The Company has and intends to continue to obtain legal services from a law firm in which Mr. Deutsch is a shareholder and principal.

      In  recognition of the potential  conflicts of interest,  the Company has;
(a) reached an understanding with Messrs. Deutsch, Farkas and Messina that any real estate purchased from them will be purchased at 10% below fair market value, based upon independent expert appraisals; (b) developed a property marketing program designed to decrease the Company's dependence on PrideMark for lot sales; (c) reached an agreement with Mr. Farkas to terminate his consulting agreement on the Effective Date; and (d) reached an understanding with Mr. Deutsch that he will have no further economic interest in any legal fees paid to his firm for legal services performed after the Effective Date.

                            PRINCIPAL SHAREHOLDERS

      The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Effective Date and as adjusted to reflect: (i) the completion of the Transaction involving the requisition of Gateway LLC; and (ii) the sale of the Common Stock offered hereby (assuming no exercise of the Over-Allotment Option) by (a) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (b) each director of the Company, (c) each executive officer of the Company as identified in this Prospectus, and (d) all executive officers and directors as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such Shares subject to community property laws where applicable. The business address of each individual listed below is the same as the address of the Company's principal executive offices in Denver, Colorado.

                        Shares Owned       Percentage of       Percentage of
                        Beneficially as    Beneficial          Beneficial
                        of the Effective   Ownership before    Ownership after
                        Date (1)           Offering (1)        Offering(1)
                        --------           ------------        -----------


Harvey E.                 493,594              20.98%               12.81%
Deutsch(2)

Joel H. Farkas(3)         493,594              20.98%               12.81%

Michael A. Messina        835,312              35.51%               21.68%

Officers &              1,822,500              77.47%               47.30%
Directors as a
group (5 persons)
(1)

__________

(1) The 1,822,500 shares owned by Messrs. Deutsch, Farkas and Messina along with 202,500 shares owned by other members of Gateway LLC are deposited under a Voting Trust Agreement described below. Under that Agreement, any two of these three individuals can vote the entire 2,025,000 deposited shares or 77.47% of the shares outstanding prior to the Offering and 52.57% afterwards.

(2) Of these Shares 330,075 are owned by family members or trusts for the benefit of family members of Mr. Deutsch. Mr. Deutsch exercises voting control over such Shares, as well as shared voting control with Messrs. Farkas and Messina over 202,500 additional Shares owned by other members of Gateway, by virtue of the Voting Trust Agreement described in note 1 above and below.

(3) Of these Shares 149,344 are owned by a trust for the benefit of family members of Mr. Farkas. Mr. Farkas exercised voting control over such Shares, as well as shared voting control with Messrs. Deutsch and Messina over 202,500 additional Shares owned by other members of Gateway LLC, by virtue of the Voting Trust Agreement described in Note 1 above and below.

      Messrs. Deutsch, Farkas and Messina have entered into a Voting Trust Agreement pursuant to which, on and after the Effective Date, the shares of Common Stock of the Company beneficially owned by them and members of their respective families or family trusts will be voted by them as voting trustees serving pursuant to such Agreement. Under the terms of the Voting Trust Agreement, Messrs. Deutsch, Farkas and Messina have shared voting control (in proportion to the percentage of Shares owned by each of them and their respective family members and family trusts) over a total of 2,025,000 Shares which includes 202,500 Shares owned by other members of Gateway. The Voting Trust Agreement has a term of ten years, and is renewable for an additional ten year period. During its term, the Voting Trust Agreement can be terminated only by agreement of the voting trustees. By virtue of its terms, the existence of such Voting Trust Agreement is not expected to diminish the voting control of the Company vested in Messrs. Deutsch, Farkas and Messina.

      Messrs. Deutsch, Farkas and Messina, their family members and the trusts for the benefit of their family members, as well as the other members of Gateway, also have entered into a Cross Purchase Agreement providing for the sale and purchase of the Company's Common Stock among such persons and their representatives.


                                 UNDERWRITING

      Subject to the terms and conditions of the Underwriting Agreement, the underwriters named below (the "Underwriters"), for whom Barron Chase Securities, Inc. (The "Representative") is acting as representative have severally agreed to purchase from the Company an aggregate of 1,500,000 Shares and 3,000,000 Purchase Warrants (collectively, the "Securities"). The number of Securities which each Underwriter has agreed to purchase is set forth opposite its name.

                                                       Number of   Number of
            Underwriter                                Shares      Warrants
            -----------                                ------      --------

            Barron Chase Securities, Inc.............


                        Total........................  1,500,000   3,000,000
                                                       =========   =========

      The Securities are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to approval of certain legal matters by counsel and certain other conditions. The Underwriters are committed to purchase all Securities offered by the Prospectus, if any are purchased.

      The Company has been advised by the Representative that the Underwriters propose to offer the Securities to the public at the offering price set forth in the cover page of this Prospectus, and that the Underwriters may allow concessions to certain selected dealers who are members of the National Association of Securities Dealers, Inc. ("NASD"), all of whom agree to sell the Securities in conformity with the NASD's Conduct Rules. Such concessions will not exceed the amount of the underwriting discount that the Underwriters are to receive.

      The Company has granted to the Representative an Over-Allotment Option, exercisable for 45 days from the Effective Date, to purchase up to an additional 225,000 Shares and an additional 450,000 Purchase Warrants at the public offering price less the Underwriting Discount set forth on the cover page of this Prospectus. The Representative may exercise this option solely to cover over-allotments in the sale of the Securities being offered by this Prospectus.

      Officers and directors of the Company may introduce the Representative to persons to consider this Offering and to purchase Securities either through the Representative, other Underwriters or through participating dealers. In this connection, no shares have been reserved for these purchases and officers and directors will not receive any commissions or any other compensation.

      The Company has agreed to pay to the Representative a commission of 10% of the gross proceeds of this Offering (the "Underwriting Discount"), including the gross proceeds from the sale of the over-allotment option, if exercised. In addition, the Company has agreed to pay to the Representative the non-accountable expense allowance of 3% of the gross proceeds of this Offering, including proceeds from any Securities purchased pursuant to the over-allotment option. The Representative's expenses in excess of the Non-Accountable Expense Allowance will be paid by the Representative. To the extent that the expenses of the Representative are less than the amount of the Non-Accountable Expense Allowance received, such excess shall be deemed to be additional compensation to the Representative. The Representative has informed the Company that it does not expect sales to discretionary accounts to exceed 5% of the total number of Securities offered by the Company hereby.

      The Company has agreed pursuant to the terms of a Financial Advisor Agreement to be entered into at the Closing (the "Financial Advisor Agreement") to engage the Representative as a financial advisor at a fee of $108,000 all of which is payable to the Representative at the Closing. Pursuant to the terms of a financial advisory agreement, the Representative has agreed to provide, at the Company's request, advice to the Company concerning potential merger and acquisition and financing proposals, whether by public financing or otherwise. There are currently no plans, proposals, arrangements or understandings with respect to any potential merger, acquisition, financial proposal or joint venture.

      Prior to this Offering, there has been no public market for the shares of Common Stock or Purchase Warrants. Consequently, the initial public offering price for the Securities, and the terms of the Purchase Warrants (including the exercise price of the Purchase Warrants), have been determined by negotiations between the Company and the Representative. Among the factors considered in determining the public offering price were the history of, and the prospects for, the Company's business, an assessment of the Company's management, its past and present operations, the Company's development and the general condition of the securities market at the time of this Offering. The initial public offering price does not necessarily bear any relationship to the Company's assets, book value, earnings or other factors, and no assurance can be given that public market for the Shares or the Purchase Warrants will develop after the Closing, or if a public market in fact develops, that such public market will be sustained, or that the Shares or Purchase Warrants can be resold at any time at the offering or any other price. See "RISK FACTORS -Determination of Share and Warrant Offering Price."

      At the Closing, the Company will issue to the Representative or persons related to the Representative, for nominal consideration, the Common Stock Representative Warrants to purchase up to 150,000 shares of Common Stock and the Warrant Representative Warrants to purchase up to 300,000 warrants (the "Underlying Warrants"). The Common Stock Representative Warrants, and the Warrant Representative Warrants are sometimes referred to in this Prospectus as the "Representative Warrants." The Representative Warrants will be exercisable for a five-year period commencing on the Effective Date. The exercise price of each Common Stock Representative Warrant shall be $6.00 per share (150% of the public offering price). The exercise price of each Warrant Representative Warrant shall be $.28125 per warrant (150% of the public offering price). Each Underlying Warrant will be exercisable for a five-year period commencing on the Effective Date to purchase one share of Common stock at an exercise price of $6.00 per share of Common Stock. The Representative Warrants will not be transferable for 12 months from the Effective Date by the holder, except (i) to officers of the Representative, other Underwriters and members of the selling group and officers and partners thereof; (ii) by will; or (iii) by operation of law.

      The Common Stock Representative Warrants and the Warrant Representative Warrants contain provisions providing to appropriate adjustment in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split of similar transaction. The Representative Warrants contain net issuance provisions permitting the holders thereof to elect to exercise the Representative Warrants in whole or in part and instruct the Company to withhold from the securities issuable upon exercise, a number of securities, valued at the current fair market value on the date of exercise, to pay the exercise price. Such net exercise provision has the effect of requiring the Company to issue shares of Common Stock without a corresponding increase in capital. A net exercise of the Representative Warrants will have the same dilutive effect on the interests of the Company's stockholders as will a cash exercise. The Representative Warrants do not entitle the Representative to any rights as a stockholder of the Company until such Representative Warrants are exercised and shares of Common Stock are purchased thereunder.

      The Representative Warrants and the securities issuable thereunder may not be offered for sale except in compliance with the applicable provisions of the Securities Act. The Company has agreed that if it shall cause a post-effective amendment, a new registration statement, or similar offering document to be filed with the Commission, the holders shall have the right, for seven years from the Effective Date, to include in such registration statement or offering statement the Representative Warrants and the securities issuable upon their exercise at no expense to the holders. Additionally, the Company has agreed that, upon request, by the holders of 50% or more of the Representative Warrants during the period commencing 12 months from the Effective Date and expiring four years thereafter, the Company will, under certain circumstances, register the Representative Warrants and any of the securities issuable upon their exercise.

      The Company has also agreed that if the Company participates in any transaction which the Representative has introduced in writing to the Company during a period of five years after the Closing (including mergers, acquisitions, joint ventures and any other business transaction for the Company introduced in writing by the representative), and which is consummated after the Closing (including an acquisition of assets or stock for which it pays, in whole or in part, with shares or other securities of the Company), or if the Company retains the services of the Representative in connection with any such transaction (an "Introduced Consummated Transaction"), then the Company will pay for the Representative's services in amount equal to 5% of up to one million dollars of value paid or received in the transaction, 4% of the next million of such value, 3% of the next million of such value, 2% of the next million of such value, and 1% of the next million dollars of such value and of all such value above $4,000,000.

      The Company has agreed to indemnify the Underwriters against any costs or liabilities incurred by the Underwriters by reasons of misstatements or omissions to state material facts in connection with the statements made in the Registration Statement on Form SB-2 and this Prospectus filed by the Company with the Commission (the "Registration Statement") under the Securities Act . The Underwriters have in turn agreed to indemnify the Company against any costs or liabilities by reason of misstatements or ommissions to state material facts in connection with the statements made in the Registration Statement and this Prospectus, based on information relating to the Underwriters and furnished in writing by the Underwriters. To the extent that this section may purport to provide exculpation from possible liabilities arising from the federal securities laws, in the opinion of the Commission, such indemnification is contrary to public policy and therefore unenforceable.

      The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to copies of each such agreement which are filed as exhibits to the Registration Statement. See "ADDITIONAL INFORMATION."

                           DESCRIPTION OF SECURITIES

      The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.01 par value. Upon consummation of this offering, there will be 3,852,000 shares of Common Stock outstanding and if the Over-Allotment Option is utilized to its full extent, there will be 4,077,000 shares of Common Stock outstanding.

Common Stock

      Holders of shares of the Common Stock are entitled to one vote per Share on all matters to be voted upon by the stockholders. Cumulative voting is not permitted in the election of directors. In summary, cumulative voting permits the holders of voting securities to cumulate the vote attributable to such securities by multiplying the number of Shares held times the number of candidates standing for election to a corporation's board of directors and then allocating the resulting number of votes among one or more of such candidates. The absence of cumulative voting and the number of Shares beneficially owned by the present directors and officers of the Company will vest voting control of the Company in such persons. See "PRINCIPAL SHAREHOLDERS". The holders of shares of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "DIVIDEND POLICY".

      In the event of liquidation, dissolution, or winding up of the Company, the holders of shares of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. Shares of Common Stock have no preemptive, conversion or other subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. All of the shares of Common Stock sold in this offering will be fully paid and non-assessable.

Warrants

      General. The Warrants offered hereby will be issued in registered form pursuant to the terms of a warrant agreement (the "Warrant Agreement"), dated as of the Effective Date, between the Company and American Securities Transfer, Inc., as warrant agent (the "Warrant Agent"). An aggregate of 3,000,000 Warrants (up to 3,450,000 Warrants if the Over-Allotment option is exercised in full) will be issued pursuant to the Warrant Agreement.

      The following statements and summaries of certain provisions of the Warrant Agreement are subject to the more detailed provisions of the Warrant Agreement, copies of which may be examined at the principal offices of the Warrant Agent and a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

      Right to Purchase Shares of Common Stock. Each Warrant will entitle the registered holder to purchase from the Company one share of Common Stock at an exercise price of $4.50 per Share during the period commencing on the date of this Prospectus and ending on the fifth anniversary of such date.

      Exercise. Each holder of a Warrant may exercise such Warrant by surrendering the certificate evidencing such Warrant, with the form of election to purchase on the reverse side of such certificate properly completed and executed, together with payment of the exercise price, to the Warrant Agent. No Warrants may be exercised unless at the time of exercise there is a current prospectus covering the shares of Common Stock issuable upon the exercise of such Warrants under an effective registration statement. The Company is required to maintain an effective registration statement, including such current prospectus, so long as any of the exercisable Warrants remain outstanding. While it is the Company's intention to comply with this obligation, there can be no assurance that it will be able to do so. See "RISK FACTORS".

      The exercise price will be payable in cash or by certified or official bank check payable to the Company. If fewer than all of the Warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants. Certificates evidencing the Warrants may be exchanged for new certificates of different denominations by presenting the Warrant certificate at the office upon exercise of any Warrants and the number of Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, reclassifications, reorganizations, consolidations, merger, and certain issuances and redemptions of Common Stock and securities convertible into or exchangeable for Common Stock. No adjustment in the exercise price will be required to be made with respect to the Warrants until cumulative adjustments amount to $.05. In the event of any capital reorganization, certain reclassification of the Common Stock, any consolidation or merger involving the Company (other than a consolidation or merger which does not result in any reclassification or change in the outstanding shares of Common Stock), or sale of the properties and assets of the Company, as, or substantially as, an entirety to any other corporations, Warrants will thereupon become exercisable only for the number of shares of stock or other securities, assets, or cash to which a holder of the number of shares of Common Stock of the Company purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of such Warrants would have ben entitled upon such reorganization, reclassification, consolidation, merger or sale.

      Other Rights. In the event of an adjustment in the number of shares of Common Stock issuable upon exercise of the Warrants, the Company will not be required to issue fractional shares of Common Stock upon exercise of the Warrants. In lieu of fractional shares of Common Stock, there will be paid to the holder of the Warrants at the time of such exercise an amount in cash equal to the same fraction of the current market value of a share of Common Stock of the Company.

      Warrant holders do not have voting or any other rights of shareholders of the Company and are not entitles to dividends, if any.

      Redemption of Warrants. If the closing price of the Common Stock shall have equaled or exceeded $6.40 per Share for a period of 30 consecutive trading days at any time after the date of this Prospectus, the Company may redeem the Warrants by paying holders $.35 per Warrant, provided that notice of such redemption is mailed within ten days after the end of such period and prescribes a redemption date at least 30 days thereafter. Warrant holders will be entitled to exercise Warrants at any time up to the business day next preceding the redemption date.

      Modification of the Warrant Agreement. The Warrant Agreement contains provisions permitting the Company and the Warrant Agent, without the consent of the Warrant holders, to supplement or amend the Warrant Agreement in order to cure any ambiguity or defect, or to make any other provision in regard to matters or questions arising thereunder that the Company and the Warrant Agent may deem necessary or desirable and that does not adversely affect the interests of the Warrant holders.

Transfer Agent and Registrar and Warrant Agent

      The Transfer Agent and Registrar and Warrant Agent for the Common Stock is American Securities Transfer & Trust, Inc., Denver, Colorado.

Shares Eligible for Future Sale

      Prior to this offering, there has been no public market for the Common Stock or the Warrants. Sales of substantial amounts of shares of Common Stock in the public market could adversely affect market prices of the Shares and make it more difficult for the Company to sell equity securities in the future at a time and price it deems appropriate. See "RISK FACTORS".

      Upon completion of the offering, there will be 3,852,000 shares of Common Stock outstanding excluding an aggregate of 4,125,000 shares issuable upon exercise of; (i) the Warrants (3,000,000 Shares); (ii) the Over-Allotment Option and the Warrants issuable thereunder (675,000 shares); (iii) the Founders' Warrants (300,000 shares); (iv) the Representative's Warrants (450,000 shares); and (v) shares possibly issuable under the Stock Option Plan which may be adopted by the Company (a maximum of 375,000 Shares). Of these shares, the 1,500,000 shares sold in this offering, the 3,000,000 shares underlying the Warrants, and the maximum of 675,000 shares issuable upon full exercise of the Over-Allotment Option and the exercise of the Warrants issuable thereunder, will be freely tradeable without restriction or further registration under the Act, except for any such shares purchased by an "affiliate" of the Company, which will be subject to the resale limitations of Rule 144 under the Act. As defined in Rule 144, an affiliate of the issuer is a person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such issuer, and generally includes members of the Board of Directors and senior management. Additionally, the 300,000 shares underlying the Founders' Warrants and the 327,000 shares of the Company's Common Stock issued prior to the Transaction, will also be registered under the Act. Of such 327,000 shares of Common Stock, 27,000 shares may not be sold for a period of 90 days from the Effective Date. The remaining 300,000 outstanding shares and the 300,000 Shares issuable upon full exercise of the Founders' Warrants, while registered under the Act, are subject to "lock-up provisions" existing between the holders thereof and the Representative which preclude their sale into the market without the Representatives prior consent for 15 months from the Effective Date.

      Of the 2,352,000 shares of Common Stock outstanding on the Effective Date, 2,025,000 Shares the 450,000 Shares issuable upon full exercise of the Representative's Warrants, and the maximum of 375,000 Shares possibly issuable upon any Stock Option Plan adopted by the Company are or will be "Restricted Securities" as defined in Rule 144 under the Act ("Rule 144") (collectively the "Restricted shares") and may not be sold without registration under the Act unless pursuant to an applicable exemption therefrom. The Company has granted certain registration rights with respect to the shares of Common stock underlying the Representative's Warrants. In addition, the Company expects to register under the Act at any appropriate time, the Shares reserved for issuance under any Stock Option Plan adopted.

      In general, Rule 144 allows a stockholder who has beneficially owned Restricted Shares for at least one year to sell a number of Restricted Shares within any three-month period that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock (approximately 38,520 Shares after giving effect to this offering) or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks immediately preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner and notice of sale and the availability of public information about the Company. A stockholder who is not an "affiliate" of the Company at any time during the 90 days immediately preceding a sale, and who has beneficially owned his Shares for at least two years (as computed under Rule 144) is entitled to sell such Shares under Rule 144 without regard to the volume and manner of sale limitations described above.

                              SELLING STOCKHOLDERS

      The Selling Stockholders may from time to time sell or otherwise dispose of such shares of Common Stock on their own behalf at market prices then prevailing or otherwise at prices then available. None of these shares are being sold in the offering which is being underwritten by the Underwriter, and the Company will not receive any of the proceeds from the sale of these Selling Stockholders Shares. The Company is paying substantially all of the expenses of registration of the Selling Stockholders Shares. Brokers' commissions, taxes and other selling expenses are to be borne by the Selling Stockholders and are not expected to exceed normal selling expenses. Sales of the Selling Stockholders Shares will be subject to the prospectus delivery requirements and other requirements of the Securities Act.

      The Selling Stockholders may not sell 27,000 of their shares for 90 days from the date of this Prospectus and the remaining 600,000 shares may not be sold for 15 months from the date of this Prospectus without the Representative's consent. Information with respect to the Selling Stockholders Shares and Founders Warrants held by each is set forth below and assumes all the shares are sold.


                                                              Number of Founders
Name of Investor                    Number of Shares Held (1) Warrants Held (1)
----------------                    ------------------------- ------------------

Robert B. Abel                                  2,459                2,459
Anna S. Beeler                                  6,614                6,614
Aime G. Begin                                     614                  614
Kenneth Benedict and Wanda Benedict, JTWROS     1,229                1,229
James A. Bird                                     737                  737
Bizz Mark, Inc.                                   614                  614
James E. Brassfield                            11,063               11,063
Robert M. Brodbeck                                922                  922
Marilyn S. Brown                                2,459                2,459
Cynthia C. Butler                               1,500                1,500
Lawrence Castle                                 1,500                1,500
Kent B. Connally                                6,074                6,074
Corporate Communication Network, Inc.          12,000               12,000
Randall J. Coyne                                9,221                9,221
Marshall D. Davis, Esq.                        15,291               15,291
Robert R. DeMaris                                 461                  461
Paul DeMaris                                      461                  461
Donna Dryman & Joe Stumbo, as Trustees of the
 Alfred G. DeMaris, Sr. Trust FBO
 Alfred G. DeMaris, Jr.                           461                  461
Larry Eagle                                     2,459                2,459
Geraldine C. Elliot (Cocciardi)                   614                  614
Richard L. Fisher                                 614                  614
5 I Partnership                                 6,147                6,147
General Acceptance Corp.                        7,377                7,377
Granite Laurel, Inc. S.A.                      16,993               16,993
Kristen, Darron, Kia Graves                     1,844                1,844

                                                              Number of Founders
Name of Investor                    Number of Shares Held (1)  Warrants Held (1)

John P. Graves, Jr.                               922                  922
Gail M. Graves                                    922                  922
Pamela J. Grier                                 1,229                1,229
Ralph H. Grills, Jr.                            6,147                6,147
Barry J. Higgins                                3,000                3,000
Sibert M. Hill                                  3,000                3,000
Russell Holzman                                   614                  614
William T. Kirtley                              9,221                9,221
William T. Kirtley, P.A. Profit Sharing Plan
 William T. Kirtley, Trustee                    3,000                3,000
Ellen Lane                                      1,844                1,884
Joseph R. Lariviere                               614                  614
Maurice L. Lariviere                            9,221                9,221
Gabriel Lotan                                   3,000                3,000
Howard J. Manetti                              17,208               17,208
James T. McDonough                             63,876               36,876
Clark Morton                                      614                  614
Mari Morton                                     1,844                1,844
Margaret Mountain                              12,291               12,291
Sam Newton                                     15,000               15,000
Robert M. Nieder                                2,250                2,250
Allyson Palmer                                  4,500                4,500
George D. Phillips                              1,844                1,844
Leonard A. Pluss                                7,500                7,500
The Prager Irrevocable Trust                    3,750                3,750
William Lee Pryor III                           3,689                3,689
ROMED                                           3,000                3,000
C. Lawrence Schmidt                             4,844                4,844
Willard D. Sheffield                            1,844                1,844
Norman Sheldon                                  3,000                3,000
Theresa Shulman                                 5,533                5,533
Carroll V. SoRelle                              5,533                5,533
Sheldon Spector                                 3,000                3,000
Mervin F. Stelter                               1,229                1,229
Terry L. Stewart                                  614                  614
Dianne Van Etten                                  461                  461
H. E. Bud Van Orden                             3,000                3,000
Vego Larsen Hamfen Imhoff IRA                   4,500                4,500
M. Rean Wegley                                    614                  614
Jerry P. Youmans                                3,000                3,000
                                              -------              -------
TOTAL                                         327,000              300,000

_______________
(1) Assumes that all shares offered are sold by the Selling Stockholders.

                                  LEGAL MATTERS

      Certain legal matters in connection with the Common Stock and Warrants offered hereby are being passed upon for the Company by William T. Kirtley, P.A., Sarasota, Florida and Gilbert L. McSwain, Esq., Denver, Colorado. Certain legal matters will be passed upon for the Underwriters by David A.
Carter, P.A., Boca Raton, Florida,

                                     EXPERTS

      The consolidated financial statements of Gateway American properties, LLC as of December 31, 1996, and for each of the years in the two-year period ended December 31, 1996, and the balance sheet of Gateway American Properties Corporation (a Colorado Corporation), included in this Registration Statement have been audited by Gelfond Hochstadt Pangburn & Co., independent certified public accountants, Denver, Colorado, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

      The financial statements of Gateway American Properties Corporation (a Florida Corporation) as of December 31, 1995 and 1996, and for the period from January 12, 1995 (date of inception) to December 31, 1995, and for the year ended December 31, 1996, included in this Registration Statement have been audited by Beatty & Company, P.A., independent certified public accountants, Sarasota, Florida, as stated in their report appearing herein, and are included in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

The Company has filed with the Commission the Registration Statement under the Securities Act of 1933 with respect to the Securities, among other securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the Rules and Regulations of the Commission. For further information with respect to the Company and this Offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be examined at the Commission's principal office, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; the Northeast Regional Office of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048; and the Midwest
Regional Office of the Commission, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, where copies may be obtained upon payment of the fees prescribed by the Commission, Such documents may also be obtained through the website maintained by the Commission at http://www.sec.gov. Descriptions contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document. The Company will provide without charge to each person who receives a Prospectus, upon written or oral request of such person to the Company at the following address or telephone number, a copy of any of the information that is incorporated by reference in this Prospectus: 9145 East Kenyon Avenue, Suite 200, Denver, Colorado 80237, Attention: Joel H. Farkas, telephone (303)843-9742.

                   GATEWAY AMERICAN PROPERTIES CORPORATION,
                            a Colorado Corporation
                         INDEX TO FINANCIAL STATEMENTS



GATEWAY AMERICAN PROPERTIES, LLC,
                                                                 Page
      Independent Auditors Report............................... F-3
      Consolidated Balance Sheets............................... F-4
      Consolidated Statements of Income......................... F-5
      Consolidated Statements of Members' Equity................ F-6
      Consolidated Statements of Cash Flows..................... F-7
      Notes to Consolidated Financial Statements................ F-9


GATEWAY AMERICAN PROPERTIES CORPORATION,
(a Colorado Corporation)

      Independent Auditors' Report.............................. F-24
      Balance Sheet............................................. F-25
      Note to Balance Sheet..................................... F-26


GATEWAY AMERICAN PROPERTIES CORPORATION,
(a Florida Corporation)

      Report of Independent Certified Public Accountant......... F-28
      Balance Sheet............................................. F-30
      Statement of Operations................................... F-31
      Statement of Shareholder's Equity......................... F-32
      Statement of Cash Flows................................... F-33
      Notes to Financial Statements............................. F-34

UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF
      GATEWAY AMERICAN PROPERTIES CORPORATION (Colorado)
      GATEWAY AMERICAN PROPERTIES, LLC and
      GATEWAY AMERICAN PROPERTIES CORPORATION (Florida)

          Introduction.......................................... F-38
          Pro forma Condensed Balance Sheet..................... F-39
          Pro forma Condensed Statements of Operations.......... F-40
          Notes to Pro forma Condensed Financial Statements..... F-42

                        Gateway American Properties, LLC
                     (A Colorado Limited Liability Company)

          Years Ended December 31, 1995 and 1996 Six Months Ended June
                          30, 1996 and 1997 (Unaudited)

                       GATEWAY AMERICAN PROPERTIES, LLC
                    (A COLORADO LIMITED LIABILITY COMPANY)

                    YEARS ENDED DECEMBER 31, 1995 AND 1996
              SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)


                                   CONTENTS


Independent auditors' report............................................. F-3

Financial statements:

   Consolidated balance sheets........................................... F-4

   Consolidated statements of income..................................... F-5

   Consolidated statements of members' equity............................ F-6

   Consolidated statements of cash flows................................. F-7

   Notes to consolidated financial statements............................ F-9

                         INDEPENDENT AUDITORS' REPORT

Board of Directors
Gateway American Properties, LLC
Denver, Colorado


We have audited the accompanying consolidated balance sheet of Gateway American Properties, LLC and subsidiaries as of December 31, 1996, and the related consolidated statements of income, members' equity and cash flows for each of the years in the two year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gateway American Properties, LLC and subsidiaries as of December 31, 1996, the results of their operations, and their cash flows for each of the years in the two year period ended December 31, 1996, in conformity with generally accepted accounting principles.

GELFOND HOCHSTADT PANGBURN & CO.

Denver, Colorado
September 22, 1997

                         GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                           CONSOLIDATED BALANCE SHEETS

                                      ASSETS
                                                   December 31,    June 30,
                                                   1996            1997
                                                   ------------    ----------
                                                                   (Unaudited)
Cash                                               $    133,523    $   48,757
Restricted cash                                         534,729       689,710
Accounts receivable                                      69,709        40,911
Accounts receivable, related party                       84,650       184,392
Deposits                                                 62,700        65,000
Land under development                               16,081,225    17,055,929
Due from metro and
 general improvement districts (Note 2):
  Related parties                                     1,415,593     1,403,385
  Other                                                 161,038       161,638
Loan fees, net of amortization of $520,408 and
  $618,322 in 1996 and 1997, respectively               364,420       250,376
Deferred offering costs                                                43,822
Other assets                                             28,819        42,394
                                                   ------------    ----------
   Total assets                                    $ 18,936,406   $19,986,314
                                                   ============   ===========

                          LIABILITIES AND MEMBERS' EQUITY

Liabilities:
  Accounts payable                                 $    860,650   $ 1,010,370
  Accounts payable, related parties (Note 5)          1,011,754       910,171
  Property taxes payable                                 77,563        38,800
  Customer deposits (Note 4)                            236,000       338,500
  Notes payable (Note 3):
   Private placements                                 5,500,000     4,000,000
   Banks                                              4,858,817     7,419,537
   Related parties                                    1,047,433     1,396,565
   Other                                              4,782,945     3,984,723
                                                   ------------    ----------
  Total notes payable                                16,189,195    16,800,825
                                                   ------------    ----------
   Total liabilities                                 18,375,162    19,098,666
                                                   ------------    ----------
Commitments and contingencies (Notes 2, 4, 5, and 6)

Minority interest                                       156,946        84,775

Members' equity                                         404,298       802,873
                                                   ------------    ----------
   Total liabilities and members' equity           $ 18,936,406   $19,986,314
                                                   ============   ===========

                  See notes to consolidated financial statements.

                         GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                        CONSOLIDATED STATEMENTS OF INCOME


                                  Year ended              Six months ended
                                  December 31,            June 30,
                                  ------------            --------
                               1995           1996         1996        1997
                           ----------      ----------  ----------   ------------
                                                       (Unaudited)   (Unaudited)
Sales:
  Related party (Note 5)   $2,800,535      $7,901,928  $3,591,620   $4,067,199
  Other                     1,574,824       2,598,678   1,428,395      981,844
                            ---------       ---------   ---------      -------
                            4,375,359      10,500,606   5,020,015    5,049,043
Cost of sales (Note 5)      3,747,285       9,549,080   4,752,474    3,917,239
                            ---------       ---------   ---------    ---------
                              628,074         951,526     267,541    1,131,804

General and
 administrative expenses      589,905         791,522     314,513      682,021
                           ----------      ----------  ----------    -----------
Operating income (loss)        38,169         160,004     (46,972)     449,783

Interest income                10,728           1,450
                           ----------      ----------  ----------    -----------
Income (loss) before
 minority interest             48,897         161,454     (46,972)     449,783

Minority interest in
 income of
 consolidated
 joint ventures                39,149          52,010       1,111       48,708
                           ----------      ----------  ----------    -----------

Net income (loss)          $    9,748     $   109,444  $  (48,083)   $ 401,075
                           ==========     ===========  ===========   ===========

                  See notes to consolidated financial statements.

                         GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY

                      YEARS ENDED DECEMBER 31, 1995 AND 1996
                    SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)

                                                                               Total
                                      Member         Member     Accumulated   members'
                                  contributions  distributions   earnings      equity
                                  -------------  -------------   --------      ------

Balance, January 1, 1995             $296,074     $(113,792)     $67,158     $249,440

Contributions from members             30,500                                  30,500

Net income                                                         9,748        9,748
                                     --------      --------     --------     --------

Balance, December 31, 1995            326,574      (113,792)      76,906      289,688

Contributions from members              5,166                                   5,166

Net income                                                       109,444      109,444
                                     --------      --------     --------     --------

Balance, December 31, 1996            331,740      (113,792)     186,350      404,298

Distributions to members (unaudited)                 (2,500)                   (2,500)

Net income for the six months
ended June 30, 1997 (unaudited)                                  401,075      401,075
                                     --------     ---------     --------     --------

Balance, June 30, 1997 (unaudited)   $331,740     $(116,292)    $587,425     $802,873
                                     ========     =========     ========     ========

                  See notes to consolidated financial statements.

                         GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                Years ended            Six months ended
                                                December 31,                 June 30,
                                              1995         1996           1996        1997
                                           ----------   ----------    ----------  -----------
                                                                      (Unaudited) (Unaudited)
Cash flows from operating activities:
Net income (loss)                         $    9,748   $  109,444    $  (48,083)   $401,075
                                          ----------   ----------    ----------    --------
Adjustments to reconcile net income
  to net cash used in operating activities:
   Depreciation                                4,551        6,496         3,248       2,225
   Amortization                              232,618      266,909       108,429      98,243
   Minority interest in income
    of consolidated joint ventures            39,149       52,010         1,111      48,708
   Changes in operating assets and liabilities:
     Restricted cash                       1,979,079     (181,304)      266,180    (154,981)
     Accounts receivable                    (258,123)     125,941       (78,216)    (70,944)
     Deposits                                             (62,700)                   (2,300)
     Land under development               (6,341,433)  (3,896,108)   (2,346,144)   (974,704)
     Due from metro and general
       improvement districts                (503,806)  (1,072,825)                   11,608
     Loan fees                              (210,354)    (370,491)                     (600)
     Other assets                            (27,693)     108,339        39,388
     Accounts payable                        866,859      611,820      (345,958)     48,137
     Property taxes payable                   81,873      (27,437)      (71,348)    (38,763)
     Customer deposits                        86,313      (73,333)      (49,999)      2,500
                                          ----------   ----------    ----------    --------
Net cash flows used
 in operating activities                  (4,041,219)  (4,403,239)   (2,521,391)   (629,796)
                                          ----------   ----------    ----------    --------
Cash flows from investing activities:
  Distributions to minority interest         (12,040)     (59,667)      (34,667)   (120,878)
                                          ----------   ----------    ----------    --------
Net cash flows
 used in investing activities                (12,040)     (59,667)      (34,667)   (120,878)
                                          ----------   ----------    ----------    --------
Cash flows from financing activities:
  Deferred offering costs                                                           (43,822)
  Issuance of notes payable                6,599,343   19,456,461    11,553,725   6,468,233
  Payments of notes payable               (2,781,389) (14,867,850)   (8,971,114) (5,856,603)
  Financing deposit                                                                 100,000
  Contributions from members                  30,500        5,166           175
  Distributions to members                                                           (2,500)
                                          ----------   ----------    ----------    --------
Net cash flows provided
  by financing activities                  3,848,454    4,593,777     2,582,786     665,908
                                          ----------   ----------    ----------    --------
Net increase (decrease) in cash             (204,805)     130,871        26,729     (84,766)
Cash beginning                               207,457        2,652         2,652     133,523
                                          ----------   ----------    ----------    --------
Cash ending                               $    2,652   $  133,523    $   29,381    $ 48,757
                                          ==========   ==========    ==========    ========

                                   (Continued)
                                       F-7

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                Years ended            Six months ended
                                                December 31,                 June 30,
                                              1995         1996           1996        1997
                                              ----         ----           ----        ----
                                                                      (Unaudited) (Unaudited)
Supplemental disclosure of
 cash flows information:
  Cash paid during the
   period for interest                   $ 1,062,285  $2,261,129   $ 1,474,916   $1,001,808
                                         ===========  ==========   ===========   ==========
Disclosure of noncash
 financing activities:
   During 1996, the Company
    assumed  indebtedness of
    members  totaling  $433,212
    related to  development
    costs they had incurred
    which has been  included as
    costs of land under
    development (Note 5).

                 See notes to consolidated financial statements.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

1. Nature of business and summary of accounting policies:

  a. Capitalization and organization of the limited liability company:

     Gateway American  Properties LLC (Gateway LLC or the Company) was formed in
      June 1994 for the purpose of acquiring, zoning, platting, and developing real property for residential use, into lots available for sale to homebuilders. In certain subdivisions, the Company also constructs homes or other buildings on properties it has developed instead of selling the improved lots to other homebuilders. Land under development is concentrated in the greater Denver metropolitan area and in Fort Collins, Colorado. The builders may construct single family detached homes or multifamily attached townhomes. The Company also plans to purchase other real estate; complete the annexation, zoning, platting and infrastructure; and sell the properties in bulk as platted, or as separate finished lots. The Company may also engage in the development of commercial properties.

     As more fully described in the accompanying notes, a substantial portion of the land acquisition and sales transactions is with related parties.

     Effective  December 1994, the Company  acquired a 50% ownership in the Land
      Investors Acquisition Fund (LIAF), a Colorado limited liability company formed in March 1994. The 50% membership interest in LIAF was acquired from the Company's three principal members, one of whom is also a 93% owner of Richland Development Company, LLC (RDC) and PrideMark, a significant customer of the Company. The Company paid an amount equal to 50% of the net historical book value of LIAF. Since the Company's principal members have exercised significant control over LIAF, the accounts of LIAF have been consolidated with accounts of the Company since the inception of LIAF.

     Effective May 31, 1995, the Company acquired the remaining 50% interest in LIAF for $235,000, consisting of cash and notes payable, from unrelated third parties. The acquisition has been accounted for as a purchase and the assets and liabilities have been recorded at fair value which approximated historical costs.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

1. Nature of business and summary of accounting policies (continued):

  a. Capitalization   and   organization  of  the  limited   liability   company
     (continued):

     During 1995, the Company formed Rampart Townhomes at Roxborough, LLC. in which the Company retained a 61.66% interest. In addition, during 1995 the Company formed Townhomes at Quail Run, LLC. in which the Company retained a 75% interest. Both LLCs have been consolidated in the accompanying financial statements and the results of their operations have been included in the financial statements since acquisition. Both entities are in the business of developing land for sale to homebuilders.

     Effective July 31, 1996,  the Company  acquired a 100% interest in Sterling
      Hills, LTD. for $645,869 of which $354,546 was paid to related parties, $63,782 was paid to a party related to the underwriter of the Company's private placements and the remaining amount was paid to unrelated third parties. Sterling Hills, Ltd. was merged into Gateway American Properties, LLC as of July 31, 1996. The results of its operations have been included in the financial statements since acquisition.

     During 1996, the Company formed a new  subsidiary,  Willow Run  Properties,
      LLC in which the Company owns 99.999% with the remaining .001% owned by a member of the Company.

     All  significant   intercompany   accounts  and   transactions   have  been
      eliminated.

  b. Limited Liability Company (LLC):

     An LLC is an unincorporated association of one or more persons whose members have limited personal liability for the obligations or debts of the entity. For federal income tax purposes, the Company is classified as a partnership.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

1. Nature of business and summary of accounting policies (continued):

  c. Revenue and cost recognition:

     Revenue and profit are recognized at the time a sale is closed, ownership is transferred to the buyer, and the Company is not obligated to perform significant activities subsequent to the closing date. Capitalized costs are charged to cost of sales upon closing. Consideration received by the Company for sales is generally cash.

     During development, all direct material and labor costs and those indirect costs related to acquisition and development are capitalized. Costs incurred in connection with completed lots are expensed as incurred. Provisions for estimated losses on uncompleted development projects are recorded in the period in which such losses are determined. All customer deposits are recorded as liabilities until the sale is completed.

  d. Cash equivalents:

     For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

  e. Restricted cash:

     Restricted cash  represents  funds held in escrow  accounts with a bank for certain designated purposes in connection with the Company's issuance of 12% secured promissory notes with a balance of $5,500,000 at December 31, 1996 ($4,000,000 at June 30, 1997 (unaudited)) (see Note 3). These escrow accounts include funds designated for acquisition of the properties, development of the lots, and payment of interest on the note. Additionally, all proceeds from sales of finished lots are deposited in the escrow account to be used for development of additional lots unless and until funds held in the escrow account are considered sufficient to cover development costs for all lots pledged as collateral on the note.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

1. Nature of business and summary of accounting policies (continued):

  f. Due from metro and general improvement districts:

     Amounts due from metro and general improvement districts consist of costs incurred by the Company on behalf of certain districts in order to begin the construction of necessary infrastructure items while the districts are being established and the houses in the corresponding areas are being sold. The collectibility of such advances is dependent on the related districts' ability to successfully raise sufficient funds in order to complete the construction of the infrastructure and reimburse the costs of the Company. Management anticipates that all advances will be collected from the metro general improvement districts.

     As of December 31, 1996 and June 30, 1997 (unaudited), included in due from metro and general improvement districts on the accompanying balance sheets are $1,415,593 and $1,403,385, respectively, from metro districts of which three members of the Company comprise the board of directors (see Note 2).

  g. Land under development:

     Land under development  represents inventory consisting principally of lots which the Company is zoning, platting, and readying for housing construction. Inventories are stated at the lower of cost or net realizable value. Costs of inventory include all land acquisition costs, studies, site development, surveys, direct costs of land development, and indirect costs including financing and other carrying costs incurred during the period of development. Development costs are allocated to specific parcels of land.

     The Company is developing several projects which it is selling pursuant to specific performance contracts and option contracts with related and unrelated parties. Most contracts provide for price escalations based on the date of closing. These projects are in various stages of development and will require additional costs before the projects will be completed and be available for sale.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

1. Nature of business and summary of accounting policies (continued):

  h. Capitalization of interest:

     The Company capitalizes interest on land under development during the period of development and includes such costs as cost of sales when the related real estate is sold. During the years ended December 31, 1996 and 1995, the Company incurred and capitalized interest of $2,261,129 and $1,062,285, respectively, of which $63,540 and $3,320 was incurred to related parties.

     During the six month  periods  ended June 30,  1996 and 1997,  the  Company incurred and capitalized interest of $1,474,916 and $1,001,808, respectively, of which $31,735 and $18,148 was incurred to related parties (unaudited).

  i. Loan fees:

     Loan fees relating to the private placement notes payable are capitalized and amortized over the life of the respective loans.

  j. Income taxes:

     No provision for income taxes has been provided since the members report their distributive shares of income and deductions of the limited liability company in their personal capacities, pursuant to election under Subchapter K of the Internal Revenue Code.

  k. Fair value of financial instruments:

     The Company's financial instruments consist of cash, accounts receivable, due from general improvement districts, accounts payable and notes payable. The carrying value of cash and accounts receivable approximates fair value due to their short-term nature. Amounts due from and due to non-related parties, including due from general improvement districts, accounts payable and notes payable approximate fair value. The fair value of amounts due from and due to related parties is not practicable to estimate due to the related party nature of the underlying transactions.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

1. Nature of business and summary of accounting policies (continued):

  l. Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  m. Reclassifications:

     Certain  amounts  reported  in the  1995  financial  statements  have  been
      reclassified  to  conform  to   classifications   in  the  1996  financial
      statements.

  n. Interim financial statements (unaudited):

     The financial  statements as of June 30, 1997, and for the six months ended
      June 30, 1996 and 1997, are unaudited. However, in the opinion of the Company's management, the interim financial statements contain all adjustments, including normal recurring adjustments, necessary for a fair presentation of the Company's financial position, results of operations, and cash flows.

2. Due from metro and general improvement districts:

     Included in due from metro and general improvement districts are limited tax bonds which the Company received in 1995 from a metro district as payment for costs incurred by the Company on behalf of the metro district for the construction of certain infrastructure items. The bonds bear interest at 8% which is payable on a semiannual basis. The bonds will mature at a rate of $5,000 per year beginning December 1, 1996 with the remaining amount of $320,330 due on December 1, 2005. As of December 31, 1996 and June 30, 1997 (unaudited), the Company had $337,768 recorded in due from metro and general improvement districts on the accompanying balance sheets related to this metro district.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

3.   Notes payable:

     The Company has notes payable as follows:
                                                     December 31,    June 30,
                                                     1996            1997
                                                     ----            ----
                                                                     (Unaudited)
     Notes payable, private placement, due
      September 30, 1999, payments in eight
      equal installments of $500,000 beginning
      December 31, 1997, and each three
      months thereafter, interest at 12%
      payable monthly, collateralized by deed of
      trust on various  parcels of real  property
      and  guaranteed  by certain members of
      the Company                                    $4,000,000      $4,000,000

     Notes payable, private placement, due
      April 30, 1997, payments in two equal
      installments of $1,500,000 on April 30,
      1996 and 1997,  interest at 12% payable
      monthly, collateralized by deed of trust on
      various  parcels of real property and
      guaranteed by certain members of the
      Company                                         1,500,000

     Notes  payable,  bank,  due from March 24,
      1997 through  December 14, 1997,
      interest at 1% to 2% above prime rate
      with  either  quarterly  payments or due at
      maturity, collateralized by deeds of trust
      on various parcels of real property             1,724,037       5,165,199

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

3.   Notes payable (continued):
                                                     December 31,    June 30,
                                                     1996            1997
                                                     ----            ----
                                                                     (Unaudited)
     Notes payable, bank, under lines of credit
      due from July 31, 1997 through June  30,
      1998, interest at 1.5% above prime,
      payable monthly, collateralized by deeds
      of trust on various parcels of real property    2,234,976       2,254,338

     Notes  payable,  bank,  due  from  March
      29,   1997   through   June  1,   1997,
      interest   at  12%  (or  4%  over  bank
      rate,  whichever is  greater),  payable
      monthly,   collateralized   by  various
      parcels    of   real    property    and
      guaranteed    by    certain     members
      of  the
      Company                                           899,804

     Notes payable,  related parties, due from
      March 31, 1998 through January 2, 1999,
      interest at 6% to 10% payable monthly or
      quarterly, uncollateralized                       897,433         986,565

     Note   payable,   related   party,   due
      January  2,  1999,   interest  at  .75%
      above    prime     payable     monthly,
      collateralized by deed of
      trust on various parcels of real property         150,000         410,000

     Notes payable,  other, due February 28,
      1997 through May 15, 2004, interest at
      8% to 15%,  payable  monthly or quarterly,
      collateralized by deeds of trust on various
      parcels of real property                        2,864,449         613,577

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

3.   Notes payable (continued):
                                                     December 31,    June 30,
                                                     1996            1997
                                                     ----            ----
                                                                     (Unaudited)
     Notes payable,  other,  due through June 12,
      1999, interest at 8.5% to 15%, payable
      quarterly or deferred until maturity,
      uncollateralized                                1,918,496       3,371,146
                                                      ---------       ---------
                                                   $ 16,189,195     $16,800,825
                                                   ============     ===========

     Notes payable, private placements provide financing for land acquisition and development projects. The terms of the private placements require the Company to maintain certain loan to collateral value ratios and cash reserves (see Note 1). Notes payable, related parties, are payable to members, their related companies, and affiliates.

     Aggregate  maturities  for  notes  payable  outstanding  at June  30,  1997
      (unaudited) are as follows:

                 1997                               $ 3,261,046
                 1998                                 9,304,385
                 1999                                 2,645,804
                 2000                                         0
                 Thereafter                           1,589,590
                                                      ---------
                 Total notes payable                $16,800,825
                                                    ===========

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

4.   Option contracts:

     The Company has entered into option  contracts with  unrelated  entities to sell properties which it is developing into lots available for sale to homebuilders. At December 31, 1996, the Company has committed to sell 119 remaining lots to these parties upon completion of development activity for a total sales price of $2,971,250 (400 lots at a total sales price of $9,490,400 at June 30, 1997 (unaudited)). These option contracts generally include escalation clauses at various rates. Based on costs incurred through December 31, 1996 (and June 30, 1997 (unaudited)), and management's estimate of costs to complete the development, the Company does not anticipate incurring any losses resulting from these option contracts. Sales to one of these entities in 1996 comprised approximately 16% of total sales.

     At December 31, 1996, the Company has received  $236,000  ($238,500 at June
      30, 1997, unaudited) as option deposits to be applied against the lots available for sale.

     In June 1997, the Company received $100,000 under an installment land contract to sell a 10% undivided interest in a land parcel. Under the agreement, the Company may be required to repurchase the parcel at its fair market value over the next four years, with agreed upon minimum appreciation. Consequently, the amount received is shown as a liability and the minimum appreciation (or increase in fair market value, if greater) will accrete over four years (unaudited).

5.   Related party transactions:

  a. Related party land purchases:

     During 1996, the Company and its subsidiaries  purchased unimproved land at a cost of approximately $1,995,000 from affiliated entities. Upon purchase, the cost of the land is included in land under development. During 1995, the Company purchased unimproved land from affiliates with a cost of approximately $2,220,000. During the six months ended June 30, 1997, the Company acquired no additional land from affiliated entities (unaudited).

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

5.   Related party transactions (continued):

  b. Related party lot sales:

     During 1996 and 1995, the Company sold improved lots to an affiliate  which is owned by a member and manager of the Company for cash of $7,809,928 and $2,800,535 ($3,303,219 and $3,647,710 for the six months periods ended
      June 30, 1996 and 1997 (unaudited), respectively). At December 31, 1996, pursuant to specific performance contracts, the Company has committed to sell 556 lots under specific performance contracts to the affiliate upon completion of the development process for $11,488,350 (501 lots for $12,158,300 at June 30, 1997 (unaudited)). The option contracts generally include escalation clauses at various rates. Based on costs incurred through June 30, 1997, and management's estimate of costs to complete the development, the Company does not anticipate incurring any losses resulting from these contracts. In 1996, an additional $92,000 ($419,489 during the six months ended June 30, 1997 (unaudited)) of lot sales were made to an entity which is one-third owned by a member of the Company.

  c. Indemnification agreement:

     During 1995, the Company entered into an indemnification agreement whereby the Company indemnifies the three principal members from any liability or expense incurred by the members under loans obtained for the benefit of the Company for which the members provided personal guarantees.

  d. Legal fees:

     Three members of the Company are attorneys in a law firm which provided significant legal services to the Company, primarily pertaining to zoning, platting and other related services in connection with developing real estate. Approximately $470,000 of related party legal fees were incurred by the Company in 1996, $680,000 in 1995, $337,100 (unaudited)) and
      $70,244 (unaudited) for the six months ended June 30, 1996 and 1997, respectively. At December 31, 1996, there were outstanding legal bills due the law firm of $433,568 ($374,230 at June 30, 1997 (unaudited)).

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

5.   Related party transactions (continued):

  d. Legal fees (continued):

     The Company has agreements with the law firm for legal fees related to specific projects to be developed by the Company. These fees are contingent on the completion of zoning and platting of some or all the parcels involved. The fees incurred for such contingent legal work is approximately $164,000 at December 31, 1996 ($185,000 at June 30, 1997
      (unaudited)). However, these fees have not been billed by the law firm and are not recorded in these financial statements.

  e. Office lease:

     The Company is leasing its office space under a noncancellable operating lease expiring September 30, 1997, from an entity controlled by a member of the Company. Rent expense under the lease for 1996 and 1995 was $45,852 and $43,364 ($19,575 and $38,870 for the six months ended June 30, 1996 and 1997 (unaudited)), respectively. The future minimum rental commitment under this lease at December 31, 1996 is $27,972, all of which is due in 1997.

     In June 1997, the Company renewed the lease for a three year period beginning October 31, 1997. Under the terms of the new agreement, the Company is to pay $5,773 per month for the first year with escalation clauses in years two and three. The Company also has an agreement with the related party law firm, whereby the law firm will reimburse the Company $1,325 per month for office space occupied by the law firm (unaudited).

     Minimum future rental commitments under this lease at June 30, 1997 are as follows (unaudited):

              Six months ended December 31, 1997            $25,226
              Year ended December 31, 1998                   70,029
              Year ended December 31, 1999                   73,041
              Year ended December 31, 2000                   56,475

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

5.   Related party transactions (continued):

  f. Other related party transactions:

     During 1995, the Company entered into employment agreements with three members of the Company to pay them aggregate annual compensation of $336,000 per year beginning July 1, 1994. In 1996, compensation to the three members totaled $1,052,591, of which $293,379 was paid to or on behalf of the members, $433,212 was paid through the assumption by the Company of indebtedness of the managers related to development costs they had incurred on behalf of the Company, and $326,000 has been accrued at December 31, 1996. During the six months ended June 30, 1996 and 1997, compensation to the three members was $541,500 and $388,491, respectively; $489,000 remains unpaid at June 30, 1997 (unaudited). In addition, $183,500 was paid in 1996 as consulting fees to entities controlled by the members.

     During the six months ended June 30, 1996 and 1997, consulting fees paid to affiliates were $20,000 and $26,400 (unaudited), respectively.

6.   Proposed public offering:

     In January 1997, the Company was party to an agreement whereby the Company would acquire a controlling interest in Gateway American Properties Corporation (GAPC) (a reverse acquisition). According to the agreement, the members of the Company are to contribute their ownership interest in the Company to GAPC in return for 2,025,000 shares of GAPC common stock, out of a total outstanding common stock of 2,352,000 shares. The exchange is to be effective contemporaneous with the closing of a proposed public offering. The 327,000 shares of common stock not owned by the members of the Company will be registered contemporaneous with the shares offered in the proposed public offering.

                        GATEWAY AMERICAN PROPERTIES, LLC
                     (A COLORADO LIMITED LIABILITY COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996
               SIX MONTHS ENDED JUNE 30, 1996 AND 1997 (UNAUDITED)

6.   Proposed public offering (continued):

     The proposed offering will sell 1,500,000 shares of common stock of GAPC to the public at $4.00 per share and 3,000,000 warrants at $.1875 per warrant, with each warrant exercisable to acquire a share of common stock at $4.50 per share for a period of three years. The underwriter for the proposed public offering is to receive a commission equal to ten percent of the proceeds of the public offering plus a three percent non-accountable expense allowance. In addition, GAPC has agreed to engage the underwriter as a financial advisor for three years at a total fee of $108,000, payable at the closing of the public offering. The underwriter will also receive warrants to purchase 150,000 shares of common stock at $6.00 per share during the five-year period commencing on the date of the offering and warrants to purchase for $.28125 per warrant additional warrants to purchase up to 300,000 shares of common stock exercisable at $6.00 per share during the three-year period commencing on the date of the offering.

                    GATEWAY AMERICAN PROPERTIES CORPORATION
                           (A COLORADO CORPORATION)

                                 JUNE 30, 1997


                                   CONTENTS


Independent auditors' report............................................. F-24

 Balance sheet........................................................... F-25

 Note to balance sheet................................................... F-26

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Gateway American Properties Corporation
Denver, Colorado


We have audited the balance sheet of Gateway American Properties Corporation as of June 30, 1997. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Gateway American Properties Corporation as of June 30, 1997, in conformity with generally accepted accounting principles.


GELFOND HOCHSTADT PANGBURN & CO.

Denver, Colorado
August 28, 1997

                    GATEWAY AMERICAN PROPERTIES CORPORATION
                            (A COLORADO CORPORATION)


                                 BALANCE SHEET

                                 JUNE 30, 1997



                                    ASSETS

Assets                                                           $     None
                                                                 ==========

                        LIABILITIES AND MEMBERS' EQUITY

Liabilities                                                      $     None
                                                                 ==========
Shareholders' equity:
  Common stock, $0.01 par value;
   authorized 20,000,000 shares;
   issued and outstanding 100 shares                                      1
  Additional paid-in capital                                             99
  Stock subscription receivable                                        (100)
                                                                 ----------
  Total liabilities and shareholders' equity                     $        0
                                                                 ==========

                           See notes to balance sheet.

                     GATEWAY AMERICAN PROPERTIES CORPORATION
                           (A COLORADO CORPORATION)

                             NOTE TO BALANCE SHEET

                                 JUNE 30, 1997


1. Organization and nature of business:

   Gateway American  Properties  Corporation  (the Company) was  incorporated in
     March 1997 for the purpose of acquiring all of the assets of Gateway American Properties Corporation- Florida (GAPC-F), in exchange for 327,000 shares of the Company's common stock. In addition, the Company is party to an agreement whereby the Company is to acquire Gateway American Properties, LLC (Gateway LLC) subsequent to its acquisition of GAPC-F, and contemporaneous with the closing of a proposed public offering of the Company's stock. According to the agreement, the members of Gateway LLC are to contribute their ownership interest in Gateway LLC in return for 2,025,000 shares of the Company's common stock.

   Gateway LLC was formed in June 1994 for the purpose of acquiring, zoning, platting, and developing real estate for residential use, into lots available for sale to homebuilders. In certain subdivisions, the Company also constructs homes or other buildings on properties it has developed instead of selling the improved lots to other homebuilders.

  GAPC-F is a development stage company incorporated in Florida which has not had any significant operations.

   The Company has entered  into a letter of intent  with an  underwriter  for a public  offering  of its stock,  whereby the  Company  will sell  1,500,000 shares of common stock to the public at $4.00 per share, and 3,000,000 warrants at $.1875 per warrant, with each warrant exercisable to acquire a share of common stock at $4.50 per share for a period of three years. The underwriter for the proposed public offering is to receive a commission equal to ten percent of the proceeds of the public offering plus a three percent non-accountable expense allowance. In addition, the Company has agreed to engage the underwriter as a financial advisor for three years at a total fee of $108,000, payable at the closing of the public offering. The underwriter will also receive warrants to purchase 150,000 shares of common stock at $6.00 per share during the five-year period commencing on the date of the offering and warrants to purchase for $.28125 per warrant additional warrants to purchase up to 300,000 shares of common stock exercisable at $6.00 per share during the three period commencing on the date of the offering.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                            Interim Financial Report
                                  June 30,1997

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Gateway American Properties Corporation

      We have audited the accompanying balance sheet of Gateway American Properties Corporation as of December 31, 1995 and 1996, and the related statements of operations, shareholders' equity, and cash flows for the period from January 12, 1995 (date of inception) to December 31, 1995 and for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gateway American Properties Corporation as of December 31, 1995 and 1996, and the results of its operations and cash flows for the periods then ended, in conformity with generally accepted accounting principles.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company's continued operations are dependent upon the receipt of additional capital and the success of future operations, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                        Beatty & Company, P.A.
                                        Certified Public Accountants
                                        Sarasota, Florida

March 27,  1997  (except for Notes 5, 6, and 7, as to which the date is July 14,
1997)

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                                  Balance Sheet


                                     ASSETS

                                       As of December 31        As of June 30
                                       1995         1996        1996      1997
                                       ----         ----        ----      ----
                                                          (Unaudited)(Unaudited)

Current Assets:
         Cash & Equivalents           $  76,715    $20,433  $  46,419  $  2,668
                                      ---------    -------  ---------  --------
Other Assets:
         Deferred Offering Costs      $ 403,848    $31,210  $ 406,963  $ 81,142
         Deposits                        30,000          0     30,000         0
         Organization Costs (Net)           282        211        246       176
                                      ---------    -------  ---------  --------
         Total Other Assets           $ 434,130    $31,421  $ 437,209   $81,318
                                      ---------    -------  ---------  --------
         Total Assets                 $ 510,845    $51,854  $ 483,628   $83,986
                                      =========    =======  =========  ========

                       LIABILITIES & SHAREHOLDERS EQUITY


Current Liabilities:
          Accounts Payable             $ 28,318   $ 33,548  $ 30,067   $ 79,878
          Accrued Liabilities             1,625      2,250       375      3,250
                                       --------   --------  --------   --------
          Total Liabilities            $ 29,943    $35,798  $ 30,442   $ 83,128
                                       --------   --------  --------   --------

Shareholders' Equity:
          Common Stock, $.01 par value,
           10,000,000 shares authorized
           436,000 shares issued &
           outstanding                  $ 4,360    $ 4,360   $ 4,360    $ 4,360
          Purchase Warrants               4,000      4,000     4,000      4,000
          Additional Paid-In Capital    646,538    646,538   646,538    646,538
          Accumulated Development Stage
           Deficit                     (173,996)  (639,842) (201,712   (654,040)
                                       --------   --------  --------   --------
          Total Shareholders' Equity   $480,902    $16,056  $453,186       $858
                                       --------   --------  --------   --------
          Total Liabilities &
           Shareholders' Equity        $510,845   $ 51,854  $483,628   $ 83,986
                                       ========   ========  ========   ========

   The accompanying notes are an integral part of these financial statements.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                             Statement of Operations


                                        For the                                                   For the
                                        Period from                 For the        For the        Period from
                                             Inception    For the        Six Months     Six Months     Inception
                                             Through      Year Ended     Ended          Ended          Through
                                             12-31-95     12-31-96       6-30-96        6-30-97        6-30-97
                                             --------     ---------     ---------       ---------      ---------
                                                                       (Unaudited)     (Unaudited)    (Unaudited)
Development Stage Revenues:
    Investment income                       $  11,476    $   1,888       $  1,094         $     95      $  13,459
                                            ---------    ---------       --------         --------      ---------
Expenses Incurred During Development Stage:
    Costs of Withdrawn Public Offering      $       0    $ 406,963       $      0         $      0      $ 406,963
    General & Administrative Expenses          61,314       23,250         13,716            8,325         92,889
    Office Expenses                            48,996       10,705          5,103            4,968         64,669
    Legal & Professional                       18,686       20,376          6,675            1,965         41,027
   Travel & Related Costs                      33,684        4,812          3,000                0         38,496
   Other Miscellaneous Expenses                22,792          628            316               35         23,455
                                            ---------    ---------       --------         --------      ---------
   Total Expenses                           $ 185,472    $ 466,734       $ 28,810         $ 15,293      $ 667,499
                                            ---------    ---------       --------         --------      ---------
Deficit Accumulated During Development
   Stage                                    $(173,996)   $(464,846)      $(27,716)        $(15,198)     $(654,040)
                                            =========    =========       ========         ========      =========
Earnings (Loss) Per Share                   $   (0.48)   $   (1.07)      $  (0.06)        $  (0.03)     $   (1.61)
                                            =========    =========       ========         ========      =========
Number of shares outstanding for purposes
   of computing net loss per share            361,673      436,000        436,000          436,000        406,269
                                            =========    =========       ========         ========      =========


   The accompanying notes are an integral part of these financial statements.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                        Statement of Shareholders' Equity
               For the Period from Inception to December 31, 1995,
                      for the Year Ended December 31, 1996,
             and for the Six Months Ended June 30, 1997 (Unaudited)

                                        Common           Stock          Additional      Development     Total
                                        Stock           Purchase         Paid-in           Stage     Shareholders'
                                     $.01 Par Value      Warrants        Capital          Deficit       Equity
                                     --------------    -----------     -----------      -----------   ------------

Sale of 287,346 shares of $.01
par value Common Stock and
251,346 Stock Purchase Warrants
for $384,998 less offering costs
of $59,722                             $ 2,873         $ 2,513           $319,890                       325,276

Sale of 22,654 shares of $.01
par value Common Stock and
22,654 Stock Purchase Warrants
for $26,000                                227             227             25,546                       26,000

Sale of 126,000 shares of $.01
par value Common Stock and
126,000 Stock Purchase Warrants
for $315,000 less offering costs
of $11,378                               1,260           1,260            301,102                      303,622

Development Stage Deficit
from inception through
December 31, 1995                                                                      (173,996)      (173,996)

                                     --------------    -----------     ----------      -------       ---------
Totals - December 31, 1995             $ 4,360         $ 4,000           $646,538     $(173,996)     $ 480,902

Development Stage Deficit
accumulated from January 1, 1996
throughDecember 31, 1996                                                               (464,846)      (464,846)
                                     --------------    -----------     ----------      -------       ---------

Totals -December 31, 1996              $ 4,360         $ 4,000           $646,538     $(638,842)      $ 16,056

Development Stage Deficit
accumulated from January 1, 1997
through June 30, 1997 (Unaudited)                                                       (15,198)       (15,198)
                                     --------------    -----------     ----------       -------       --------

Totals - June 30, 1997 (Unaudited)     $ 4,360         $ 4,000           $646,538     $(654,040)          $858
                                       =========      =========         =========     =========      =========



   The accompanying notes are an integral part of these financial statements.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                             Statement of Cash Flows


                                                    For the                                                       For the
                                                  Period from                       For the        For the      Period from
                                                   Inception        For the        Six Months     Six Months     Inception
                                                    Through        Year Ended        Ended          Ended         Through
                                                    12-31-95        12-31-96        6-30-96        6-30-97        6-30-97
                                                  -----------      ----------      ----------     ----------   ------------
                                                                                   (Unaudited)    (Unaudited)   (Unaudited)


Cash Flows From (Used In) Financing Activities:
    Sale of Common Stock & Purchase Warrants        $ 725,998      $       0      $       0      $       0      $  725,998
    Less Offering Costs for Private Placements        (71,100)             0              0              0         (71,100)
                                                    ---------      ---------      ---------      ---------      ----------
Net Cash Flows From  (Used In)Financing Activities  $ 654,898      $       0      $       0      $       0      $  654,898
                                                    ---------      ---------      ---------      ---------      ----------

Cash Flows From (Used In) Investing Activities:
   Deferred Offering Costs                          $(403,848)     $ 372,638      $  (3,115)     $ (49,932)     $  (81,142)
   Deposits                                           (30,000)        30,000              0              0               0
   Organization Cost                                     (352)             0              0              0            (352)
                                                    ---------      ---------      ---------      ---------      ----------
Net Cash Flows From (Used In) investing Activities  $(434,200)     $ 402,638      $  (3,115)     $ (49,932)     $  (81,494)
                                                    ---------      ---------      ---------      ---------      ----------

Cash Flows From (Used In ) Operating Activities:
   Development Stage Earnings (Deficit)             $(173,996)     $(464,846)     $ (27,716)     $ (15,198)     $ (654,040)
   Adjustments:
    Amortization                                           70             71             36             35             176
    Accounts Payable                                   28,318          5,230          1,749         46,330          79,878
    Accrued Liabilities                                 1,625            625         (1,250)         1,000           3,250
                                                    ---------      ---------      ---------      ---------      ----------
Net Cash Flows From (Used In) Operating Activities  $(143,983)     $(458,920)     $ (27,181)     $  32,167      $ (570,736)
                                                    ---------      ---------      ---------      ---------      ----------

Net Increase (Decrease) In Cash                     $  76,715      $ (56,282)     $ (30,296)     $ (17,765)     $    2,668
Plus Beginning Cash Balance                                 0         76,715         76,715         20,433               0
                                                    ---------      ---------      ---------      ---------      ----------
Ending Cash Balance                                 $  76,715      $  20,433         46,419      $   2,668      $    2,668
                                                    =========      =========      =========      =========      ==========

         The accompanying notes are an integral part of these financial statements.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                          Notes To Financial Statements




1.   Significant Accounting Policies

     A. Development Stage Operations - The Company has been in the development stage since its inception in late 1994 and subsequent incorporation in January, 1995 as a Florida corporation. The Company's proposed business activity is to acquire one or more other business entities and/or develop business and investment activities satisfactory to its shareholders. Since the Company has not yet commenced full-scale operations and no significant revenues have been realized through December 3 1, 1996, the financial statements have been reported as those of a development stage company.

     B. Principles of Consolidation - In connection with its formation, the Company merged with an affiliated entity (also a development stage company) effective January 13, 1995. The transaction has been accounted for as a pooling of interests and, accordingly, the financial statements have been consolidated to include the accounts of both companies, after elimination of all significant intercompany balances and transactions.

     C. Income Taxes - The Company's accounting policies for financial statement purposes and income tax reporting purposes may vary due to timing and other differences. Certain operating losses sustained to date may be offset against taxable income of future periods.

     D. Private Offering Costs - Since the Company has successfully completed its initial private offerings of common stock, the related costs (which consist primarily of placement and legal fees) have been offset against the additional paid-in capital as of December 31, 1995 and 1996,

     E. Organization Costs - The costs of organizing the Company, which consist primarily of legal and filing fees incurred in the process of incorporation, have been capitalized and are being amortized over a period of sixty months.

     F. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make various estimates and assumptions that affect the amounts reported in the financial statements and the disclosures in the accompanying footnotes. Actual results may differ from such estimates and the differences may be significant.

     G. Reclassifications - Certain amounts reported in the 1995 financial statements have been reclassified to conform to classifications used in the 1996 financial statements.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                          Notes To Financial Statements


2.   Related Party Transactions

     A. Legal Matters - An individual who is an officer, director, and shareholder of the Company is also an officer, director, and shareholder of the law firm which was engaged by the Company to handle its incorporation, offerings of securities, and other legal matters. Additionally, the Company intends to further use such professional services with regard to future legal matters. The total of all such related party legal fees (inclusive of expense reimbursements) was $204,441 through December 31, 1995 and $15,802 for the year ended December 31, 1996.

     B. Executive Employment Agreement - Subsequent to the approval of the Company's Compensation Committee, an executive employment agreement was reached with an individual who is an officer, director, and shareholder of the Company. Although the contract requires annual basic compensation of $120,000, plus various benefits, for a two-year period of time beginning upon the successful completion of the Company's anticipated public offering, management intends to replace such contract with an agreement for a one-time payment of $37,500 as specified in the Letter of Intent with the Company's underwriter.

     C. Office Rent Agreement - An informal agreement was entered into to rent furnished office space from a company that is controlled by an individual who is also an officer, director, and shareholder of the Company. The agreement, which has been classified as an operating lease, requires weekly payments of $125 and has no definitive time period.


3.  Shareholders' Equity

A. Common Stock - As of December 31, 1995 and 1996, the Company has issued 436,000 shares of its 10,000,000 authorized shares of common stock with a par value of $.01 per share.

B. Stock Purchase Warrants - The Company has also issued 400,000 stock purchase warrants in connection with the organization of the Company. Terms of the warrants entitle holders to purchase one additional share of the Company's common stock for each warrant at a price of $3.3 75 per share at any time during the three-year exercise period.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                          Notes To Financial Statements


4. Uss Per Share

     For the periods from inception through December 31, 1995 and 1996, the loss per share is based upon the weighted average number of common shares outstanding. The Company's stock purchase warrants have not been considered to be common stock equivalents in the computation of loss per share because they are anti-dilutive.

5.   Deferred Offering Costs

      As of December 3 1, 1996, the Company has deferred $3 1,2 1 0 in costs incurred which pertain to its revised proposed public offering. If the offering is successful, those costs will be charged against the proceeds of the offering. In the event the offering is withdrawn (as the initial proposed public offering was during 1996), such costs will be charged to current operations. Such public offering is not expected to proceed further, however, until the outcome of the business combination discussed below in Note 6 is determined.

6.   Subsequent Events

            Subsequent to the date of the financial statements, the Company entered into agreements involving two other companies, both of which are domiciled in the state of Colorado. The agreements, one of which is contingent upon the successful completion of a proposed public offering, would result in all three companies combining, in effect, to become a single business entity. In the event such agreements are successfully concluded, the Company's shareholders will have the right to exchange their common shares and purchase warrants for common shares and warrants in the new publicly traded entity.

7.   Anticipated Business Combination & Use of Cash

      Although the December 31, 1996 cash balance of $20,433 has not been formally restricted, the Company expects to consume the majority of its cash reserves to facilitate its anticipated business combinations as discussed in
Note 6. Therefore, the amount of funds available for use in the Company's proposed business activities (as outlined in Note 1) will be limited to those funds, if any, available subsequent to such expenditures. Continued operations are thus dependent upon the receipt of additional capital and the success of future operations.

                     Gateway American Properties Corporation
                          (A Development Stage Company)
                          Notes To Financial Statements


8.   Interim Financial Statements (Unaudited)

The financial statements as of June 30, 1996 and 1997, and for the periods then ended are unaudited. However, it is the opinion of the Company's management that all adjustments necessary for a fair presentation of the financial statements have been appropriately included.

              GATEWAY AMERICAN PROPERTIES CORPORATION (COLORADO),
                       GATEWAY AMERICAN PROPERTIES, LLC
               GATEWAY AMERICAN PROPERTIES CORPORATION (FLORIDA)

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                         AND STATEMENTS OF OPERATIONS


The following unaudited pro forma condensed financial statements give effect to the proposed business combination of Gateway American Properties Corporation (Colorado) (the Registrant), Gateway American Properties, LLC, and Gateway American Properties Corporation (Florida) on a purchase accounting basis. The pro forma condensed balance sheet assumes that the business combination was effective on June 30, 1997, and combines the audited June 30, 1997 balance sheet of Gateway American Properties Corporation (Colorado) and the unaudited interim June 30, 1997 balance sheets of Gateway American Properties, LLC and Gateway American Properties Corporation (Florida). The pro forma condensed statement of operations for the year ended December 31, 1996, was prepared based upon the historical audited statements of operations of Gateway American Properties, LLC and Gateway American Properties Corporation (Florida) for the year ended December 31, 1996. The pro forma condensed statement of operations for the six months ended June 30, 1997, was prepared based upon the unaudited interim statements of operations of Gateway American Properties, LLC, and Gateway American Properties Corporation (Florida) for the six months ended June 30, 1997. The pro forma statement of operations for each period was prepared assuming the business combination was effective at the beginning of each period presented.

These pro forma condensed financial statements should be read in conjunction with the accompanying notes to the pro forma condensed financial statements, the historical financial statements and notes of Gateway American Properties Corporation (Colorado), Gateway American Properties, LLC, and Gateway American Properties Corporation (Florida), all of which are included elsewhere herein. The unaudited pro forma condensed statements of operations are not necessarily indicative of future operations or the actual results that would have occurred had the business combination been consummated at the beginning of each period presented. Also, because of seasonal and other factors, the results of operations for the six months ended June 30, 1997, are not necessarily indicative of expected results for the fiscal year ending December 31, 1997.

               GATEWAY AMERICAN PROPERTIES CORPORATION (COLORADO),
                       GATEWAY AMERICAN PROPERTIES, LLC
               GATEWAY AMERICAN PROPERTIES CORPORATION (FLORIDA)

                        PRO FORMA CONDENSED BALANCE SHEET
                                  (Unaudited)

                                 JUNE 30, 1997

                                        Gateway                           Gateway
                                        American                          American
                                        Properties        Gateway         Properties       Pro Forma
                                        Corporation       American        Corporation      Adjustments
                                        (Colorado)        Properties LLC  (Florida)        (Note 2)          Pro Forma
                                        ------------      --------------  -----------     ------------      -----------
ASSETS:
Cash                                                      $    48,757     $    2,668                        $    51,425
Restricted cash                                               689,710                                           689,710
Accounts receivable                                            40,911                                            40,911
Accounts receivable,
  related party                                               184,392                                           184,392
Deposits                                                       65,000                                            65,000
Land under development                                     17,055,929                                        17,055,929
Due from Metro and general
 improvement districts
  Related parties                                           1,403,385                                         1,403,385
  Other                                                       161,638                                           161,638
Loan fees and other assets                                    336,592         81,318                            417,910
                                        ------------      -----------     ----------      ------------      -----------
   Total assets                                           $19,986,314     $   83,986      $                 $20,070,300
                                        ============      ===========     ==========      ============      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
  Accounts payable                                        $ 1,010,370     $   83,128                        $ 1,093,498
  Accounts payable,
   related parties                                            910,171                                           910,171
  Property taxes payable                                       38,800                                            38,800
  Customer deposits                                           338,500                                           338,500
  Notes payable:
   Private placements                                       4,000,000                                         4,000,000
   Banks                                                    7,419,537                                         7,419,537
   Related parties                                          1,396,565                                         1,396,565
   Other                                                    3,984,723                                         3,984,723
                                        ------------      -----------     ----------      ------------      -----------
  Total notes payable                                      16,800,825                                        16,800,825
                                        ------------      -----------     ----------      ------------      -----------
   Total liabilities                                       19,098,666         83,128                         19,181,794
                                        ------------      -----------     ----------      ------------      -----------

Minority interest                                              84,775                                           84,775

Shareholders' equity:
  Preferred stock
  Common stock                                     1                           4,360        19,159 (a)          23,520
  Additional paid-in capital                      99                         646,538       129,574 (a)         776,211
  Common stock
   subscriptions receivable                     (100)                                          100 (a)
  Stock purchase warrants                                                      4,000                             4,000
  Accumulated deficit                                                       (654,040)      654,040 (a)
  Members' equity                                             802,873                     (802,873)(a)
                                        ------------      -----------     ----------      ------------      ----------

Shareholders' equity                                          802,873            858                           803,731
                                        ------------      -----------     ----------      ------------      ----------
   Total liabilities and
     shareholders' equity               $                 $19,986,314     $   83,986      $                $20,070,300
                                        ============      ===========     ==========      ============     ===========

        See notes to unaudited pro forma condensed financial statements.

               GATEWAY AMERICAN PROPERTIES CORPORATION (COLORADO),
                        GATEWAY AMERICAN PROPERTIES, LLC
                GATEWAY AMERICAN PROPERTIES CORPORATION (FLORIDA)

                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                  (Unaudited)

                        SIX MONTHS ENDED JUNE 30, 1997


                              Gateway                           Gateway
                              American                          American
                              Properties        Gateway         Properties       Pro Forma
                              Corporation       American        Corporation      Adjustments
                              (Colorado)        Properties LLC  (Florida)        (Note 2)         Pro Forma
                              ------------      --------------  -----------     ------------      ----------
Sales:
  Related party                                    $4,067,199                                     $4,067,199
  Other                                               981,844                                        981,844
                                                   ----------                                     ----------
                                                    5,049,043                                      5,049,043
Cost of sales                                       3,917,239                                      3,917,239
                                                   ----------                                     ----------
                                                    1,131,804                                      1,131,804

General and
 administrative expenses                              682,021   $  15,293                            697,314
                                                   ----------   ---------                         ----------
Operating income (loss)                               449,783     (15,293)                           434,490

Interest income                                                        95                                 95
                                                   ----------   ---------                         ----------
Income (loss) before
 minority interest                                    449,783     (15,198)                           434,585

Minority interest in
 income of consolidated
 joint ventures                                        48,708                                         48,708
                                                   ----------   ---------                         ----------
Income (loss) before
 income taxes                                         401,075     (15,198)                           385,877

Provision for income taxes                                                      $ 156,400 (b)        156,400
                                                   ----------   ---------       -------------    -----------
Net income (loss)                                  $  401,075   $ (15,198)      $(156,400)       $   229,477
                                                   ==========   =========       =============    ===========
Net income (loss) per
 common share before
 initial public offering                                         $   (.05)                       $       .10
                                                                =========                        ===========
Average shares outstanding                                        327,000       2,025,000          2,352,000
                                                   ==========   =========       =============    ===========
Net income (loss) per
 common share after
 initial public offering                                         $   (.05)                       $       .06
                                                                =========                        ===========
Average shares outstanding                                        327,000       3,525,000          3,852,000
                                                   ==========   =========       =============    ===========





        See notes to unaudited pro forma condensed financial statements.
                                      F-40

              GATEWAY AMERICAN PROPERTIES CORPORATION (COLORADO),
                        GATEWAY AMERICAN PROPERTIES, LLC
                GATEWAY AMERICAN PROPERTIES CORPORATION (FLORIDA)

            PRO FORMA CONDENSED STATEMENT OF OPERATIONS (CONTINUED)
                                  (Unaudited)

                         YEAR ENDED DECEMBER 31, 1996


                              Gateway                           Gateway
                              American                          American
                              Properties        Gateway         Properties       Pro Forma
                              Corporation       American        Corporation      Adjustments
                              (Colorado)        Properties LLC  (Florida)        (Note 2)          Pro Forma
                              ------------      --------------  -----------     ------------      -----------

Sales:
  Related party                                 $  7,901,928                                      $ 7,901,928
  Other                                            2,598,678                                        2,598,678
                                                ------------                                      ------------
                                                  10,500,606                                       10,500,606

Cost of sales                                      9,549,080                                        9,549,080
                                                ------------                                      ------------
                                                     951,526                                          951,526

General and
 administrative expenses                             791,522    $   466,734                         1,258,256
                                                ------------    -----------                       -----------
Operating income (loss)                              160,004       (466,734)                         (306,730)

Interest income                                        1,450          1,888                             3,338
                                                ------------    -----------                       -----------
Income (loss) before
 minority interest                                   161,454       (464,846)                         (303,392)

Minority interest in
 income of consolidated
 joint ventures                                       52,010                                           52,010
                                                ------------    -----------                       -----------
Income (loss) before
 income taxes                                        109,444       (464,846)                         (355,402)

Provisions for income taxes                                                     $   31,400 (b)         31,400
                                                ------------    -----------     -------------     -----------
Net income (loss)                               $    109,444    $  (464,846)    $  (31,400)       $  (386,802)
                                                ============    ===========     =============      ==========
Net income (loss) per
 common share before
 initial public offering                                        $     (1.42)                      $      (.16)
                                                                ===========     =============     ===========
Average shares outstanding                                          327,000      2,025,000 (c)      2,352,000

Net income (loss) per
 common share after
 initial public offering                                        $     (1.42)                      $      (.10)
                                                                ===========     =============     ===========
Average shares outstanding                                        327,000        3,525,000 (d)      3,852,000
                                                                ===========     =============     ===========

        See notes to unaudited pro forma condensed financial statements.

               GATEWAY AMERICAN PROPERTIES CORPORATION (COLORADO),
                        GATEWAY AMERICAN PROPERTIES, LLC
                GATEWAY AMERICAN PROPERTIES CORPORATION (FLORIDA)

                NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (Unaudited)

1.   Merger

     Pursuant to the terms of the  Agreement  Providing for Sale and Exchange of
      Capital Stock as amended (the Transaction Agreement), effective October 1, 1997, the shareholders of Gateway American Properties Corporation
      (Florida)   received  327,000  shares  of  Gateway   American   Properties
      Corporation (Colorado) common stock in exchange for the net assets of Gateway American Properties Corporation (Florida). In addition, members of Gateway American Properties, LLC will receive 2,025,000 shares of Gateway American Properties Corporation common stock in exchange for their membership interest which will occur on the effective date of the initial public offering contemplated by this registration statement. Under the terms of the Transaction Agreement, the issuance of 1,500,000 shares of Gateway American Properties Corporation common stock at $4.00 per share to purchasers in the initial public offering in exchange for the offering proceeds is an integral part of the business combination transaction, and the business combination transaction that is to be completed on the effective date or immediately prior to the initial public offering is conditional upon the successful completion of the initial public offering. For financial accounting purposes, the pro forma financial statements assume that the business combination transaction will be accounted for under purchase accounting: for statement of operations purposes, the business combination transaction was effective as of the beginning of each period presented; and for balance sheet purposes, the business combination transaction was effective on June 30, 1997. Furthermore, notwithstanding that the initial public offering is an integral part of the business combination transaction, the pro forma financial statements give no effect to the proceeds of the initial public offering except that the net income
      (loss) per common share after the initial public offering assumes that 1,500,000 common shares will be outstanding in conjunction with the proposed initial public offering.

2.   Pro forma adjustments:

  a. For financial accounting purposes, the business combination is assumed to be a reverse acquisition. Since 2,352,000 shares of Gateway American Properties Corporation (Colorado) common stock (par value $.01) will be outstanding, common stock was increased $19,159 and additional paid-in capital was increased by $129,574. This was offset against the elimination of Gateway American Properties, LLC members' equity of $802,873, and the reclassification of Gateway American Properties Corporation (Florida) accumulated deficit into additional paid-in capital.

               GATEWAY AMERICAN PROPERTIES CORPORATION (COLORADO),
                       GATEWAY AMERICAN PROPERTIES, LLC
               GATEWAY AMERICAN PROPERTIES CORPORATION (FLORIDA)

         NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (CONTINUED)
                                  (Unaudited)


2.   Pro forma adjustments (continued):

      The balance sheet does not give effect to the increase in cash, common stock and additional paid-in capital that would be realized with the proposed initial public offering of 1,500,000 common shares and 3,000,000 warrants. The initial public offering will occur in conjunction with the business combination.

  b. Gateway American Properties, LLC, as a limited liability corporation, did not pay income taxes. For purposes of determining the pro forma effect of the business combination, income tax expense has been computed as if Gateway American Properties, LLC had been a C corporation. The income tax provision assumes that Gateway American Properties, LLC had adopted SFAS No. 109, Accounting for Income Taxes. The balance sheet effect of adopting SFAS No. 109 would not be material.

  c. The pro forma net income (loss) per common share before initial public offering reflects the additional common shares that will be outstanding after the business combination (see note 1), but does not give effect to additional common shares that would be issued under the initial public offering.

  d. The pro forma net income (loss) per common share after initial public offering reflects the additional common shares that will be outstanding after the consummation of the business combination (see Note 1) and the proposed initial public offering which will occur in conjunction with the business combination. The calculation does not give any effect to the proceeds that will be received under the initial public offering.

      No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy the Units of the Company to any person in any jurisdiction or in any circumstances in which such offering would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS

               Introductory Statement........................ 3
               Prospectus Summary............................ 4
               Risk Factors.................................. 7
               Selected Financial Information................ 15
               Management's Discussion and Anal-
                 ysis of Results of Operations............... 18
               Dilution...................................... 21
               Use of Proceeds............................... 22
               Pro Forma Capitalization...................... 24
               Dividend Policy............................... 24
               Business...................................... 24
               Certain Transactions.......................... 32
               Management.................................... 37
               Principal Shareholders........................ 42
               Underwriting.................................. 43
               Description of Securities..................... 47
               Selling Shareholders.......................... 50
               Legal Matters................................. 52
               Experts....................................... 52
               Additional Information........................ 53
               Index to Financial Statements................ F-1


      Until [________________], 1998, all dealers affecting transactions in the registered securities, whether or not participating in the distribution thereof, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                         627,000 shares of Common Stock


                           GATEWAY AMERICAN PROPERTIES
                                   CORPORATION

                      ------------------------------------

                                    ALTERNATE
                               P R O S P E C T U S
                                       FOR
                              SELLING STOCKHOLDERS

                      ------------------------------------


                              [_____________], 1997

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

      Section 7-3-101.5 of the Colorado Corporation Code contains broad provisions for the mandatory and permissive (at the election of the Company) indemnification of the Company's directors and officers (and certain other persons) for liabilities and claims arising out of the acts of omissions of Company directors and officers (and certain other persons) in their capacity as such if the actions were undertaken in good faith in a manner reasonably believed to be in or not opposed to, the best interests of the Company, and further specifies the circumstances under which such indemnification shall be available.

      As permitted by the cited section of the Colorado Corporation Code, the Company has adopted provisions in its Articles of Incorporation and Bylaws providing for indemnification of directors and officers (and certain other persons) to the extent legally permitted.

      Article XI of the Company's Articles of Incorporation reads:

      "Section 1. Right to Indemnification. The corporation shall indemnify any person who was, is , or is threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or who, while a director, officer, employee, fiduciary or a agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, or other enterprise or employee benefit plan, against expenses (including attorneys' fees), judgments, fines and amounts pain in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent that and under the circumstances in which the Act permits such indemnification. The corporation shall indemnify any person who was, is, or is threatened to be made a party to any threatened, pending, or completed cation, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent that and under the circumstances which the Act permits such indemnification.

     Section 2. Manner of Indemnification. Any indemnification under this Article (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the director, officer, employee, fiduciary, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the Act with respect to indemnification of directors. Such determination may be made: (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding, or (b) if such a quorum is not obtainable, by a majority vote of a committee of the Board designated by the Board, which committee shall consist of two (2) or more Directors who were not parties to the action, suit, or proceeding, except that Directors who were parties to the action, suit, or proceeding may participate in the designation of Directors for the committee. If such quorum is not obtainable or such committee cannot be established pursuant to (a) and (b) above, or even if such quorum is obtained or such committee is designated if such quorum or committee so directs, such determination shall be made: (a) by independent legal counsel selected by vote of the Board of Directors or the committee in the manner specified in (a) or (b) above (as the case may be) or, if a quorum cannot be obtained and a committee cannot be established pursuant to (a) and (b) above, by independent legal counsel selected by a majority vote of the full Board. Authorization of indemnification and evaluation as to reasonableness of expenses may be made in the same manner as the determination that indemnification is proper is made; except that, if the determination that indemnification is proper is made by independent legal counsel (as set forth above), authorization of indemnification and evaluation as to reasonableness of expenses may be made by the body that selected said counsel.

     Section 3. Non-Exclusive Right. The foregoing right of indemnification shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 4. Personal Liability. The personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director is hereby eliminated, except that such provision shall not eliminate or limit the liability of a director to the corporation or its shareholders for monetary damages for: any breach of the director's duty of loyalty to the corporation or to its shareholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in Section 7-108-403 of the Act; or any transaction from which the director derived an improper personal benefit.

     Section 5. Vote to Amend. A vote of two-thirds (2/3) of each class of stock entitled to vote shall be required to amend this article."

     Article IX of the Company's Bylaws reads:

     ARTICLE IX. INDEMNIFICATION AND RELATED MATTERS

     Section 1. Indemnification-Third Party Actions. The Corporation shall indemnify any person who was, is, or is threatened to be made a part of any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (other than an action by or in the right of the Corporation). Such indemnification shall arise only be reason of the fact that the person is or was a Director, officer, employee, fiduciary, or agent of the Corporation or who, while a Director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan. Such indemnification shall be against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, to the extent that and under the circumstances wherefore the Act permits indemnification of directors.

     Section 2. Indemnification -Actions Brought in the Right of the Corporation. The Corporation shall indemnify any person who was, is, or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee, fiduciary, or agent of the Corporation or who, while a Director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan. Such indemnification shall be against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with such action, suit, or proceeding, to the extent that and under the circumstances wherefore the Act permits indemnification of directors.

     Section 3. Determination of Entitlement to Indemnification. Any indemnification under Sections IX.1 and IX.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee, fiduciary, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the Act with respect to indemnification of directors. Such determination shall be made; (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding, or (b) if such a quorum is not obtainable, by a majority vote of a committee of the Board of Directors designated by the Board of Directors, which committee shall consist of two or more Directors who were not parties to the action, suit, or proceeding, except that Directors who were parties to the action, suit, or proceeding may participate in the designation of Directors for the committee. If such quorum is not obtainable or such committee cannot be established pursuant to Section IX.3(a) and Section IX.3(b) above, or even if such quorum is obtained or such committee is designated if such quorum or committee so directs, such determination shall be made; (x) by independent legal counsel selected by vote of the Board of Directors or the committee in the manner specified in Section IX.3(a) or
                    Section IX.3(b) above (as the case may be) or, if a quorum cannot be obtained and a committee cannot be established pursuant to Section IX.3(a) and Section IX.3(b) above, by independent legal counsel selected by a majority vote of the full Board of Directors, or (y) by the shareholders. Authorization of indemnification and evaluation as to reasonableness of expenses shall be made the same manner as the determination that indemnification is proper is made; except that, if the determination that indemnification is proper is made by independent legal counsel (as set forth above), authorization of indemnification and evaluation as to reasonableness of expenses may be made by the body that selected said counsel.

     Section 4. Advancemen of Expenses. Reasonable expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding, to the extent that and under the circumstances wherefore the Act permits such advancement for directors.

     Section 5. Savings clause. The indemnification provided by this article ix shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary, or agent and shall inure to the benefit of the hears and legal representatives of such a person.

     Section 6. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, fiduciary, or agent of the Corporation or who, while a Director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Article IX and the Act.

     Section 7. Disallowed Deductions. With respect to any payment made by the Corporation to any employee or any officer of the Corporation for compensation, bonus, interest, rent, travel, entertainment, or other expenses incurred by such employee or officer that is determined to be excessive, unreasonable, or otherwise unallowable, in whole or in part as a tax deductible expense by any governmental agency, such employee shall have an unconditional obligation to reimburse the Corporation to the full extent of such unallowable expense. In lieu of payment by the officer, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

      The Company is in the process of applying for liability insurance coverage in the face amount of $2,000,000 for its directors and officers for claims and liabilities arising out of their actions taken in those capacities. It is anticipated that this coverage will be in place prior to the Effective Date of the Registration Statement.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the referenced provisions, the Company has been informed that in the opinion of the United States Securities and Exchange Commission, such indemnification violates public policy as expressed in such Act and is therefore unenforceable."

Item 25.  Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee               $8,641
NASD Filing Fee                                                   $3,351
Accounting Fees and Expenses                                     $85,000
Blue Sky Filing Fees and Expenses                                $10,000
Legal Fees and Expenses                                          $80,000
Printing Fees and Expenses                                       $25,000
Transfer Agent Fees                                               $7,500
Miscellaneous                                                     $3,633

TOTAL                                                           $223,125


Item 26.  Recent Sales of Unregistered Securities

      Information with respect to all securities sold by the Company during the past three years prior to the filing of the Registration Statement and with respect to securities to be sold by the Company contemporaneously with the effectiveness of the Registration Statement, all without registration of any such sales under the Securities Act of 1933, as amended ("Act") is as follows:

     1. (a)On March 21,1997 the Company sold 10 shares of its $.01 per value Common Stock ("Common Stock");

          (b) No person or entity acted as an underwriter with respect to this transaction. The 10 shares were sold to Harvey E. Deutsch, President and a director of the Company;

          (c) The 10 shares were sold for cash at $1.00 per share or a total of $10.00. There was no underwriting or other discount or commission paid on the sale;

          (d) Mr. Deutsch acquired the 10 shares for investment and not with a view to distribution and as "restricted securities" as that term is defined under the Act. The certificates issued to reflect these 10 shares contains an appropriate legend denoting their status as restricted securities. In this transaction, the Company relied upon the exemption from the Registration Requirements of Section 5 of the Act provided in Section 4(2) thereof as a transaction by an issuer not involving a public offering. Mr. Deutsch will donate these 10 shares back to the Company upon the completion of the transaction described in 3 below;

     2.   (a) On  September  8, 1997 the Company  issued  327,000  shares of its
          Common Stock and Warrants to purchase 300,000 Shares of its Common Stock ("Founders Warrants")in a transaction involving the corporate statutory merger of Gateway American Properties Corporation, a Florida corporation ("Gateway - Florida") into the Company;

          (b) No person or entity acted as an underwriter with respect to the transaction. The securities were issued to the 66 persons who were the shareholders of Gateway - Florida;

          (c) These securities were issued in consideration for the assets of Gateway - Florida acquired in the merger by the Company (the assets are reflected in the Financial Statements of Gateway - Florida included in the Registration Statement). The securities were issued pursuant to the Agreement, Plan and Articles of Merger filed as
          Exhibit 10(d) to the Registration Statement, and in certain respects, subject to the provisions of the Amended and Restated Agreement Providing for Sale and Exchange of Capital Stock between and among Gateway - Florida, the Company, Gateway American Properties LLC, a Colorado limited liability company ("Gateway") and the holders of Membership Interests in Gateway which is filed with the Registration Statement as Exhibit 10(e);

            (d) These securities were acquired by the recipients for investment and not with a view to distribution and as restricted securities. The 327,000 shares of Common Stock issued in the transaction and the 300,000 shares of Common Stock underlying the Warrants are included in the Registration Statement; but are subject to certain "lock-up" provisions prohibiting their sale, without the prior consent of the Representative of the Underwriters for 90 days from the "Effective Date" of the Registration Statement in the case of Date Shares and 15 months from the Effective Date for the balance of the shares. The certificates issued to represent these shares have a legend denoting these "lock-up" provisions. These securities were issued by the Company in reliance upon the exemption from the registration requirements of Section 5 of the Act provided in Section 4(2) thereof as a transaction by an issuer not involving a public offering.

      3. (a) Immediately prior to the effectiveness of the Registration Statement, the Company will issue an aggregate of 2,025,000 shares of its Common Stock in a transaction involving the requisition of 100% of the outstanding Membership Interests in Gateway American Properties, LLC, a Colorado limited liability company ("Gateway");

            (b) No person or entity will act as an underwriter with respect to this Transaction.
            The securities will be issued to the Company's three officers and directors (including their immediate family members and/or trusts for the benefit of such persons) and four other holders of Membership Interests in Gateway, all of whom are employees of Gateway and/or the Company;

            (c) These securities will be issued in consideration for the Membership Interests of Gateway pursuant to the provisions of the Amended and Restated Agreement for the Sale and Exchange of Capital Stock between and among Gateway-Florida, The Company, Gateway and the Holders of Membership Interests in Gateway which is filed with the Registration Statement as EXHIBIT 10(c);

            (d) These securities will be acquired by the recipients for investment and not with a view to distribution and as restricted securities. The certificates issued to represent these securities will contain an appropriate legend denoting their status as restricted securities and a stock transfer order on these will be placed with the Company's Transfer Agent. These securities were issued by the Company in reliance upon the exemption from the registration requirements of Section 5 of the Act provided in
            Section 4(2) thereof as a transaction by an issuer not involving a public offering.

Item 27.  Exhibits

(1)(a) Form of Underwriting Agreement between the Registrant and the Representative

(1)(b)      Form of Agreement Among Underwriters

(1)(c)      Form of Selected Dealers Agreement

(2)(a) Agreement, Plan and Articles of Merger of Gateway American Properties Corporation, a Florida corporation into Gateway American Properties Corporation, a Colorado corporation and the Registrant

(2)(b) Amended and Restated Agreement Providing for the Sale and Exchange of Capital Stock dated as of January 27, 1997

(3)(a)      Articles of Incorporation of the Registrant, as amended to date

(3)(b)      Bylaws of the Registrant

(5) Opinion relative to legality of the issuance of the securities offered by the Registration Statement

(9)         Voting Trust Agreement as amended to date

(10)(a) Employment Agreement between Gateway American Properties, LLC and Harvey E. Deutsch, as amended to date

(10)(b) Employment Agreement between Gateway American Properties, LLC and Joel H. Farkas, as amended to date

(10)(c) Employment Agreement between Gateway American Properties, LLC and Michael A. Messina, as amended to date

(10)(d)     *Form of Stock Certificate for Common Stock of the Registrant

(10)(e)     Form of Common Stock Purchase Warrant (included in offering)

(10)(f) *Form of Warrant Agreement Between Transfer Agent and Registrant Relative to Common Stock Purchase Warrant (EXHIBIT (10)(e)

(10)(g)     Form of Outstanding Stock Purchase Warrant (Founders Warrants)

(10)(h)     Form of Representative Warrant Agreement

(10)(i) Form of Financial Advisory Agreement Between Registrant and the Representative

(10)(j) Form of Merger and Acquisition Agreement Between Registrant and the Representative

(23)(a)     Consent of Counsel issuing Exhibit 5 - Gilbert L. McSwain,
            Attorney-at-Law

(23)(b)     Consent of Counsel - William T. Kirtley, P.A.

(23)(c)     Consent of Accountants - Beatty & Company, P.A.

(23)(d)     Consent of Accountants - Gelfond Hochstadt Pangburn & Co.

* To be filed by Amendment

Item 28.  Undertakings

      1.  The undersigned Registrant hereby undertakes;

          (a) to file during any period in which offers or sales of the securities are being made, a post-effective amendment to this Registration Statement including any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, reflecting any facts or events arising after the Effective Date (or most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and including any material information with respect to the plan of distribution not previously disclosed or any material change to such information set forth in the Registration Statement;

          (b)that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering: and;

          (d) the Registrant will at the closing specified in the underwriting agreement deliver to the underwriter certificates and warrants in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser of the offered securities.

     2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Bylaws of Registrant and the Florida General Corporation Act set forth in Item 24 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES



      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Denver, State of Colorado, on October 1, 1997.

                                          GATEWAY AMERICAN PROPERTIES
                                          CORPORATION, a Colorado corporation



                                          By /s/ Harvey E.
Deutsch
                                              Harvey E. Deutsch, President and
                                              Chief Executive Officer

                                          By /s/ Joel H. Farkas
                                              Joel H. Farkas, Vice-President -
                                              Finance/Marketing, Treasurer and
                                              Chief Operating and Accounting
                                              Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                             TITLE                    DATE


 /s/ Harvey E. Deutsch              Director                October 1, 1997
--------------------------
Harvey E. Deutsch

 /s/ Joel H. Farkas                 Director                October 1, 1997
--------------------------
Joel H. Farkas

 /s/ Michael A. Messina             Director                October 1, 1997
--------------------------
Michael A. Messina